                                                                     EXHIBIT 2.1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                                MOVIE STAR, INC.,

                                FRED MERGER CORP.

                                       AND

                               FOH HOLDINGS, INC.

                          DATED AS OF DECEMBER 18, 2006

                                       ii

EXHIBIT A       FORM OF VOTING AGREEMENT
EXHIBIT B       FORM OF STANDBY PURCHASE AGREEMENT
EXHIBIT C       PARENT CHARTER
EXHIBIT D       BY-LAWS, INCLUDING SUPERMAJORITY VOTING MATTERS
EXHIBIT E       POST-MERGER DIRECTORS OF PARENT.
EXHIBIT F       OFFICERS OF COMPANY AND PARENT
EXHIBIT G       POST-MERGER DIRECTORS OF SURVIVING CORPORATION
EXHIBIT H       FORM OF ESCROW AGREEMENT
EXHIBIT I       SUMMARY OF DIRECTORS AND OFFICERS INSURANCE
EXHIBIT J       FORM OF SHAREHOLDERS AGREEMENT
EXHIBIT K       FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT L       FORM OF WARRANTS
EXHIBIT M       FORM OF COMPANY STOCKHOLDERS AGREEMENT

                                       iii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), dated as of
December 18, 2006, by and among Movie Star, Inc., a New York corporation
("Parent"), Fred Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and FOH Holdings, Inc., a Delaware
corporation (the "Company").

                                    RECITALS

            WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of
Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger") whereby the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company
Common Stock"), will be converted into the right to receive the Merger
Consideration (as hereinafter defined) as set forth in this Agreement;

            WHEREAS, concurrently with the execution of this Agreement, TTG
Apparel, LLC ("Apparel") is entering into a voting agreement in substantially the form attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which Apparel has agreed to vote its shares of Parent Common Stock (as hereinafter defined) in favor of the transactions contemplated hereby;

            WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent's and the Company's willingness to enter into this Agreement, Fursa Alternative Strategies LLC (formerly known as Mellon HBV
Alternative Strategies LLC), Fursa Rediscovered Opportunities Fund L.P.
(formerly known as Mellon HBV Rediscovered Opportunities Fund L.P.), a Delaware
limited partnership, Fursa Global Event Driven Fund L.P. (formerly known as
Mellon HBV Global Event Driven Fund L.P.), a Delaware limited partnership, Fursa
Capital Partners LP (formerly known as Mellon HBV Capital Partners LP), a
Delaware limited partnership, Blackfriars Master Vehicle LLC, a Delaware limited liability company and Axis RDO Ltd., a company incorporated in the Bahamas
(collectively, the "Mellon HBV Group") and Tokarz Investments, LLC
("Investments" and, together with Apparel, "TTG") are entering into a standby purchase agreement in connection with the Rights Offering (as hereinafter defined) in substantially the form attached hereto as Exhibit B (the "Standby
Purchase Agreement"), pursuant to which Parent will seek to raise $20,000,000 through the offering of rights to purchase shares of its common stock, par value
$0.01 per share (the "Parent Common Stock"), to its stockholders (the "Rights
Offering"), and Mellon HBV Group and TTG have agreed to purchase any shares not purchased by Parent's stockholders (the "Unsubscribed Shares"), up to
$10,000,000 each on a several but not on a joint and several basis; and

            WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this
Agreement is intended to be adopted as a plan of reorganization for purposes of
Section 368 of the Code.

            NOW, THEREFORE, in consideration of and reliance upon the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby

acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

                                    ARTICLE I

                       THE MERGER; CLOSING; EFFECTIVE TIME

            1.1.    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), Merger
Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the
"Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in ARTICLE II of this
Agreement. The Merger shall have the effects specified in the Delaware General
Corporation Law, as amended (the "DGCL").

            1.2.    Closing. Unless otherwise mutually agreed in writing between
Parent and the Company, the closing for the Merger (the "Closing") shall take place at the offices of Cooley Godward Kronish LLP, 1114 Avenue of the Americas,
New York, New York, at 10:00 A.M. local time on the second business day (the
"Closing Date") following the day on which the last to be satisfied or waived of the conditions set forth in ARTICLE VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement, or such other date, time or place agreed to by Parent and the
Company.

            1.3.    Effective Time. As soon as practicable on the Closing Date, the parties will cause a Certificate of Merger (the "Certificate of Merger") to
be executed, acknowledged and filed with the Secretary of State of the State of
Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (the
"Effective Time").

            1.4.    Tax Consequences. It is intended that (a) the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (b) this
Agreement will constitute a "plan of reorganization" for purposes of Sections
354 and 361 of the Code, and (c) Parent, the Company and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

                                   ARTICLE II

                          CHARTER AND BY-LAWS OF PARENT
                          AND THE SURVIVING CORPORATION

            2.1.    Certificate of Incorporation of Parent. At the Effective
Time, after amending and restating Parent's Restated Certificate of
Incorporation to increase the authorized shares of Parent Common Stock to
200,000,000 shares (the "Charter Amendment"), the Amended and Restated
Certificate of Incorporation of Parent (the "Parent Charter") will be substantially in the form set forth on Exhibit C until thereafter amended in accordance with applicable Law (as hereinafter defined) and the Parent Charter;
provided,

                                        2

however, that as of the Effective Time the Parent Charter shall provide that the name of Parent is "Frederick's of Hollywood Group Inc."

            2.2.    By-laws of Parent. At the Effective Time, the Amended and
Restated By-laws of Parent (the "Parent By-laws"), which shall include all matters requiring approval of at least 75% of the Board of Directors of Parent, shall be substantially in the form set forth on Exhibit D until thereafter amended in accordance with applicable Law and the Parent By-laws.

            2.3.    Certificate of Incorporation of Surviving Corporation. As of
the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the certificate of incorporation of the Surviving
Corporation (the "Surviving Corporation Charter") shall be amended and restated
to read the same as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and the Surviving Corporation Charter.

            2.4.    By-laws of Surviving Corporation. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the
Company, the by-laws of the Surviving Corporation (the "Surviving Corporation
By-laws") shall be amended and restated to read the same as the by-laws of
Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL, the Surviving Corporation
Charter and the Surviving Corporation By-laws.

                                   ARTICLE III

                        OFFICERS AND DIRECTORS OF PARENT
                          AND THE SURVIVING CORPORATION

            3.1.    Directors and Committee Members of Parent. Immediately
following the Effective Time, the members of the Board of Directors of Parent and each Committee of the Board of Directors of Parent will be as set forth on
Exhibit E (or as otherwise may be mutually agreed by Parent and the Company prior to the distribution of proxy materials to holders of Parent Common Stock in connection with the Merger) and each such member will serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal, as the case may be.

            3.2.    Executive Officers of Parent. Immediately following the
Effective Time, the individuals set forth on Exhibit F will have the positions at Parent as set forth therein, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal, as the case may be. Prior to the Effective Time, the Company (acting through its Board of Directors) and the Parent (acting through its Board of
Directors) will agree on the appointment of a senior executive or other individual who will have authority over Parent's and the Company's operations.

            3.3.    Directors of Surviving Corporation. The individuals set
forth on Exhibit G shall, from and after the Effective Time, be the directors of the Surviving Corporation and will serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal, as the case may be.

            3.4.    Officers of Surviving Corporation. The officers of the
Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving

                                        3

Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, as the case may
be.

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

            4.1.    Effect on Capital Stock.

            (a)     Merger Consideration. At the Effective Time, on the terms
and subject to the conditions herein set forth, as a result of the Merger and without any action on the part of the holder of any capital stock of the
Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by the Company or any direct or indirect Subsidiary (as hereinafter defined) of the
Company), shall be converted automatically into the right to receive, at the times and in the manner provided for herein: (x) the number of shares of Parent
Common Stock that is equal to the product of (i) 0.8 multiplied by (ii) the number of shares of Company Common Stock held by each stockholder of the Company immediately prior to the Effective Time ("Company Stockholder") multiplied by
(iii) the Exchange Ratio (as hereafter defined) (such shares of Parent Company
Stock are hereafter referred to as "Effective Time Shares") plus (y) the Company
Supplemental Distribution Shares (as hereinafter defined). At the Effective
Time, all shares of Company Common Stock shall no longer be outstanding and shares of Company Common Stock shall be cancelled and retired and shall cease to exist, and each certificate (a "Company Certificate") formerly representing any such shares of Company Common Stock shall thereafter represent only the right to receive the Merger Consideration, as provided for herein, without interest. The
Effective Time Shares and the Company Supplemental Distribution Shares (together with cash in lieu of fractional shares of Parent Common Stock, if any, as specified below) are referred to herein as the "Merger Consideration." For purposes of this Agreement, the "Exchange Ratio" shall be 17.811414.

            (b)     Cancellation of Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company, or any direct or indirect Subsidiary of the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

            (c)     Merger Sub. At the Effective Time, each share of common
stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

            4.2.    Effective Time Shares and Supplemental Distribution Shares.

            (a)     Surrender of Company Certificates. Subject to Section 4.6
and to the prior delivery to Parent by a Company Stockholder of the Company
Certificate(s) formerly representing its shares of Company Common Stock, following the Effective Time, Parent shall cause to be delivered to such Company
Stockholder a Parent certificate (a "Parent Certificate") representing the applicable number of Effective Time Shares and the appropriate amount of cash, in lieu of a fractional share (if applicable), as required hereunder.

                                        4

            (b)     Company Escrow. At the Effective Time, Parent shall cause to be delivered to the escrow agent (the "Escrow Agent") pursuant to the escrow agreement in substantially the form attached hereto as Exhibit H (the "Escrow
Agreement") Parent Certificates registered in the name of the Company
Stockholders, representing the applicable number of shares of Parent Common
Stock that is equal to the product of (i) 0.20 multiplied by (ii) the aggregate number of shares of Company Common Stock held by the Company Stockholders at the
Effective Time multiplied by (iii) the Exchange Ratio (the "Company Escrowed
Shares"), and the appropriate amount of cash, in lieu of a fractional share (if applicable), as required hereunder. The Company Escrowed Shares shall be issued and deposited into escrow in accordance with the Escrow Agreement to cover any indemnification claims by the Parent Indemnified Persons against the Company and the Company Stockholders pursuant to ARTICLE X and the Company Stockholders
Agreement (as hereinafter defined) and to the extent not so utilized, shall be distributed to the Company Stockholders as provided in the Escrow Agreement. The
Company Escrowed Shares distributed to the Company Stockholders pursuant to this
Agreement and the Escrow Agreement are referred to as the "Company Supplemental
Distribution Shares".

            (c)     Parent Escrow. At the Effective Time, Parent shall cause to be delivered to the Escrow Agent pursuant to the Escrow Agreement a Parent
Certificate registered in the name of the Parent representing the applicable number of treasury shares of Parent Common Stock that is equal to the product of
(i) 0.075 multiplied by (ii) the aggregate number of shares of issued and outstanding shares of Parent Common Stock immediately prior to the Effective
Time (the "Parent Escrowed Shares"). The Parent Escrowed Shares shall be issued in Parent's name and placed into escrow pursuant to the Escrow Agreement to cover any indemnification claims by the Company Indemnified Persons against
Parent pursuant to ARTICLE X and to the extent not so utilized, shall be returned to Parent as provided in the Escrow Agreement.

            (d)     Resolution of Indemnity Claims. There shall be a committee of the Board of Directors of Parent composed of the directors specified on
Exhibit E hereto (the "Indemnity Claims Committee"), which shall in good faith make determinations regarding pursuing and responding to indemnification Claims, the amount of Losses, the offset of Losses with Company Escrowed Shares or
Parent Escrowed Shares, as the case may be, and related matters, and each such determination shall be made within 15 days after the date of the applicable
Claim Notice (as hereinafter defined). The number of shares of Company Escrowed
Shares or Parent Escrowed Shares, as the case may be, necessary to offset a Loss hereunder shall be calculated as set forth in the Escrow Agreement. If the
Indemnity Claims Committee makes a determination under this Section 4.2(d) and such determination is either not disputed or Parent and the Stockholders'
Representatives reach an agreement with respect to such issue, then if such resolution requires the distribution of shares from the Company Escrow Fund or the Parent Escrow Fund (each, as defined in the Escrow Agreement) as applicable,
Parent and Company Stockholders' Representatives (as defined below) shall jointly instruct the Escrow Agent to make such distribution. Notwithstanding the foregoing, if Parent or the Company Stockholder Representatives do not agree with the determination made by the Indemnity Claims Committee and if Parent and the Company Stockholder Representatives are unable to reach agreement within 30 days of such determination, Parent or the Company Stockholder Representatives
may elect to have such determinations regarding pursuing and responding to indemnification Claims, the amount of Losses, the offset of Losses with Company
Escrowed Shares or Parent Escrowed Shares, as the case may be, and related matters resolved in accordance with the provisions of Section

                                        5

4.3, the results of which shall be final and binding on the Parent, the Company and the Company Stockholders.

            4.3.    Dispute Resolution. (a) All disputes, claims, or
controversies arising out of or relating to Section 4.2 that are not resolved by mutual agreement between Parent and the Company Stockholder Representatives shall be resolved solely and exclusively by binding arbitration to be conducted before JAMS in New York, New York ("JAMS") before a single arbitrator (the
"Arbitrator") pursuant to the JAMS Comprehensive Arbitration Rules and
Procedures except as otherwise provided herein.

            (b)     The parties covenant and agree that the arbitration shall
commence within 90 days of the date on which a written demand for arbitration is filed by Parent or the Company Stockholder Representatives (the "Filing Date").
In connection with the arbitration proceeding, the Arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the Arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the Arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven Business Days (as hereinafter defined)
before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witnesses or experts. The
Arbitrator's decision and award shall be made and delivered within 180 days of the Filing Date. THE ARBITRATOR SHALL NOT HAVE POWER TO AWARD DAMAGES IN EXCESS
OF ACTUAL COMPENSATORY DAMAGES AND SHALL NOT MULTIPLY ACTUAL DAMAGES OR AWARD
PUNITIVE DAMAGES OR ANY OTHER DAMAGES THAT ARE SPECIFICALLY EXCLUDED UNDER THIS
AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY CLAIM TO SUCH DAMAGES.

            (c)     Each of Parent and each of the Company Stockholder
Representatives covenants and agrees that the Arbitrator shall include in its award the reasonable attorneys' fees, costs and expenses incurred by the prevailing party in connection with the arbitration. Any party unsuccessfully refusing to comply with an order of the Arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award.

            (d)     Parent and the Company Stockholder Representatives
irrevocably and unconditionally consent to the jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to Section 4.2 of this Agreement and further consent to the sole and exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York for the purposes of enforcing the arbitration provisions of this Section 4.3 of this Agreement or of any arbitration award obtained hereunder. Each of Parent and each of the Company
Stockholder Representatives further irrevocably waives any objection to proceeding before the Arbitrator or the courts of the State of New York and the
Federal courts of the United States of America located in the County of New
York, as the case may be, based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waive and agree not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of Parent and each of the Company
Stockholder Representatives hereby consents to service of process by registered mail at the

                                        6

address to which notices are to be given. Each of Parent and each of the Company
Stockholder Representatives agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

            4.4.    Lost, Stolen or Destroyed Certificates.

            (a)     In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person
(as hereinafter defined) claiming such Company Certificate to be lost, stolen or destroyed and providing for such customary terms as may be required by Parent as indemnity against any claim that may be made against it with respect to such
Company Certificate, Parent will issue a Parent Certificate and the appropriate amount of cash, in lieu of a fractional share (if applicable), as would be required pursuant to Section 4.6 upon due surrender of a Company Certificate.

            (b)     As used in this Agreement, "Person" shall mean an
individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Entity (as hereinafter defined).

            4.5.    Adjustments to Prevent Dilution. In the event that the
Company or Parent changes the number of shares of Company Common Stock or Parent
Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock or Parent Common Stock, as applicable, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change.

            4.6.    No Fractional Share Certificates. No fractional share Parent
Certificates shall be issued upon the surrender for exchange of Company
Certificates or upon the issuance of any other Parent Common Stock pursuant to this Agreement, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. At such time as Parent issues to a Company
Stockholder any Parent Certificate pursuant to the Merger, if applicable, Parent shall pay to such Company Stockholder an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Parent
Common Stock to be issued to such holder at such time) by (b) the closing price for a share of Parent Common Stock on the American Stock Exchange ("AMEX") on
the business day immediately preceding the Closing Date in the case of Effective
Time Shares and the business day immediately preceding such issuance of Company
Supplemental Distribution Shares or Parent Escrowed Shares, as the case may be.

            4.7.    Exemption from Registration; Legends. (a) Assuming the
accuracy of the representations and warranties of the Company Stockholders included in the Company Stockholders Agreement, substantially in the form attached hereto as Exhibit M (the "Company Stockholders Agreement"), which shall be executed and delivered to Parent following the execution of this Agreement, the shares of Parent Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities
Act of 1933, as amended, including the rules and regulations promulgated

                                        7

thereunder (the "Securities Act"), by reason of Section 4(2) thereof and/or
Regulation D thereunder.

            (b)     Each Parent Certificate shall bear the following legends:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
            "SECURITIES ACT") OR OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT
            BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF (A) IN THE
            ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES
            UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM
            REGISTRATION UNDER THE SECURITIES ACT.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
            FURTHER RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A
            SHAREHOLDERS AGREEMENT WITH THE COMPANY, DATED AS OF ____, 2007, A
            COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.

            4.8.    Assumption of Outstanding Stock Options. At the Effective
time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option") under the Company's 2003 Employee Equity Incentive
Plan (the "Company Stock Plan"), whether or not exercisable or vested or unvested, shall by virtue of the Merger be assumed by Parent in such a manner that (a) Parent is a corporation "issuing or assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of the Code or
(b) to the extent that Section 424 of the Code does not apply to any such
Company Stock Options, Parent would be such a corporation as if Section 424 of the Code were applicable to such Company Stock Options; provided that the holder of such Company Stock Option so assumed by Parent has consented to such assumption. Each Company Stock Option so assumed by Parent pursuant to this
Agreement shall continue to have, and be subject to, the same terms and conditions of such option immediately prior to the Effective Time (including, without limitation, any repurchase rights, vesting provisions and provisions regarding acceleration of vesting upon certain transactions), except that (i)
each Company Stock Option shall be exercisable in accordance with its terms for that number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock that were issuable upon exercise of such
Company Common Stock immediately prior to the Effective Time multiplied by the
Exchange Ratio, and (ii) the per share exercise price for each share of Parent
Common Stock issuable upon exercise of such assumed Company Stock Option shall be equal to the quotient (rounded up to the nearest whole cent) determined by dividing the exercise price per share of Company Common Stock at which such
Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio; provided, however, that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Company Stock Options shall be determined in a manner consistent with the requirements of Section 409A of the Code.

                                        8

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

            Except as set forth in the disclosure schedule delivered by the
Company to Parent on the date hereof (the "Company Disclosure Schedule"), the
Company hereby represents and warrants to Parent and Merger Sub as follows:

            5.1.    Organization, Good Standing and Qualification. Each of the
Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power or authority, would not, individually or in the aggregate, have a Company Material
Adverse Effect (as hereinafter defined). The Company has heretofore delivered or made available to Parent accurate and complete copies of the Amended and
Restated Certificate of Incorporation and Amended and Restated By-Laws and other organizational documents, as currently in effect, of the Company and each of its
Subsidiaries. All Subsidiaries and their respective jurisdictions of incorporation or organization are identified in Section 5.1 of the Company
Disclosure Schedule.

            As used in this Agreement, (a) "Subsidiary" shall mean, with respect to any party, any corporation, limited liability company, partnership or similar entity, whether domestic or foreign to the United States, of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its
Subsidiaries and (b) the term "Company Material Adverse Effect" shall mean any change, circumstance, event or occurrence (each, an "Event") that is reasonably expected to: (i) be materially adverse to the assets and liabilities, business, financial condition or results of operations of the Company and its
Subsidiaries, taken as a whole, or (ii) prevent or materially delay the ability of the Company to consummate the transactions contemplated hereby or to perform its obligations hereunder; other than any such Event to the extent resulting from (A) an Event generally affecting the industries in which the Company or its
Subsidiaries operate, other than an Event that has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) the economy, the financial or securities markets in general, or political conditions in the
United States or any acts of terrorism, military actions or war, other than an
Event that has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (C) this Agreement or the transactions contemplated hereby, including the announcement or pendency thereof.

            5.2.    Capitalization of the Company and its Subsidiaries. (a) The
authorized capital stock of the Company consists of 2,500,000 shares of capital stock, including 2,250,000 shares of Company Common Stock, of which 1,330,000 shares of Company Common Stock were issued and outstanding as of the close of business on the

                                        9

date hereof, and 250,000 shares of preferred stock, par value$ 0.01 per share
("Company Preferred Stock"), none of which Company Preferred Stock is outstanding as of the date hereof. All of the outstanding shares of Company
Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company Stockholders are the record and beneficial owners of all of the issued and outstanding shares of Company Common Stock. The Company has no shares of Company Common Stock or Company Preferred Stock reserved for or otherwise subject to issuance, except that as of the close of business on the date hereof, there were 115,500 shares of Company Common Stock subject to issuance pursuant to options outstanding under the Company Stock Plan. Section
5.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all shares of Company Common Stock beneficially owned by the Company
Stockholders and (ii) all outstanding Company Stock Options, which list includes the name of each holder of Company Stock Options and the exercise price and the expiration date of the Company Stock Options so held. Except as set forth in this Section 5.2(a), there are no outstanding, and there have not been reserved for issuance, any (i) shares of capital stock or other voting securities of the
Company, (ii) securities of the Company or any Subsidiary, convertible into or exchangeable for shares of capital stock or voting stock of the Company or its
Subsidiaries, or (iii) Company Stock Options or other rights or options to acquire from the Company or its Subsidiaries any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting stock of the Company or its Subsidiaries. Each of the outstanding shares of capital stock or other ownership interests of each of the
Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned
Subsidiary of the Company, in each case free and clear of all Liens (as hereinafter defined) other than as set forth in Section 5.2 of the Company
Disclosure Schedule. Except as set forth above, there are no registration rights or preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate the
Company or any of its Subsidiaries to register, issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries, any securities of the Company or any of its
Subsidiaries, and no securities or obligations evidencing such rights are issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote)
with the stockholders of the Company on any matter.

            (b)     Other than as set forth in Section 5.2 of the Company
Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any equity or similar interest in or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business.

            (c)     There are no voting trusts or other agreements or
understandings to which the Company Stockholders, the Company or any of its
Subsidiaries is a party with respect to the voting of any of the capital stock of the Company or any of the Subsidiaries. Other than as set forth in Section
5.2 of the Company Disclosure Schedule, none of the Company or any of its
Subsidiaries is obligated under any registration rights or similar agreements to register any shares of capital stock of the Company or any of its Subsidiaries on behalf of any Person.

                                       10

            5.3.    Corporate Authority. The Company has all requisite power and authority and has taken all corporate and other action necessary in order to execute, deliver and perform its respective obligations under this Agreement and the Standby Purchase Agreement and Shareholders Agreement (as hereinafter defined) (collectively, the "Transaction Documents"), as applicable, to consummate the Merger and the transactions contemplated hereby. This Agreement has been unanimously adopted by the Company Stockholders and no further vote of the holders of any class or series of capital stock of the Company is necessary to adopt, approve or authorize this Agreement, the Merger and the other transactions contemplated hereby. Each of this Agreement and the Standby
Purchase Agreement is, and upon execution and delivery, each other Transaction
Document will be, a valid and binding agreement of the Company, as applicable, enforceable against the Company, as applicable, in accordance with its terms except for (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (b) the effect of equitable principles of general application.

            5.4.    Consents and Approvals; No Violations. Other than as set
forth in Section 5.4 of the Company Disclosure Schedule, and except for such filings that may be required by the HSR Act (as hereinafter defined) or other
Antitrust Law (as hereinafter defined) that may become applicable to the Merger or the other transactions contemplated by this Agreement, no filing with or notice to, and no permit, authorization, registration, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, authority or other entity (a "Governmental Entity") or other third party is required on the part of the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of this Agreement and the
Transaction Documents, as applicable, or the consummation by the Company of the transactions contemplated hereby, except the filing of the Certificate of Merger pursuant to the DGCL. Neither the execution, delivery and performance of this
Agreement and the Transaction Documents, as applicable, by the Company nor the consummation by the Company of the transactions contemplated hereby will (a)
conflict with or result in any breach, violation or infringement of any provision of the respective certificate of incorporation or by-laws (or similar governing documents) of the Company or of any its Subsidiaries, (b) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, lease, license, contract, agreement or other instrument or obligation, whether written or oral (each a "Contract"), to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or under the privacy or other policies applicable to their Web Sites (as hereinafter defined), (c) change the rights or obligations of any party under any Contract, or (d) violate or infringe any order, writ, injunction, judgment, arbitration award, agency requirement, decree, law, statute, ordinance, rule or regulation, concession, franchise, permit, license or other governmental authorization or approval (each a "Law") applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (b), (c) or (d) for breaches, violations, infringements, defaults or changes which would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Lien" means, any option, claim, mortgage, lien, pledge, charge, security interest or encumbrance or restrictions of any kind in respect thereof.

            5.5.    Compliance with Laws; Licenses. The businesses of each of
the Company and its Subsidiaries have not been conducted in material violation of any federal,

                                       11

state, local or foreign Laws. No investigation or review by any Governmental
Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. The Company and each of its
Subsidiaries has all material governmental permits, licenses, franchises, variances, exemptions, orders issued or granted by a Governmental Entity and all other authorizations, consents and approvals issued or granted by a Governmental
Entity ("Licenses") necessary to conduct its business as presently conducted
(the "Company Material Licenses"). There is not pending or, to the knowledge of the Company, threatened before any Governmental Entity any proceeding, notice of violation, order of forfeiture or complaint or investigation against the Company or any of its Subsidiaries relating to any Company Material License.

            5.6.    No Default. Neither the Company nor any of its Subsidiaries
is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its certificate of incorporation or by-laws
(or similar governing documents), (b) any Contract to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (c) any Law applicable to the
Company, any of its Subsidiaries or any of their respective properties or assets, except in the case of (b) or (c) for violations, breaches or defaults that would not, individually or in the aggregate, have a Company Material
Adverse Effect.

            5.7.    Financial Statements. The audited consolidated balance
sheets as of July 31, 2003, July 31, 2004, July 30, 2005, the unaudited consolidated balance sheets as of July 29, 2006 and the related audited consolidated statements of income and cash flows for each of the years ended
July 31, 2003, July 31, 2004, July 30, 2005 and the related unaudited consolidated statements of income and cash flows for the year ended July 29,
2006 and the unaudited interim consolidated balance sheet as of October 28, 2006 and the related unaudited interim consolidated statements of income and cash flows for the three months ended October 28, 2006 of the Company and its
Subsidiaries (the "Company Financial Statements") fairly present, and the
Company Audited Financial Statements (as hereinafter defined) will fairly present, in all material respects, the financial position, results of operations, and cash flows, as the case may be, of the Company and its
Subsidiaries as of such dates and for the periods then ended (subject, in the case of unaudited interim statements, to notes reclassifications and adjustments materially consistent with those reflected within the year-end audited financial statements that will not be otherwise material in amount or effect). The Company
Financial Statements were prepared in accordance with US generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and are complete in all material respects, correct and can be reconciled to the books of account and records of the Company and its Subsidiaries. The Company Audited Financial Statements will be prepared in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and will be complete in all material respects, correct and will be able to be reconciled to the books of account and records of the
Company and its Subsidiaries. Except as disclosed in Section 5.7 of the Company
Disclosure Schedule, the Company maintains an effective system of internal accounting controls. True and correct copies of the Company Financial Statements are attached as Section 5.7 of the Company Disclosure Schedule.

            5.8.    Projections. The financial projections relating to the
Company and its Subsidiaries previously delivered to Parent were prepared in good faith and are based upon reasonable assumptions, and the Company is not aware of any fact or set of circumstances

                                       12

that would lead it to believe that such projections are incorrect or misleading in any material respect.

            5.9.    No Undisclosed Liabilities. Except for (a) liabilities and obligations disclosed, reserved against or provided for in the last unaudited balance sheet of the Company as of July 29, 2006 or in the notes thereto, (b)
liabilities and obligations set forth in Section 5.9 of the Company Disclosure
Schedule, and (c) liabilities and obligations incurred in the Ordinary Course of
Business (as hereinafter defined) since July 29, 2006, none of which are material to the business, results of operations or financial condition of the
Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has any liabilities or financial obligation of any nature
(whether accrued, contingent, absolute or otherwise) required to be set forth, reserved against or disclosed in a consolidated balance sheet of the Company prepared in accordance with GAAP or in the notes thereto.

            5.10.   Absence of Certain Changes or Events. Since July 29, 2006,
the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as contemplated herein or as specifically described (including as to circumstances and consequences) in
Section 5.10 of the Company Disclosure Schedule, there has not been:

            (a)     any change or event that, by itself or together with other changes or events, has or is reasonably likely to have a Company Material
Adverse Effect;

            (b)     any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the
Company and its Subsidiaries, taken as a whole;

            (c)     any breach or amendment of any Company Material Contract (as hereinafter defined);

            (d)     the commencement or notice or, to the knowledge of the
Company, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its Subsidiaries or any of their affairs;

            (e)     any failure to use all commercially reasonable efforts to
(i) maintain its properties and facilities, including those held under leases, in good working order and condition, ordinary wear and tear excepted; (ii)
perform all of its obligations under Company Material Contracts relating to or affecting its assets, properties or rights, or operate, manage or maintain its leased premises in the usual and customary manner for similar properties, or
(iii) keep in full force and effect all insurance policies;

            (f)     any advance or loan made to any Person except in the
Ordinary Course of Business;

            (g)     any payment, discharge or satisfaction of any material
claims or liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than payment, discharge or satisfaction in the Ordinary Course of Business;

            (h)     creation or assumption of any mortgage, pledge, or other
Lien or upon any assets or properties of the Company or any of its Subsidiaries, issuance of any debt instrument or guarantee of indebtedness of a third party;

                                       13

            (i)     cancellation of any debts owing to, or waiver of any claims or rights pertaining to, the business of the Company and its Subsidiaries;

            (j)     shortening or lengthening of the customary payment cycles in any material manner for any payables or receivables of the Company or its
Subsidiaries;

            (k)     sale, assignment, lease, pledge, or other transfer or
disposal of any assets, property, equipment or rights of the Company or its
Subsidiaries except in the Ordinary Course of Business; or

            (l)     negotiation or agreement by the Company or any of its
Subsidiaries, or, to the knowledge of the Company, any director, officer, or employee thereof, to do any of the things described in the preceding clauses (a)
through (k) (other than negotiations with Parent and the Parent Representatives
(as hereinafter defined) regarding the transactions contemplated by this
Agreement).

            5.11.   Litigation. There is no civil, criminal or administrative
suit, claim, hearing, inquiry, action, proceeding or investigation (each an
"Action") pending or, to the knowledge of the Company, threatened against, affecting or involving the Company or any of its Subsidiaries or any of their respective properties or assets, or which would make the Company or any of its
Subsidiaries a party in such Action, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. As of the date hereof, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree. Section 5.11 of the Company Disclosure Schedule sets forth each pending or, to the knowledge of the Company as of the date hereof, threatened Action.

            5.12.   Material Contracts. True and correct copies have been made available to Parent of all Contracts to which the Company or any of its
Subsidiaries is a party and which fall within any of the following categories:
(a) any Contract relating to indebtedness for borrowed money, any financial guaranty or a security interest in the assets of the Company or its
Subsidiaries; (b) any Contract that limits the ability of the Company or any of its Subsidiaries to compete in any business line or in any geographic area; (c)
any Contract material to the Company and its Subsidiaries, taken as a whole, that is terminable by or requires notice to the other party or parties upon a change in control of the Company or any of its Subsidiaries; (d) any Contract
that requires aggregate future expenditures by or payments to the Company or any of its Subsidiaries of more than $100,000 in any one-year period; (e) any employment, consulting or severance Contract, policy or arrangement; (f) any
Contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries; (g) any joint venture or partnership agreement; (h) any Contract that grants any right of first refusal or right of first offer or similar right or that purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of a material amount of assets or any material business; (i) any credit card association agreements; (j) any real property lease; and (k) any other Contracts that are material to the Company and its Subsidiaries, taken as a whole (the "Company Material Contracts"). Section
5.12 of the Company Disclosure Schedule sets forth a true and complete list of the Company Material Contracts, and a written summary of all material customer and/or supplier arrangements or understandings. The Company Material Contracts are valid, binding and in full force and effect and, upon consummation of the
Merger, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence. Neither the Company nor any of its

                                       14

Subsidiaries nor, to the knowledge of the Company, any other party, is in breach of or in default under any Company Material Contract and no event, act, occurrence or condition has occurred which, with the giving of notice or the lapse of time or the happening or any other event or condition would become a material default or event of default under any Company Material Contract.

            5.13.   Disclosure Documents. The information relating to the
Company and its Subsidiaries and their respective officers and directors that will be provided by the Company or its representatives for inclusion in the proxy statement and other related SEC (as hereinafter defined) filings relating to the Merger and the other transactions contemplated hereby (the "Proxy
Statement"), the Registration Statement on Form S-1 with respect to the Rights
Offering (the "Registration Statement"), and in any other document filed with any other Governmental Entity in connection with the transactions contemplated hereby, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            5.14.   Labor and Employment Matters. (a) Neither the Company nor
any of its Subsidiaries is a party to, nor do any of them have any obligations under or with respect to, any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries except as otherwise disclosed in Section 5.14 of the Company Disclosure Schedule and no collective bargaining agreement is being negotiated by the Company or any person or entity that may obligate the Company or any of its Subsidiaries thereunder.

            (b)     The Company and its Subsidiaries are in material compliance with all currently applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any material respect in any unfair labor practice. To the knowledge of the Company, none of the Company or any of its representatives or employees has committed any unfair labor practice and there is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the
Company or any of its Subsidiaries before the National Labor Relations Board.

            5.15.   Employee Benefit Plans. (a) Section 5.15(a) of the Company
Disclosure Schedule sets forth a complete list of all material "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"), and all other employee benefit or compensation plans, policies, agreements, programs, and arrangements, written or unwritten and including, any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, policy, agreement, program or arrangement, that are sponsored or maintained by the Company, any Subsidiary of the Company or to which the Company or any Subsidiary of the Company is a party or obligated to contribute, or with respect to which the Company or any of its Subsidiaries has any material liability, contingent or otherwise. Each plan, policy, agreement, program or arrangement required to be set forth in Section 5.15(a) of the Company
Disclosure Schedule pursuant to the foregoing is referred to herein as a
"Company Benefit Plan."

            (b)     True, correct and complete copies of the following
documents, with respect to each Company Benefit Plan, have been delivered or made available to Parent by the Company: (i) the Company Benefit Plan document
(or a summary of any unwritten Benefit Plan) and related trust documents, insurance contract or other funding vehicle, and

                                       15

any amendments to the any of the foregoing; (ii) if applicable, the most recent
Annual Report (Form 5500 Series) and accompanying schedules; (iii) if applicable, the current summary plan description, together with any summary or summaries of material modifications thereto; (iv) if applicable, the most recent annual financial report and/or actuarial valuation; (v) all material correspondence to or from any Governmental Entity received in the last three years; and (vi) all material written agreements and contracts currently in effect, including administrative service agreements, group annuity contracts and group insurance contracts.

            (c)     Neither the Company nor any Subsidiary of the Company is or
will be required to provide medical or other welfare benefits to employees, directors, former employees, former directors, or retirees after their termination of employment or service, other than pursuant to applicable Law or individual agreements, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (d)     Each Company Benefit Plan that is intended to qualify under
Section 401 of the Code, and each trust maintained pursuant thereto, has received a currently effective favorable determination letter from the Internal
Revenue Service, and to the knowledge of the Company, no circumstances exist and no events have occurred with respect to the operation of any such Company
Benefit Plan that would be reasonably expected to cause the loss of such qualification.

            (e)     To the knowledge of the Company, all Company Benefit Plans have been maintained and administered, in all material respects, in accordance with their terms and in accordance with all applicable Laws (including ERISA and the Code). To the knowledge of the Company, there are no pending or threatened claims against or with respect to any of the Company Benefit Plans, any related trusts, any Company Benefit Plan sponsor or plan administrator, or any fiduciary of the Company Benefit Plans with respect to the operation of such plans (other than routine benefit claims), except for such claims as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all Company Benefit Plans subject to the laws of any jurisdiction outside of the
United States (i) have been maintained in all material respects in accordance with all applicable Laws, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

            (f)     Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby (either alone of in conjunction with another event, such as a termination of employment)
will (i) result in any payment becoming due to any current or former director or current or former employee of the Company or any of its Subsidiaries under any
Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, or (iv) trigger any obligation to fund any Company Benefit Plan. For purposes of this Section, the term "payment" shall include any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.

                                       16

            (g)     Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no plan currently or in the past six years maintained, sponsored, contributed to or required to be contributed to by the
Company, any of its Subsidiaries, or any of their respective current or former
ERISA Affiliates is or in the past six years was (i) a "multiemployer plan" as defined in Section 3(37) of ERISA, (ii) a plan described in Section 413 of the
Code, (iii) a plan subject to Title IV of ERISA, (iv) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or
(v) a plan maintained in connection with any trust described in Section
501(c)(9) of the Code. The term "ERISA Affiliate" means any Person that, together with the Company or Parent, as the case may be, or any of its
Subsidiaries, would be deemed a "single employer" within the meaning of Section
414(b), (c), (m) or (o) of the Code.

            (h)     Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its
Subsidiaries is subject to any liability or penalty under Sections 4975 through
4980B of the Code or Title I of ERISA. The Company and its Subsidiaries have complied with all applicable health care continuation requirements in Section
4980B of the Code and in ERISA. No "Prohibited Transaction," within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company
Benefit Plan.

            5.16.   Intellectual Property. (a) For purposes of this Agreement,
"Intellectual Property" means (i) United States and foreign patents (including design patents and industrial design registrations) and applications therefor, the inventions, designs and improvements described and claimed therein, and other rights (including the divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not registrations are issued on any such applications and whether or not any such applications are amended, modified, withdrawn or resubmitted), (ii) inventions and designs, whether or not registrable, whether or not reduced to practice and whether or not yet made the subject of a pending patent or industrial design application or applications, ideas and conceptions of potentially registrable subject matter, including, without limitation, any disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent or industrial design application or applications, (iii) trademarks, service marks, trade dress, logos, trade names, corporate and company names, and Internet domain names, whether or not registered, including all common law rights therein and all goodwill associated therewith, and registrations and applications for registration thereof (collectively, "Trademarks" ), (iv) copyrights (whether registered or not) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (v)
computer software, including, without limitation, source code, object code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (vi) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, internal processes and procedures), (vii) whether or not confidential, technology
(including know-how and show-how), production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (viii) copies and tangible embodiments of all the foregoing, in whatever form or medium, and (ix) all rights to sue and recover and retain damages and costs and attorneys' fees for present and past infringement or other violation of any of the rights hereinabove set out. Without limiting the generality of the foregoing, "Intellectual

                                       17

Property" of a party includes all domain names and web sites owned or operated by such party or on behalf or for the benefit of such party (collectively, a party's "Web Sites" ).

            (b)     Each of the Company and its Subsidiaries owns, is licensed or otherwise possesses, the legally enforceable right to use, all Intellectual
Property used in the operation of the business of the Company and its
Subsidiaries as presently conducted or necessary for the operation of the business of the Company and its Subsidiaries as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business at any time during the respective periods covered by the Company
Financial Statements and any other financial statements required to be delivered hereunder: (i) will be owned or available for use by the Company or its
Subsidiaries on identical terms and conditions immediately following the
Effective Time, and (ii) is not subject to any Lien. Each of the Company and its
Subsidiaries has taken reasonable measures to protect the proprietary nature of each item of its Intellectual Property and to maintain in confidence all trade secrets and confidential information that it owns or uses. To the knowledge of the Company, no other Person has any rights to any of the Intellectual Property owned by the Company or any of its Subsidiaries that would have a Company
Material Adverse Effect and to the knowledge of the Company no other Person is infringing, violating or misappropriating any of the Intellectual Property that the Company or any of its Subsidiaries owns that would have a Company Material
Adverse Effect.

            (c)     To the knowledge of the Company, none of the activities or businesses conducted by the Company or any of its Subsidiaries infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other Person in any material manner. Neither the Company nor any of its
Subsidiaries has received any complaint, claim or written notice alleging any such infringement, violation or misappropriation that would have a Company
Material Adverse Effect, and to the knowledge of the Company, there is no reasonable basis for any such complaint, claim or notice.

            (d)     Section 5.16(d) of the Company Disclosure Schedule
identifies each (i) registration for a patent, a Trademark or a copyright that has been issued to the Company or any of its Subsidiaries, (ii) pending application for a patent, a Trademark or a copyright that has been filed in the name of the Company or any of its Subsidiaries, (iii) written license or other agreement pursuant to which the Company or any of its Subsidiaries has granted any rights to any third party with respect to any of its Intellectual Property and (iv) all Web Sites owned by the Company. The Company has made available to
Parent correct and complete copies of all patents, Trademarks, registered copyrights, patent applications, applications for Trademarks and copyright registrations, and written licenses and agreements (as amended to date) listed in Section 5.16(d) of the Company Disclosure Schedule, and has specifically identified and made available to Parent correct and complete copies of all other written documentation, if any, evidencing ownership of, and any claims or disputes relating to, each such item. Other than those listed in Section 5.16(d)
of the Company Disclosure Schedule, there are no agreements, arrangements or understandings (oral or otherwise) pursuant to which the Company or any of its
Subsidiaries has granted any rights to any third party with respect to any of its Intellectual Property.

            (e)     With respect to each item of Intellectual Property that the
Company or any of its Subsidiaries owns or, in the case of Section 5.16(e)(ii)
below, has exclusively licensed from another Person:

                                       18

                          (i)    subject to such rights as have been granted by
      the Company or such Subsidiary under license agreements entered into in the ordinary course of business, the Company or such Subsidiary possesses all right, title and interest in and to such item;

                          (ii)   the license, sublicense or other agreement if
      any with respect to such item is legal, valid and binding, and enforceable by the Company or any of its Subsidiaries party thereto and in full force and effect and, upon consummation of the Merger, shall continue in full force and effect without penalty, acceleration, termination or other adverse consequence. Neither the Company nor any of its Subsidiaries nor,
      to the knowledge of the Company, any other party, is in breach of or in default under any such license, sublicense or other agreement covering such item and no event, act, occurrence or condition has occurred which, with the giving of notice or the lapse of time or the happening or any other event or condition would become a material default or event of default under any such license, sublicense or other agreement covering such item;

                          (iii)  such item is not subject to any outstanding
      judgment, order, decree, stipulation or injunction;

                          (iv)   neither the Company nor any of its Subsidiaries
      has agreed to indemnify any Person from or against any infringement, misappropriation or other conflict with respect to such item; and

                          (v)    the rights in such item are valid and
      enforceable.

            (f)     Section 5.16(f) of the Company Disclosure Schedule
identifies each written license, sublicense or other agreement granting rights to the Company or any of its Subsidiaries in respect to any Intellectual
Property (other than off the-shelf commercially available software and documentation with a purchase price or license fee of less than $5,000) owned by a party other than the Company or any of its Subsidiaries that is used in the operations of the Company or any of its Subsidiaries at any time during the period covered by the Company Financial Statements through the date of this
Agreement, or that the Company or any of its Subsidiaries has currently licensed or arranged to be used in the future for the use or benefit of the Company or any of its Subsidiaries. Other than (i) those listed in Section 5.16(f) of the
Company Disclosure Schedule and (ii) off the-shelf commercially available software and documentation with a purchase price or license fee of less than
$5,000, there are no agreements, arrangements or understandings (oral or otherwise) pursuant to which the Company or any of its Subsidiaries uses in its operations any Intellectual Property owned by a party other than the Company or its Subsidiaries.

            (g)     The Company has provided to Parent correct and complete
copies of all written licenses, sublicenses or other agreements (as amended to date) related to the items listed in Section 5.16(f) of the Company Disclosure
Schedule. With respect to each such item:

                          (i)    the license, sublicense or other agreement
      covering such item is legal, valid and binding, and enforceable by the
      Company or any of its Subsidiaries party thereto and in full force and effect;

                          (ii)   such license, sublicense or other agreement
      will continue to be legal, valid, binding, enforceable and in full force and effect

                                       19

      immediately following the Effective Time in accordance with the terms thereof as in effect prior to the Effective Time;

                          (iii)  the Company or any of its Subsidiaries party to
      such license, sublicense or other agreement and, to the best knowledge of the Company, any other party to such license, sublicense or other agreement are not in breach or default, and, to the best knowledge of the
      Company, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                          (iv)   to the best knowledge of the Company, the
      underlying item is not subject to any outstanding judgment, order, decree, stipulation or injunction;

                          (v)    neither the Company nor any of its Subsidiaries
      has agreed to indemnify any Person from or against any infringement, misappropriation or other conflict with respect to such item; and

                          (vi)   no license or other fee is payable upon any
      transfer or assignment of such license, sublicense or other agreement.

            (h)     The Company and its Subsidiaries are, have been, and
following the consummation of the transactions contemplated hereby will remain, in compliance with all Laws and the Company's privacy policies and security policies. The Company and its Subsidiaries have taken reasonable steps to protect its systems from harmful code (i.e., code that contains any "back door,"
"drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) and from reasonably anticipated security threats (including implementation of organizational and technological protections, including firewalls). To the knowledge of the
Company, no breach or violation of any Company security policy has occurred or, to the knowledge of the Company, is threatened. To the knowledge of the Company, there has been no unauthorized or illegal use of or access to any of the data or information in any of such Company or Subsidiary databases.

            (i)     Section 5.16(i) of the Company Disclosure Schedule contains each Company privacy policy presently in effect. To the knowledge of the
Company, neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement nor the consummation of any of the transactions contemplated by this Agreement or any such other agreements, nor Parent's or its Subsidiaries' possession or use of the customer data or any data or information in the Company databases, will result in any violation of any Company privacy policy or any applicable Law.

            5.17.   Taxes. (a) Each of the Company and its Subsidiaries has
filed all Tax Returns (as hereinafter defined) that they were required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return)
have been paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its
Subsidiaries is or may be subject to taxation by that jurisdiction. There are no
Liens for Taxes (other than

                                       20

Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

            (b)     Each of the Company and its Subsidiaries have withheld and paid in a timely manner (or collected and paid) all Taxes required to have been withheld and paid (or collected and paid) in connection with any amounts paid or owing to or by any employee, independent contractor, creditor, stockholder, customer or other third party.

            (c)     The Company does not reasonably expect any authority to
assess any additional Taxes for any period for which Tax Returns have been filed or otherwise assert that any additional Taxes are owing. Except as set forth in
Section 5.17(c) of the Company Disclosure Schedule, no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any (i) a notice indicating an intent to open an audit or other review, (ii) request for information related to
Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the
Company or any of its Subsidiaries. Section 5.17(c) of the Company Disclosure
Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company or its Subsidiaries for taxable periods ended on or after January 7, 2003 indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The
Company and its Subsidiaries have delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its
Subsidiaries filed or received since January 7, 2003.

            (d)     Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e)     Other than as set forth in Section 5.17(e) of the Company
Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could reasonably be expected to result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code ss. 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code ss. 162(m) (or any corresponding provision of state, local or foreign Tax law). Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii). Each of the Company and its
Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss. 6662. Neither the Company nor any of its Subsidiaries has engaged in any reportable transaction within the meaning of
Treas. Reg. ss. 1.6011-4(b). Neither the Company nor any of its Subsidiaries is
a party to or bound by any Tax allocation or sharing agreement, Tax indemnity agreement or other similar agreement. Neither the Company nor any of its
Subsidiaries (A) has been a member of an Affiliated Group (as hereinafter defined) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes
of any Person (other than the Company or any of its Subsidiaries)

                                       21

under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (f)     Section 5.17(f) of the Company Disclosure Schedule sets
forth the following information with respect to each of the Company and its
Subsidiaries (or, in the case of clause (i) below, with respect to each of the
Company's Subsidiaries) as of the most recent practicable date: (i) the amount of paid in capital for each Company Subsidiary with respect to the stock and retained earnings for each Company Subsidiary; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or its
Subsidiary; and (iii) the amount of any deferred gain or loss allocable to the
Company or its Subsidiary arising out of any intercompany transaction.

            (g)     The unpaid Taxes, whether or not due, of the Company and its
Subsidiaries (i) did not, as of their respective most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company's audited consolidated balance sheet as of July 30,
2005 (the "Company Balance Sheet") (rather than in any notes thereto) and (ii)
do not exceed that reserve as adjusted for the passage of time through the
Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the date of the Company
Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice. As of the Closing Date, the Company Balance Sheet reflects an adequate accrual for (i) Taxes incurred on or before the Closing Date, (ii)
Taxes for periods that ended on or before the Closing Date, and (iii) Taxes for periods commencing prior to the Closing Date and ending after the Closing Date, but only to the extent the Taxes were allocable to the periods on or before the
Closing Date.

            (h)     Neither the Company nor any of its Subsidiaries will be
required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as result of any:

                          (i)    change in method of accounting for a taxable
      period ending on or prior to the Closing Date;

                          (ii)   "closing agreement" as described in Code ss.
      7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

                          (iii)  intercompany transaction or excess loss
      account described in Treasury Regulations under Code ss. 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

                          (iv)   installment sale or open transaction
      disposition made on or prior to the Closing Date; or

                          (v)    prepaid amount received on or prior to the
      Closing Date.

                                       22

            (i)     Neither the Company nor any of its Subsidiaries has
distributed stock of another Person, or has had its stock distributed by another
Person, in a transaction that was purported or intended to be governed in whole or in part by Code ss. 355 or Code ss. 361.

            (j)     As used in this Agreement, the term:

            "Affiliated Group" means any affiliated group within the meaning of
Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

            "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

            "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            5.18.   Related Party Transactions. Except as set forth in Section
5.18 of the Company Disclosure Schedule no officer, director, stockholder or affiliate of the Company, directly or indirectly, is, or during any of the periods covered by the Company Financial Statements and any other financial statements required to be delivered hereunder has been a party to any transaction, Contract or other arrangement with the Company or any of its
Subsidiaries or otherwise has any interest in the Company's or its Subsidiaries'
assets.

            5.19.   Title to Property. (a) Neither the Company nor any of its
Subsidiaries owns any real property as of the date hereof. Section 5.19 of the
Company Disclosure Schedule sets forth as of the date hereof a list of all real property currently leased by the Company and any of its Subsidiaries, the name of the lessor, the date of the lease, the date of expiration of the lease and, with respect to any current lease, the current aggregate annual rental and/or other fees payable under any such lease (the "Company Leases"). All the Company
Leases are in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence on account of the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company as of the date hereof, any other party, is in breach of or in default under any such Company
Lease.

            (b)     The Company and each of its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, real, personal and mixed, used or held for use in its business, free and clear of all Liens except for (i)
Liens for Taxes not yet due and payable and (ii) statutory Liens which arise in the Ordinary Course of Business, are not material in amount and do not

                                       23

materially impair the Company's or its Subsidiaries' ownership or use of such properties and assets.

            5.20.   Insurance. Section 5.20 of the Company Disclosure Schedule
lists all insurance policies covering the assets, business, equipment, properties, operations, employees, directors and officers, and product warranty and liability claims that the Company maintains for itself and its Subsidiaries as of the date hereof. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and the Company and its
Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of such policies.

            5.21.   Takeover Statutes; Charter Provisions. The Board of
Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement the limitations on business combinations contained in any restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested stockholder" or other similar anti-takeover statute or regulation (including
Section 203 of the DGCL to the extent applicable) or restrictive provision of any applicable anti-takeover provision in the Company's Amended and Restated
Certificate of Incorporation or Amended and Restated By-laws. No other state takeover statute or similar statute or regulation or other comparable takeover provision of the Company's Amended and Restated Certificate of Incorporation or
Amended and Restated By-Laws applies to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

            5.22.   Brokers. No broker, finder or investment banker is entitled to any brokerage, finders' or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

            5.23.   Suppliers and Relationships. Section 5.23 of the Company
Disclosure Schedule lists the ten largest suppliers of the Company and its
Subsidiaries (based on dollar value of purchases for the year ended July 29,
2006) (the "Company Major Suppliers"). Since July 29, 2006, there has not been, and the Company has not received in writing any notice of or threatening any material change in relations with any of the Company Major Suppliers the result of which would be material to the Company and its Subsidiaries, taken as a whole.

            5.24.   Environmental Matters. Other than as set forth in Section
5.24 of the Company Disclosure Schedule:

            (a)     The operations of each of the Company Stores and Facilities
(as hereinafter defined) by the Company or any of its Subsidiaries are, and at
all times have been, in full compliance with, and have not been and are not in violation of, any Environmental Law (as hereinafter defined), except where the failure to so comply or such violation would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has no knowledge, nor has it or any other Person for whose conduct it is responsible received, any actual or threatened Order (as hereinafter defined), notice or other communication from (i) any Governmental Entity or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Company
Stores and Facilities, of any actual violation or failure to comply with any
Environmental Law, or of any actual obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities (as hereinafter defined) with respect to any Company Stores and Facilities. To

                                       24

the knowledge of the Company, there has been no Release (as hereinafter defined)
or threat of Release of any Hazardous Substances (as hereinafter defined) at or from any Company Stores and Facilities, and no Hazardous Activity (as
hereinafter defined) has been conducted or is being conducted by the Company or any of its Subsidiaries with respect to any Company Stores and Facilities.

            (b)     There are no pending or to the knowledge of the Company,
threatened claims, encumbrances or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Company
Stores and Facilities, nor does either the Company or any of its Subsidiaries or any other Person for whose conduct either the Company or any of its Subsidiaries is responsible have any Environmental, Health and Safety Liabilities with respect to any Company Stores and Facilities, except for such claims, encumbrances, restrictions or liabilities that would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (c)     The Company has made available to Parent true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company pertaining to Hazardous Substances or
Hazardous Activities in, on, or under the Company Stores and Facilities, or concerning compliance, by the Company or any other Person for whose conduct it is or may be held responsible, with Environmental Laws other than reports, studies, notices, analyses, tests or monitoring information delivered to the
Company in connection with its operation of the Company Stores and Facilities in the Ordinary Course of Business.

            (d)     As used in this Agreement, the term:

            "Cleanup" means any cleanup, removal, containment or other remediation or response actions.

            "Company Stores and Facilities" means those retail stores, distribution centers and corporate offices listed in Section 5.19 of the Company
Disclosure Schedule.

            "Environmental, Health and Safety Liabilities" means any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law (as
hereinafter defined), including those consisting of or relating to:

                          (i)    any environmental, health or safety matter or
      condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

                          (ii)   any fine, penalty, judgment, award,
      settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

                          (iii)  financial responsibility under any
      Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, including any Cleanup (as hereinafter defined)
      required by any Environmental Law or Occupational Safety and Health Law
      (whether or not such Cleanup has been

                                       25

      required or requested by any Governmental Entity or any other Person) and for any natural resource damages; or

                          (iv)   any other compliance, corrective or remedial
      measure required under any Environmental Law or Occupational Safety and
      Health Law.

            "Environmental Laws" means any applicable Law or any agreement with any Governmental Entity or other third party, relating to human health and safety, the environment or to Hazardous Substances.

            "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

            "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement,
Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of ground water) of Hazardous Substances in, on, under, about or from any of the Company Stores and Facilities or the Parent Facilities
(as hereinafter defined), as the case may be, or any part thereof into the environment.

            "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

            "Order" means any order, injunction, decree, ruling, assessment or arbitration award of any Governmental Entity or arbitrator.

            "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the environment or into or out of any property.

            The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental
Response, Compensation and Liability Act of 1980. The terms "Company" and
"Subsidiary" in this Section 5.24 shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary.

            5.25.   Plant and Equipment. The plants, structures and equipment
owned or used by the Company and its Subsidiaries are structurally sound in all material respects and are in reasonably good operating condition and repair and are adequate in all material respects for the uses to which they are being put.
None of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

            5.26.   Company IT Systems.

                                       26

            (a)     For purposes of this Agreement, "Company IT Systems" means the information and communications technologies used by the Company and its
Subsidiaries, including hardware, proprietary and third party software, networks, peripherals and associated documentation.

            (b)     The Company IT Systems are either owned by, or properly
licensed or leased to, the Company or any of its Subsidiaries. The relevant
Company or Subsidiary is not in default under the licenses or leases and there are no grounds on which they might be terminated. The Company IT Systems have not failed to any material extent and the data which they process has not been corrupted. To the knowledge of the Company, the Company IT Systems do not contain viruses, bugs or things which distort their proper functioning, permit unauthorized access or disable them without the consent of the user, or that would have a Company Material Adverse Effect. The Company and its Subsidiaries
have, in accordance with industry practice, taken precautions to preserve the availability, security and integrity of the Company IT Systems and the data and information stored on the Company IT Systems.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

            Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company on the date hereof (the "Parent Disclosure
Schedule"), Parent and Merger Sub hereby represent and warrant to the Company as follows:

            6.1.    Organization, Good Standing and Qualification. Each of
Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as now being conducted.
Parent is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power or authority, would not, individually or in the aggregate, have a Parent
Material Adverse Effect (as hereinafter defined). Parent has heretofore delivered or made available to the Company accurate and complete copies of the
Restated Certificate of Incorporation and By-Laws and other organizational documents, as currently in effect, of Parent and each of its Subsidiaries. All
Subsidiaries and their respective jurisdictions of incorporation are identified in Section 6.1 of the Parent Disclosure Schedule.

            As used in this Agreement, the term "Parent Material Adverse Effect"
shall mean any Event that is reasonably expected to: (a) be materially adverse to the assets and liabilities, business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or (b) prevent or materially delay the ability of Parent to consummate the transactions contemplated hereby or to perform its obligations hereunder; other than any such
Event to the extent resulting from (i) an Event generally affecting the industries in which Parent or its Subsidiaries operate, other than an Event that has a disproportionate effect on Parent and its Subsidiaries, taken as a whole,
(ii) the economy, the financial or securities markets in general, or political conditions in the United States or any acts of terrorism, military actions or war, other than an Event that has a disproportionate

                                       27

effect on Parent and its Subsidiaries, taken as a whole, or (iii) this Agreement or the transactions contemplated hereby, including the announcement or pendency thereof. For the avoidance of doubt, a decrease in the trading price of Parent
Common Stock and/or litigation arising therefrom, in and of themselves, shall not be considered a Parent Material Adverse Effect.

            6.2.    Capitalization of Parent and its Subsidiaries. (a) The
authorized capital stock of Parent consists of 30,000,000 shares of Parent
Common Stock, of which 15,792,787 shares of Parent Common Stock were issued and outstanding as of the close of business on the date hereof. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Parent has no shares of Parent
Common Stock reserved for or otherwise subject to issuance, except that as of the close of business on the date hereof, there were 2,053,000 shares of Parent
Common Stock subject to issuance pursuant to (i) options currently granted under
Parent's Incentive Stock Option Plan, Performance Equity Plan and Key Employee
Non-Qualified Stock Option Plan and (ii) a warrant to purchase 50,000 shares of
Parent Common Stock granted by Parent to a consultant (collectively, the "Parent
Stock Plans"); provided, however, that Parent will issue shares of Parent Common
Stock to comply with its obligations under the Parent Stock Plans as set forth in Section 6.2(a) of the Parent Disclosure Schedule. The authorized capital stock of Merger Sub consists of 100 shares of common stock of Merger Sub, par value $0.01 per share. Section 6.2 of the Parent Disclosure Schedule sets forth a complete and accurate list of all outstanding options to purchase shares of
Parent Common Stock, whether vested or unvested (each a "Parent Stock Option"), which list includes the name of each holder of Parent Stock Options and the exercise price and the expiration date of Parent Stock Options so held. Except as set forth in this Section 6.2, there are no outstanding, and there have not been reserved for issuance, any (A) shares of capital stock or other voting securities of Parent or Merger Sub, (B) securities of Parent or any Subsidiary or Merger Sub, convertible into or exchangeable for shares of capital stock or voting stock of Parent or its Subsidiaries or Merger Sub, or (C) Parent Stock
Options or other rights or options to acquire from Parent or its Subsidiaries or
Merger Sub any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting stock of
Parent or its Subsidiaries or Merger Sub. Each of the outstanding shares of capital stock or other ownership interests of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by
Parent or a direct or indirect wholly owned Subsidiary of Parent, in each case free and clear of all Liens other than as set forth in Section 6.2 of the Parent
Disclosure Schedule. Except as set forth above, in Section 6.2 of the Parent
Disclosure Schedule or otherwise contemplated by this Agreement, there are no registration rights or preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate Parent or any of its Subsidiaries or Merger Sub to register, issue or sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or Merger Sub or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Parent or any of its Subsidiaries or Merger Sub, any securities of Parent or any of its Subsidiaries or Merger Sub, and no
securities or obligations evidencing such rights are issued or outstanding.
Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

                                       28

            (b)     Other than as set forth in Section 6.2 of the Parent
Disclosure Schedule, neither Parent nor any of its Subsidiaries owns any equity or similar interest in or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business.

            (c)     Except as otherwise contemplated by this Agreement, there
are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of any of the capital stock of Parent or any of the Subsidiaries or Merger Sub. Other than as set forth in Section 6.2 of the Parent Disclosure Schedule, none of Parent or any of its Subsidiaries is obligated under any registration rights or similar agreements to register any shares of capital stock of Parent or any of its
Subsidiaries or Merger Sub on behalf of any Person.

            6.3.    Corporate Authority. Each of Parent and Merger Sub has all
requisite power and authority and has taken all corporate action necessary in order to execute, deliver and perform its respective obligations under this
Agreement and the Transaction Documents, as applicable, subject only to obtaining the Parent Stockholder Approval (as hereinafter defined), which is the only vote of the holders of any class or series of capital stock of Parent necessary to adopt, approve or authorize the transactions contemplated hereby.
Each of this Agreement and the Standby Purchase Agreement is, and upon execution and delivery, each other Transaction Document will be, a valid and binding agreement of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms except for (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (b)
the effect of equitable principles of general application.

            6.4.    Consents and Approvals; No Violations. Other than as set
forth in Section 6.4 of the Parent Disclosure Schedule, and except for such filings that may be required by the HSR Act (as hereinafter defined) or other
Antitrust Law (as hereinafter defined) that may become applicable to the Merger or the other transactions contemplated by this Agreement, no filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity or other third party is required on the part of Parent or any of its Subsidiaries for the execution, delivery and performance by Parent and Merger Sub of this Agreement and the Transaction Documents, as applicable, or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except (a) the filing with the United States Securities and Exchange
Commission ("SEC") of the Proxy Statement (including in definitive form after clearing all SEC comments, if any) relating to the Stockholders Meeting (as hereinafter defined), the filing of the Registration Statement with the SEC and the declaration of the effectiveness by the SEC of the Registration Statement,
(b) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock in connection with the Merger and the
Rights Offering, (c) the filing of the Parent Charter with the Secretary of
State of the State of New York, (d) the filing of the Certificate of Merger pursuant to the DGCL and (e) such filings and approvals as are required to be made or obtained under the AMEX rules in connection with the transactions contemplated hereby. Neither the execution, delivery and performance of this
Agreement and the Transaction Documents, as applicable, by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach, violation or infringement of any provision of the respective certificate of incorporation or by-laws (or similar governing documents) of Parent

                                       29

or of any its Subsidiaries, (ii) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract, to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or under the privacy or other policies applicable to their Web
Sites, (iii) change the rights or obligations of any party under any Contract, or (iv) violate or infringe any Law applicable to Parent or any of its
Subsidiaries or any of their respective properties or assets, except in the case of (ii), (iii) or (iv) for breaches, violations, infringements, defaults or changes which would not, individually or in the aggregate, have a Parent
Material Adverse Effect.

            6.5.    Compliance with Laws; Licenses. The businesses of each of
Parent and its Subsidiaries have not been conducted in material violation of any federal, state, local or foreign Laws. No investigation or review by any
Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same. Parent and each of its Subsidiaries has all Licenses necessary to conduct its business as presently conducted (the
"Parent Material Licenses"). There is not pending or, to the knowledge of
Parent, threatened before any Governmental Entity any proceeding, notice of violation, order of forfeiture or complaint or investigation against Parent or any of its Subsidiaries relating to any Parent Material License.

            6.6.    No Default. None of Parent, any of its Subsidiaries or
Merger Sub is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its certificate of incorporation or by-laws (or similar governing documents), (b) any Contract to which Parent or any of its Subsidiaries or Merger Sub is now a party or by which any of them or any of their respective properties or assets may be bound, or (c)
any Law applicable to Parent, any of its Subsidiaries, Merger Sub or any of
their respective properties or assets, except in the case (b) or (c) for violations, breaches or defaults that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

            6.7.    Parent Reports; Financial Statements. (d) Parent has made
available to the Company each registration statement, report, proxy statement or information statement prepared by it since June 2003, including (i) Parent's
Annual Report on Form 10-K for the year ended June 30, 2006, and (ii) Parent's
Quarterly Reports on Form 10-Q for the periods ended September 30, 2005,
December 31, 2005, March 31, 2006 and September 30, 2006, each in the form
(including exhibits, annexes and any amendments thereto) filed with the SEC.
Other than as set forth in Section 6.7 of the Parent Disclosure Schedule, Parent
has filed and furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable federal securities Laws since July 1, 2005 (the forms, statements, reports and documents filed since July 1, 2005, or those filed subsequent to the date of this
Agreement, and as amended, the "Parent Reports"). Parent Reports were prepared in all material respects in accordance with the applicable requirements of the
Securities Act and the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act") and complied in all material respects with the then applicable accounting standards.
As of their respective dates (and, if amended, as of the date of such amendment), Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be

                                       30

stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

            (b)     Each of the consolidated balance sheets included in or
incorporated by reference into the Parent Reports (including the related notes and schedules) filed prior to the date of this Agreement fairly presents, in each case, in all material respects, the consolidated financial position of
Parent and its Subsidiaries, as of its date, and each of the consolidated statements of operations, cash flows and changes in shareholders' equity included in or incorporated by reference into the Parent Reports (including any related notes and schedules) filed prior to the date of this Agreement fairly presents, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its
Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and are complete in all material respects, correct and can be reconciled to the books of account and records of Parent and its Subsidiaries.

            (c)     Parent is in compliance in all material respects with the
published rules and regulations of the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder applicable to it.

            6.8.    No Undisclosed Liabilities. Except for (a) liabilities and obligations disclosed, reserved against or provided for in the last audited balance sheet of Parent as of June 30, 2006 (the "Parent Audit Date") or in the
notes thereto, (b) liabilities and obligations set forth in Section 6.8 of the
Parent Disclosure Schedule or in the Parent Reports, and (c) liabilities and obligations incurred in the Ordinary Course of Business since the Parent Audit
Date, none of which are material to the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, neither
Parent nor any of its Subsidiaries has any liabilities or financial obligation of any nature (whether accrued, contingent, absolute, determined, determinable or otherwise) required to be set forth, reserved against or disclosed in a consolidated balance sheet of Parent prepared in accordance with GAAP or in the notes thereto.

            6.9.    Absence of Certain Changes or Events. Since the Parent Audit
Date, Parent and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as contemplated herein or as specifically described (including as to circumstances and consequences) in
Section 6.9 of the Parent Disclosure Schedule or in the Parent Reports, there has not been:

            (a)     any change or event that, by itself or together with other changes or events, has or is reasonably likely to have a Parent Material Adverse
Effect;

            (b)     any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Parent and its Subsidiaries, taken as a whole;

            (c)     any breach or amendment of any Parent Material Contract (as hereinafter defined);

                                       31

            (d)     the commencement or notice or, to the knowledge of Parent, threat of commencement, of any lawsuit or proceeding against, or investigation of, Parent or any of its Subsidiaries or any of their affairs;

            (e)     any failure to use all commercially reasonable efforts to
(i) maintain its properties and facilities, including those held under leases, in good working order and condition, ordinary wear and tear excepted; (ii)
perform all of its obligations under Parent Material Contracts relating to or affecting its assets, properties or rights, or operate, manage or maintain its leased premises in the usual and customary manner for similar properties, or
(iii) keep in full force and effect all insurance policies;

            (f)     any advance or loan made to any Person except in the
Ordinary Course of Business;

            (g)     any payment, discharge or satisfaction of any material
claims or liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than payment, discharge or satisfaction in the Ordinary Course of Business;

            (h)     creation or assumption of any mortgage, pledge, or other
Lien or upon any assets or properties of Parent or any of its Subsidiaries, issuance of any debt instrument or guarantee of indebtedness of a third party;

            (i)     cancellation of any debts owing to, or waiver of any claims or rights pertaining to, the business of Parent and its Subsidiaries;

            (j)     shortening or lengthening of the customary payment cycles in any material manner for any payables or receivables of Parent or its
Subsidiaries;

            (k)     sale, assignment, lease, pledge, or other transfer or
disposal of any assets, property, equipment or rights of Parent or its
Subsidiaries except in the Ordinary Course of Business; or

            (l)     negotiation or agreement by Parent or any of its
Subsidiaries, or, to the knowledge of Parent, any other director, officer, or employee thereof, to do any of the things described in the preceding clauses (a)
through (k) (other than negotiations with the Company and its Subsidiaries and their respective officers, directors, employees, agents, advisors, affiliates and other representatives (such Persons, together with the Subsidiaries of the
Company, collectively, the "Company Representatives") regarding the transactions contemplated by this Agreement).

            6.10.   Litigation. There is no Action pending or, to the knowledge of Parent, threatened against, affecting or involving Parent or any of its
Subsidiaries or any of their respective properties or assets, or which would make Parent or any of its Subsidiaries a party in such Action, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect. As of the date hereof, to the knowledge of Parent, neither Parent nor any of its
Subsidiaries is subject to any outstanding order, writ, injunction or decree.
Section 6.10 of the Parent Disclosure Schedule sets forth each pending or, to the knowledge of Parent as of the date hereof, threatened Action.

            6.11.   Material Contracts. True and correct copies have been made available to the Company of all Contracts to which Parent or any of its
Subsidiaries is a party and which fall within any of the following categories:
(a) any Contract relating to indebtedness

                                       32

for borrowed money, any financial guaranty or a security interest in the assets of Parent or its Subsidiaries; (b) any Contract that limits the ability of
Parent or any of its Subsidiaries to compete in any business line or in any geographic area; (c) any Contract material to Parent and its Subsidiaries, taken as a whole, that is terminable by or requires notice to the other party or parties upon a change in control of Parent or any of its Subsidiaries; (d) any
Contract that requires aggregate future expenditures by or payments to Parent or any of its Subsidiaries of more than $100,000 in any one-year period; (e) any employment, consulting or severance Contract, policy or arrangement; (f) any
Contract that by its terms limits the payment of dividends or other distributions by Parent or any of its Subsidiaries; (g) any joint venture or partnership agreement; (h) any Contract that grants any right of first refusal or right of first offer or similar right or that purports to limit the ability of Parent or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of a material amount of assets or any material business; (i)
any credit card association agreements; (j) any real property lease; and (k) any other Contracts that are material to Parent and its Subsidiaries, taken as a whole (the "Parent Material Contracts"). Section 6.11 of the Parent Disclosure
Schedule sets forth a true and complete list of Parent Material Contracts, and a written summary of all material customer and/or supplier arrangements or understandings. The Parent Material Contracts are valid, binding and in full force and effect and, upon consummation of the Merger, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence. Neither Parent nor any of its Subsidiaries nor, to
the knowledge of Parent, any other party, is in breach of or in default under any Parent Material Contract and no event, act, occurrence or condition has occurred which, with the giving of notice or the lapse of time or the happening or any other event or condition would become a material default or event of default under any Parent Material Contract.

            6.12.   Disclosure Documents. The information relating to Parent and its Subsidiaries and their respective officers and directors that will be provided by Parent or its representatives for inclusion in the Proxy Statement, the Registration Statement and in any other document filed with any other
Governmental Entity in connection with the transactions contemplated hereby, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            6.13.   Labor and Employment Matters. (a) Neither Parent nor any of
its Subsidiaries is a party to, nor do any of them have any obligations under or with respect to, any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its Subsidiaries except as otherwise disclosed in Section 6.13 of the Parent Disclosure Schedule and no
collective bargaining agreement is being negotiated by Parent or any person or entity that may obligate Parent or any of its Subsidiaries thereunder.

            (b)     Parent and its Subsidiaries are in material compliance with all currently applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any material respect in any unfair labor practice. To Parent's knowledge, none of Parent or any of its representatives or employees has committed any unfair labor practice and there is no unfair labor practice complaint pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries before the National Labor Relations Board.

            6.14.   Employee Benefit Plans. (a) Section 6.14(a) of the Parent
Disclosure Schedule sets forth a complete list of all material "employee benefit plans," as defined in

                                       33

Section 3(3) of ERISA, and all other employee benefit or compensation plans, policies, agreements, programs, and arrangements, written or unwritten and including, any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, policy, agreement, program or arrangement, that are sponsored or maintained by Parent, any Subsidiary of Parent or to which Parent or any
Subsidiary of Parent is a party or obligated to contribute, or with respect to which Parent or any of its Subsidiaries has any material liability, contingent or otherwise. Each plan, policy, agreement, program or arrangement required to be set forth in Section 6.14(a) of the Parent Disclosure Schedule pursuant to the foregoing is referred to herein as a "Parent Benefit Plan."

            (b)     True, correct and complete copies of the following
documents, with respect to each Parent Benefit Plan, have been delivered or made available to the Company by Parent: (i) the Parent Benefit Plan document (or a summary of any unwritten Parent Benefit Plan) and related trust documents, insurance contract or other funding vehicle, and any amendments to the any of the foregoing; (ii) if applicable, the most recent Annual Report (Form 5500
Series) and accompanying schedules; (iii) if applicable, the current summary plan description, together with any summary or summaries of material modifications thereto; (iv) if applicable, the most recent annual financial report and/or actuarial valuation; (v) all material correspondence to or from any Governmental Entity received in the last three years; and (vi) all material written agreements and contracts currently in effect, including administrative service agreements, group annuity contracts and group insurance contracts.

            (c)     Neither Parent nor any Subsidiary of Parent is or will be
required to provide medical or other welfare benefits to employees, directors, former employees, former directors, or retirees after their termination of employment or service, other than pursuant to applicable Law or individual agreements, except as would not, individually or in the aggregate, have a Parent
Material Adverse Effect.

            (d)     Each Parent Benefit Plan that is intended to qualify under
Section 401 of the Code, and each trust maintained pursuant thereto, has received a currently effective favorable determination letter from the Internal
Revenue Service, and to Parent's knowledge, no circumstances exist and no events have occurred with respect to the operation of any such Parent Benefit Plan that would be reasonably expected to cause the loss of such qualification.

            (e)     To Parent's knowledge, all Parent Benefit Plans have been
maintained and administered, in all material respects, in accordance with their terms and in accordance with all applicable Laws (including ERISA and the Code).
To Parent's knowledge, there are no pending or threatened claims against or with respect to any of the Parent Benefit Plans, any related trusts, any Parent
Benefit Plan sponsor or plan administrator, or any fiduciary of the Parent
Benefit Plans with respect to the operation of such plans (other than routine benefit claims), except for such claims as would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, all
Parent Benefit Plans subject to the laws of any jurisdiction outside of the
United States (i) have been maintained in all material respects in accordance with all applicable Laws, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

                                       34

            (f)     Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby (either alone of in conjunction with another event, such as a termination of employment)
will (i) result in any payment becoming due to any current or former director or current or former employee of Parent or any of its Subsidiaries under any Parent
Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Parent Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, or (iv) trigger any obligation to fund any
Parent Benefit Plan. For purposes of this Section, the term "payment" shall include any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.

            (g)     Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, no plan currently or in the past six years maintained, sponsored, contributed to or required to be contributed to by
Parent, any of its Subsidiaries, or any of their respective current or former
ERISA Affiliates is or in the past six years was (i) a "multiemployer plan" as defined in Section 3(37) of ERISA, (ii) a plan described in Section 413 of the
Code, (iii) a plan subject to Title IV of ERISA, (iv) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or
(v) a plan maintained in connection with any trust described in Section
501(c)(9) of the Code.

            (h)     Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries is subject to any liability or penalty under Sections 4975 through 4980B of the
Code or Title I of ERISA. Parent and its Subsidiaries have complied with all applicable health care continuation requirements in Section 4980B of the Code and in ERISA. No "Prohibited Transaction," within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section
408 of ERISA, has occurred with respect to any Parent Benefit Plan.

            6.15.   Intellectual Property. (a) Each of Parent and its
Subsidiaries owns, is licensed or otherwise possesses, the legally enforceable right to use, all Intellectual Property used in the operation of the business of
Parent and its Subsidiaries as presently conducted or necessary for the operation of the business of Parent and its Subsidiaries as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business at any time during the respective periods covered by the financial statements included in the Parent Reports filed with the SEC on or prior to the date of this Agreement (i) will be owned or available for use by
Parent or its Subsidiaries on identical terms and conditions immediately following the Effective Time, and (ii) is not subject to any Lien. Each of
Parent and its Subsidiaries has taken reasonable measures to protect the proprietary nature of each item of its Intellectual Property and to maintain in confidence all trade secrets and confidential information that it owns or uses.
To the knowledge of Parent, no other Person has any rights to any of the
Intellectual Property owned by Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect and to the knowledge of Parent no other Person is infringing, violating or misappropriating any of the Intellectual Property that Parent or any of its Subsidiaries owns that would have a Parent Material
Adverse Effect.

            (b)     To the knowledge of the Parent, none of the activities or
businesses conducted by Parent or any of its Subsidiaries infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other
Person in any material manner. Neither Parent

                                       35

nor any of its Subsidiaries has received any complaint, claim or written notice alleging any such infringement, violation or misappropriation that would have a
Parent Material Adverse Effect, and to the knowledge of Parent, there is no reasonable basis for any such complaint, claim or notice.

            (c)     Section 6.15(c) of the Parent Disclosure Schedule identifies each (i) registration for a patent, a Trademark and a registered copyright that has been issued to Parent or any of its Subsidiaries, (ii) pending application for a patent, a Trademark or a copyright registration that has been filed in the name of Parent or any of its Subsidiaries, (iii) written license or other agreement pursuant to which Parent or any of its Subsidiaries has granted any rights to any third party with respect to any of its Intellectual Property and
(iv) all Web Sites owned by Parent. Parent has made available to the Company correct and complete copies of all such patents, Trademarks, registered copyrights, patent applications, applications for Trademarks and copyright registrations, and written licenses and agreements (as amended to date) listed in Section 6.15(c) of the Parent Disclosure Schedule, and has specifically identified and made available to the Company correct and complete copies of all other written documentation, if any, evidencing ownership of, and any claims or disputes relating to, each such item. Other than those listed in Section 6.15(c)
of the Parent Disclosure Schedule, there are no agreements, arrangements or understandings (oral or otherwise) pursuant to which Parent or any of its
Subsidiaries has granted any rights to any third party with respect to any of its Intellectual Property.

            (d)     With respect to each item of Intellectual Property that
Parent or any of its Subsidiaries owns, in the case of Section 6.16(d)(ii)
below, or has exclusively licensed from another Person:

                          (i)     subject to such rights as have been granted by
      Parent or such Subsidiary under license agreements entered into in the ordinary course of business, Parent or such Subsidiary possesses all right, title and interest in and to such item;

                          (ii)    the license, sublicense or other agreement if
      any with respect to such item is legal, valid and binding, and enforceable by Parent or any of its Subsidiaries party thereto and in full force and effect and, upon consummation of the Merger, shall continue in full force and effect without penalty, acceleration, termination or other adverse consequence. Neither Parent nor any of its Subsidiaries nor, to the
      knowledge of Parent, any other party, is in breach of or in default under any such license, sublicense or other agreement covering such item and no event, act, occurrence or condition has occurred which, with the giving of notice or the lapse of time or the happening or any other event or condition would become a material default or event of default under any such license, sublicense or other agreement covering such item;

                          (iii)   such item is not subject to any outstanding
      judgment, order, decree, stipulation or injunction;

                          (iv)    neither Parent nor any of its Subsidiaries has
      agreed to indemnify any Person from or against any infringement, misappropriation or other conflict with respect to such item; and

                          (v)     the rights in such item are valid and
      enforceable.

                                       36

            (e)     Section 6.15(e) of the Parent Disclosure Schedule identifies each written license, sublicense or other agreement granting rights to Parent or any of its Subsidiaries in respect to any Intellectual Property (other than off the-shelf commercially available software and documentation with a purchase price or license fee of less than $5,000) owned by a party other than Parent or any of its Subsidiaries used in the operations of Parent or any of its
Subsidiaries at any time during the period covered by the financial statements included in the Parent Reports filed with the SEC on or prior to the date of this Agreement, or that Parent or any of its Subsidiaries has currently licensed or arranged to be used in the future for the use or benefit of Parent or any of its Subsidiaries. Other than those listed in Section 6.15(e) of the Parent
Disclosure Schedule, there are no agreements, arrangements or understandings
(oral or otherwise) pursuant to which Parent or any of its Subsidiaries uses in its operations any Intellectual Property owned by a party other than Parent or its Subsidiaries.

            (f)     Parent has provided to the Company correct and complete
copies of all written licenses, sublicenses or other agreements (as amended to date) related to the items listed in Section 6.15(c) of the Parent Disclosure
Schedule. With respect to each such item:

                          (i)     the license, sublicense or other agreement
      covering such item is legal, valid and binding, and enforceable by Parent or any of its Subsidiaries party thereto and in full force and effect;

                          (ii)    such license, sublicense or other agreement
      will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect prior to the Effective Time;

                          (iii)   Parent or any of its Subsidiaries party to
      such license, sublicense or other agreement and, to the best knowledge of
      Parent, any other party to such license, sublicense or other agreement are not in breach or default, and, to the best knowledge of Parent, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                          (iv)    to the best knowledge of Parent, the
      underlying item is not subject to any outstanding judgment, order, decree, stipulation or injunction;

                          (v)     neither Parent nor any of its Subsidiaries has
      agreed to indemnify any Person from or against any infringement, misappropriation or other conflict with respect to such item; and

                          (vi)    no license or other fee is payable upon any
      transfer or assignment of such license, sublicense or other agreement.

            (g)     Parent and its Subsidiaries are, have been, and following
the consummation of the transactions contemplated hereby will remain, in compliance with all Laws and Parent's privacy policies and security policies.
Parent and its Subsidiaries have taken reasonable steps to protect its systems from harmful code (i.e., code that contains any "back door," "drop dead device,"
"time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) and from reasonably anticipated security threats (including implementation of organizational and technological protections, including firewalls). To the knowledge of Parent, no breach or violation of any Parent

                                       37

security policy has occurred or, to the knowledge of Parent, is threatened. To the knowledge of Parent, there has been no unauthorized or illegal use of or access to any of the data or information in any of such Parent or Subsidiary databases.

            (h)     Section 6.15(h) of the Parent Disclosure Schedule contains each Parent privacy policy presently in effect. To the knowledge of Parent.
neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement nor the consummation of any of the transactions contemplated by this Agreement or any such other agreements, nor Company's or its Subsidiaries' possession or use of the customer data or any data or information in Parent databases, will result in any violation of any
Parent privacy policy or any applicable Law.

            6.16.   Taxes.

            (a)     Each of Parent and its Subsidiaries has filed all Tax
Returns that they were required to file under applicable laws and regulations.
All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All material Taxes due and owing by Parent or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither Parent nor any of its
Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that Parent or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Parent or any of its Subsidiaries.

            (b)     Each of Parent and its Subsidiaries have withheld and paid in a timely manner (or collected and paid) all Taxes required to have been withheld and paid (or collected and paid) in connection with any amounts paid or owing to or by any employee, independent contractor, creditor, stockholder, customer or other third party.

            (c)     Parent does not reasonably expect any authority to assess
any additional Taxes for any period for which Tax Returns have been filed or otherwise assert that any additional Taxes are owing. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Parent or any of its Subsidiaries.
Neither Parent nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Parent or its Subsidiaries have not filed Tax Returns) any (i) a notice indicating an intent to open an audit or other review, (ii) request for information related to
Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Parent or any of its Subsidiaries. Section 6.16(c) of the Parent Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Parent or its Subsidiaries for taxable periods ended on or after June 30,
2003 indicates those Tax Returns that have been audited, and indicates those Tax
Returns that currently are the subject of audit. Parent and its Subsidiaries have delivered to the Company correct and complete copies of all federal income
Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Parent or any of its Subsidiaries filed or received since June 30, 2003.

                                       38

            (d)     Neither Parent nor any of its Subsidiaries has waived any
statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e)     Other than as set forth in Section 6.16(e) of the Parent
Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could reasonably be expected to result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code ss. 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code ss. 162(m) (or any corresponding provision of state, local or foreign Tax law). Neither Parent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii). Each of Parent and its
Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss. 6662. Neither Parent nor any of its
Subsidiaries has engaged in any reportable transaction within the meaning of
Treas. Reg. ss. 1.6011-4(b). Neither Parent nor any of its Subsidiaries is a
party to or bound by any Tax allocation or sharing agreement, Tax indemnity agreement or other similar agreement. Neither Parent nor any of its Subsidiaries
(A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or
(B) has any Liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (f)     Section 6.16(f) of the Parent Disclosure Schedule sets forth the following information with respect to each of Parent and its Subsidiaries
(or, in the case of clause (i) below, with respect to each of Parent's
Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving basis of Parent or its Subsidiary in its assets: (i) the basis of the stockholder(s) of each Parent Subsidiary in its stock (or the amount of any excess loss account); (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Parent or its
Subsidiary; and (iii) the amount of any deferred gain or loss allocable to
Parent or its Subsidiary arising out of any intercompany transaction.

            (g)     The unpaid Taxes, whether or not due, of Parent and its
Subsidiaries (i) did not, as of their respective most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Parent's audited consolidated balance sheet as of June 30, 2005
(the "Parent Balance Sheet") (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent and its Subsidiaries in filing their Tax Returns. Since the date of the Parent Balance Sheet, neither
Parent nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the
Ordinary Course of Business consistent with past custom and practice. As of the
Closing Date, the Parent Balance Sheet reflects an adequate accrual for (i)
Taxes incurred on or before the Closing Date, (ii) Taxes for periods that ended on or before the Closing Date, and (iii) Taxes for periods commencing prior to the Closing Date and ending after the Closing Date, but only to the extent the
Taxes were allocable to the periods on or before the Closing Date.

                                       39

            (h)     Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as result of any:

                          (i)     change in method of accounting for a taxable
      period ending on or prior to the Closing Date;

                          (ii)    "closing agreement" as described in Code ss.
      7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

                          (iii)   intercompany transaction or excess loss
      account described in Treasury Regulations under Code ss. 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

                          (iv)    installment sale or open transaction
      disposition made on or prior to the Closing Date; or

                          (v)     prepaid amount received on or prior to the
      Closing Date.

            (i)     Neither Parent nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code ss. 355 or Code ss. 361.

            (j)     It is the present intention of Parent to "continue" at least one "significant historic business line" of the Company and/or one of the
Subsidiaries or "use" at least a "significant portion" of the Company's and/or
Subsidiaries' "historic business assets" in a business, in each case as such terms are used within the meaning of Treasury Regulation ss. 1.368-1.

            6.17.   Suppliers and Relationships. Section 6.17 of the Parent
Disclosure Schedule lists the ten largest suppliers of Parent and its
Subsidiaries (based on dollar value of purchases for the year ended June 30,
2006) (the "Parent Major Suppliers"). Since March 31, 2006, there has not been, and Parent has not received in writing any notice of or threatening any material change in relations with any of the Parent Major Suppliers the result of which would be material to Parent and its Subsidiaries, taken as a whole.

            6.18.   Title to Property. (a) Section 6.18 of the Parent Disclosure
Schedule sets forth as of the date hereof a list of all real property currently leased or owned by Parent and any of its Subsidiaries, and with respect to leased real property, the name of the lessor, the date of the lease, the date of expiration of the lease and, with respect to any current lease, the current aggregate annual rental and/or other fees payable under any such lease (the
"Parent Leases"). All the Parent Leases are in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence on account of the execution, delivery and performance of this
Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby. Neither Parent nor any of its Subsidiaries nor, to the
knowledge of Parent as of the date hereof, any other party, is in breach of or in default under any such Parent Lease.

            (b)     Parent and each of its Subsidiaries have good and valid
title to, or, in the case of leased properties and

                                       40

assets, valid leasehold interests in, all of its properties and assets, real, personal and mixed, used or held for use in its business, free and clear of all
Liens except for (i) Liens for Taxes not yet due and payable and (ii) statutory
Liens which arise in the Ordinary Course of Business, are not material in amount and do not materially impair Parent's or its Subsidiaries ownership or use of such properties and assets.

            6.19.   Insurance. Section 6.19 of the Parent Disclosure Schedule
lists all insurance policies covering the assets, business, equipment, properties, operations, employees, directors and officers, and product warranty and liability claims that Parent maintains for itself and its Subsidiaries as of the date hereof. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and Parent and its Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of such policies.

            6.20.   Takeover Statutes; Charter Provisions. The Board of
Directors of Parent has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement the limitations on business combinations contained in any restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested stockholder" or other similar anti-takeover statute or regulation (including
Section 912 of the New York Business Corporation Law, as amended, to the extent applicable) or restrictive provision of any applicable anti-takeover provision in Parent's Restated Certificate of Incorporation or By-laws. No other state takeover statute or similar statute or regulation or other comparable takeover provision of Parent's Restated Certificate of Incorporation or By-Laws applies to the Merger, this Agreement or any of the transactions contemplated by this
Agreement.

            6.21.   Brokers. No broker, finder or investment banker, other than
Chanin Capital L.L.C., is entitled to any brokerage, finders' or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent. Parent has heretofore furnished the
Company with a complete and correct copy of all agreements between Parent and
Chanin Capital L.L.C. pursuant to which such firm would be entitled to any fee or commission relating to the transactions contemplated hereby.

            6.22.   Merger Sub. Merger Sub has been formed solely for the
purpose of engaging in the transactions contemplated hereby and prior to the
Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

            6.23.   Environmental Matters. Other than as set forth in Section
6.23 of the Parent Disclosure Schedule:

            (a)     The operations of each of the Parent Facilities by Parent or any of its Subsidiaries are, and at all times have been, in full compliance with, and have not been and are not in violation of, any Environmental Law, except where the failure to so comply or such violation would not, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has any knowledge, nor has any of them or any other
Person for whose conduct they are responsible received, any actual or threatened
Order, notice or other communication from (i) any Governmental Entity or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Parent Facilities, of any actual violation or failure to comply with any Environmental Law, or of any actual obligation to undertake or bear the cost of any Environmental, Health and Safety

                                       41

Liabilities with respect to any Parent Facilities. To the knowledge of Parent, there has been no Release or threat of Release of any Hazardous Substances at or from any Parent Facilities, and no Hazardous Activity has been conducted or is being conducted by Parent or any of its Subsidiaries with respect to any Parent
Facilities.

            (b)     There are no pending or to the knowledge of Parent,
threatened claims, encumbrances or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Parent
Facilities, nor does either Parent or any of its Subsidiaries or any other
Person for whose conduct either Parent or any of its Subsidiaries is responsible have any Environmental, Health and Safety Liabilities with respect to any Parent
Facilities, except for such claims, encumbrances, restrictions or liabilities that would not, individually or in the aggregate, have a Parent Material Adverse
Effect.

            (c)     Parent has made available to the Company true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Parent pertaining to Hazardous Substances or Hazardous
Activities in, on, or under the Parent Facilities, or concerning compliance, by
Parent or any other Person for whose conduct it is or may be held responsible, with Environmental Laws other than reports, studies, notices, analyses, tests or monitoring information delivered to Parent in connection with its operation of the Parent Facilities in the Ordinary Course of Business.

            (d)     As used in this Agreement, the term:

            "Parent Facilities" means those manufacturing facilities and corporate offices listed in Section 6.18 of the Parent Disclosure Schedule.

            The terms "Parent" and "Subsidiary" in this Section 6.23 shall include any entity which is, in whole or in part, a predecessor of Parent or any
Subsidiary.

            6.24.   Projections. The financial projections relating to Parent
and its Subsidiaries previously delivered to the Company were prepared in good faith and are based upon reasonable assumptions, and Parent is not aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect.

            6.25.   Plant and Equipment. The plants, structures and equipment
owned or used by Parent and its Subsidiaries are structurally sound in all material respects and are in reasonably good operating condition and repair and are adequate in all material respects for the uses to which they are being put.
None of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

            6.26.   Parent IT Systems.

            (a)     For purposes of this Agreement, "Parent IT Systems" means
the information and communications technologies used by Parent and its
Subsidiaries, including hardware, proprietary and third party software, networks, peripherals and associated documentation.

            (b)     The Parent IT Systems are either owned by, or properly
licensed or leased to, Parent or any of its Subsidiaries. The relevant Company or Subsidiary is not in

                                       42

default under the licenses or leases and there are no grounds on which they might be terminated. The Parent IT Systems have not failed to any material extent and the data which they process has not been corrupted. To the knowledge of Parent, the Parent IT Systems do not contain viruses, bugs or things which distort their proper functioning, permit unauthorized access or disable them without the consent of the user, or that would have a Parent Material Adverse
Effect. The Company and its Subsidiaries have, in accordance with industry practice, taken precautions to preserve the availability, security and integrity of the Parent IT Systems and the data and information stored on the Parent IT
Systems.

            6.27.   Related Party Transactions. Except as set forth in Section
6.27 of the Parent Disclosure Schedule or in the Parent Reports, no officer, director, stockholder or affiliate of Parent, directly or indirectly, is, or during any of the periods covered by the Parent Reports and any other financial statements required to be delivered hereunder has been a party to any transaction, Contract or other arrangement with Parent or any of its
Subsidiaries or otherwise has any interest in Parent's or its Subsidiaries'
assets.

                                   ARTICLE VII

                                    COVENANTS

            7.1.    Conduct of Businesses Prior to the Effective Time. During
the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to ARTICLE IX, each of Parent and the Company shall (a) conduct its business in all material respects in the ordinary course consistent with past practice, and (b) use best reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its officers and key employees.

            7.2.    Parent Forbearances. During the period from the date of this
Agreement to the earlier of the Effective Time or the termination of this
Agreement pursuant to ARTICLE IX, except as set forth in Section 7.2 of the
Parent Disclosure Schedule and except as required by Law or as expressly contemplated or permitted by this Agreement, Parent will not, and will not permit any of its Subsidiaries to, without the prior written consent of the
Company:

            (a)     incur any indebtedness for borrowed money (other than
pursuant to its existing revolving credit facility), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance
(other than employee advances made in the Ordinary Course of Business);

            (b)     adjust, split, combine or reclassify any of its capital
stock;

            (c)     make, declare or pay any dividend, or make any other
distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except dividends paid by any of the wholly owned
Subsidiaries of Parent to Parent or to any of its wholly owned Subsidiaries);

            (d)     grant any right to acquire any shares of its capital stock or any stock appreciation right, other than (i) grants in connection with regular stock option grants or

                                       43

other stock-based awards under a Parent Stock Plan by Parent to its or its
Subsidiaries' non-executive employees, grants to newly-hired non-executive employees of Parent and its Subsidiaries or grants in connection with promotions of non-executive employees of Parent and its Subsidiaries, in each case consistent with past practice, and (ii) pursuant to employment agreements with
Parent as in effect on the date hereof;

            (e)     issue any additional shares of capital stock or any
securities convertible into or exchangeable for, or any warrants or options to acquire (except as permitted by this Section 7.2(e)), any such shares, except
(i) pursuant to the exercise of Parent Stock Options outstanding as of the date of this Agreement or issued thereafter in compliance with this Agreement, (ii)
upon the conversion of convertible securities outstanding as of the date of this
Agreement, or (iii) issuances of Parent Common Stock to non-employee members of
Parent's Board of Directors under Parent's Key Employee Non-Qualified Stock
Option Plan;

            (f)     other than in the Ordinary Course of Business or as required to comply with applicable Law or a Parent Benefit Plan as in effect on the date hereof or collective bargaining or similar labor union or other agreement the existence of which does not breach this Agreement, (i) increase the wages, salaries, compensation, bonus, pension or other benefits or perquisites payable to any officer or employee, (ii) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any officer or employee, (iii) pay any bonus, (iv) adopt, enter into, terminate or amend in any material respect any Parent Benefit Plan or any collective bargaining or similar labor union agreement, other than the entry into of employment agreements with newly hired non-executive employees, (v) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any
Parent Benefit Plan; provided, however that in no event may any such acceleration of vesting, lapse of restrictions or funding be as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement unless required to comply with applicable Law;

            (g)     sell, transfer, license, lease, mortgage, encumber or
otherwise dispose of any of its properties or assets that are material to Parent and its Subsidiaries, taken as a whole, in any transaction or series of transactions, to any Person, or cancel, release or assign to any such Person any indebtedness or any claims held by Parent or any of its Subsidiaries, in each case that is material to Parent and its Subsidiaries, taken as a whole, other than (i) in the Ordinary Course of Business or (ii) Liens pursuant to its bank credit facilities;

            (h)     enter into any new line of business;

            (i)     make any acquisition or investment either by purchase of
securities, mergers, consolidation, contributions to capital, property transfers, or by purchase of any property or assets of any other Person, or make any capital expenditures, in each case other than (i) investments in wholly owned Subsidiaries, (ii) acquisitions of assets used in the operations of Parent and its Subsidiaries in the Ordinary Course of Business, or (iii) acquisitions or investments not in excess of the amounts set forth in Section 7.2(i) of the
Parent Disclosure Schedule;

            (j)     amend its articles of incorporation or by-laws or similar
organizational documents;

                                       44

            (k)     settle any material claim, action or proceeding, except in the Ordinary Course of Business;

            (l)     take any action that is intended or would be reasonably
likely to result in any of the conditions to the Merger set forth in ARTICLE
VIII not being satisfied, except as may be required by applicable Law;

            (m)     implement or adopt any material change in its tax accounting or financial accounting policies, practices or methods, other than as may be required by applicable Law, GAAP or regulatory guidelines;

            (n)     amend in any material respect or waive any of its material rights under any Parent Material Contract, terminate or fail to renew any Parent
Material Contract or enter into any contract or binding agreement that would be a Parent Material Contract;

            (o)     adopt a plan or agreement of complete or partial
liquidation, dissolution, winding up, merger, consolidation, amalgamation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned Subsidiaries);

            (p)     write down the value of any inventory or write-off as
uncollectible any notes or accounts receivable;

            (q)     dispose of or permit to lapse any rights to any Intellectual
Property owned or licensed by Parent or any of its Subsidiaries which is material to Parent and its Subsidiaries, taken as a whole;

            (r)     permit any insurance policy naming Parent or any of its
Subsidiaries as beneficiary to be cancelled or terminated;

            (s)     agree or commit to take any of the actions prohibited by
this Section 7.2; or

            (t)     take any action reasonably likely to result in the Merger
not being treated as a tax-free reorganization pursuant to Code ss.354.

            7.3.    Company Forbearances. During the period from the date of
this Agreement to the earlier of the Effective Time or the termination of this
Agreement pursuant to Article IX, except as set forth in Section 7.3 of the
Company Disclosure Schedule and except as required by Law or as expressly contemplated or permitted by this Agreement, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Parent:

            (a)     incur any indebtedness for borrowed money (other than
pursuant to its existing revolving credit facility), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance
(other than employee advances made in the Ordinary Course of Business);

            (b)     adjust, split, combine or reclassify any of its capital
stock;

                                       45

            (c)     make, declare or pay any dividend, or make any other
distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except dividends paid by any of the wholly owned
Subsidiaries of the Company to the Company or to any of its wholly owned
Subsidiaries);

            (d)     grant any right to acquire any shares of its capital stock or any stock appreciation right, other than (i) grants in connection with regular stock option grants or other stock-based awards under a Company Stock
Plan by the Company to its or its Subsidiaries' non-executive employees, grants to newly-hired non-executive employees of the Company and its Subsidiaries or grants in connection with promotions of non-executive employees of the Company and its Subsidiaries, in each case consistent with past practice, and (ii)
pursuant to employment agreements with Parent as in effect on the date hereof;

            (e)     issue any additional shares of capital stock or any
securities convertible into or exchangeable for, or any warrants or options to acquire (except as permitted by this Section 7.3(e)), any such shares, except
(i) pursuant to the exercise of Company Stock Options outstanding as of the date of this Agreement or issued thereafter in compliance with this Agreement, or
(ii) upon the conversion of convertible securities outstanding as of the date of this Agreement;

            (f)     other than in the Ordinary Course of Business or as required to comply with applicable Law or a Company Benefit Plan as in effect on the date hereof or collective bargaining or similar labor union or other agreement the existence of which does not breach this Agreement, (i) increase the wages, salaries, compensation, bonus, pension or other benefits or perquisites payable to any officer or employee, (ii) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any officer or employee, (iii) pay any bonus, (iv) adopt, enter into, terminate or amend in any material respect any Company Benefit Plan or any collective bargaining or similar labor union agreement, other than the entry into of employment agreements with newly hired non-executive employees, (v) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any
Company Benefit Plan; provided, however that in no event may any such acceleration of vesting, lapse of restrictions or funding be as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement unless required to comply with applicable Law;

            (g)     sell, transfer, license, lease, mortgage, encumber or
otherwise dispose of any of its properties or assets that are material to the
Company and its Subsidiaries, taken as a whole, in any transaction or series of transactions, to any Person, or cancel, release or assign to any such Person any indebtedness or any claims held by the Company or any of its Subsidiaries, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (i) in the Ordinary Course of Business or (ii) Liens pursuant to its bank credit facilities;

            (h)     enter into any new line of business;

            (i)     make any acquisition or investment either by purchase of
securities, mergers, consolidation, contributions to capital, property transfers, or by purchase of any

                                       46

property or assets of any other Person, or make any capital expenditures, in each case other than (i) investments in wholly owned Subsidiaries, (ii)
acquisitions of assets used in the operations of the Company and its
Subsidiaries in the Ordinary Course of Business, or (iii) acquisitions or investments not in excess of the amounts set forth in Section 7.3(i) of the
Company Disclosure Schedule;

            (j)     amend its articles of incorporation or by-laws or similar
organizational documents;

            (k)     settle any material claim, action or proceeding, except in the Ordinary Course of Business;

            (l)     take any action that is intended or would be reasonably
likely to result in any of the conditions to the Merger set forth in ARTICLE
VIII not being satisfied, except as may be required by applicable Law;

            (m)     implement or adopt any material change in its tax accounting or financial accounting policies, practices or methods, other than as may be required by applicable Law, GAAP or regulatory guidelines;

            (n)     amend in any material respect or waive any of its material rights under any Company Material Contract, terminate or fail to renew any
Company Material Contract or enter into any contract or binding agreement that would be a Company Material Contract;

            (o)     adopt a plan or agreement of complete or partial
liquidation, dissolution, winding up, merger, consolidation, amalgamation, restructuring, recapitalization or other reorganization (other than a merger or consolidation between wholly owned Subsidiaries) or otherwise agree to any share exchange, business combination, sale of business or similar transaction;

            (p)     write down the value of any inventory or write-off as
uncollectible any notes or accounts receivable except with respect to write downs for store inventory from time to time in the Ordinary Course of Business.

            (q)     dispose of or permit to lapse any rights to any Intellectual
Property owned or licensed by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole;

            (r)     permit any insurance policy naming the Company or any of its
Subsidiaries as beneficiary to be cancelled or terminated;

            (s)     agree or commit to take any of the actions prohibited by
this Section 7.3; or

            (t)     take any action reasonably likely to result in the Merger
not being treated as a tax-free reorganization pursuant to Code ss.354.

            7.4.    No Solicitation. (a) Subject to Section 7.4(b), from the
date of this Agreement, except as may relate to any Person or group of related
Persons from whom Parent has received, prior to the date hereof, a written indication of interest that the Board of Directors of Parent (acting through the
Parent Special Committee) believes in good faith is

                                       47

bona fide and could reasonably be expected to result in a Superior Proposal (as hereinafter defined) (each such Person or group, an "Excluded Party"), until the
Effective Time or, if earlier, the termination of this Agreement in accordance with ARTICLE IX, Parent shall not, and shall not direct, authorize or permit any of its or its Subsidiaries' respective officers, directors, employees, agents, advisors, affiliates and other representatives (the "Parent Representatives" ), and shall direct and use its best reasonable efforts to cause the Parent
Representatives not to, directly or indirectly, (i) initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Parent Acquisition Proposal (as hereinafter defined) or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or (ii) accept a
Parent Acquisition Proposal or enter into any agreement or agreement in principle (other than an Acceptable Confidentiality Agreement (as hereinafter defined)) providing for or relating to a Parent Acquisition Proposal or enter into any agreement or agreement in principle requiring Parent to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder. Subject to Section 7.4(b) and except as may relate to an Excluded Party, Parent shall immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by Parent or any Parent Representatives with respect to any Parent Acquisition Proposal. Notwithstanding anything to the contrary contained herein, Parent (A) shall not, and shall not permit any of the Parent
Representatives to, provide any non-public information to any Excluded Party without first entering into an Acceptable Confidentiality Agreement (as hereinafter defined) and (B) will promptly provide to the Company any material non-public information concerning Parent or its Subsidiaries provided to any
Excluded Party which was not previously provided to the Company.

            (b)     Notwithstanding anything to the contrary contained in
7.4(b), if at any time prior to obtaining Parent Stockholder Approval, (i)
Parent has otherwise complied with its obligations under this Section 7.4 and
Parent has received a written Parent Acquisition Proposal from a third party that the Board of Directors of Parent (acting through the Special Committee of the Board of Directors of Parent formed in connection with Parent's consideration of the Merger and the transactions contemplated hereby (the
"Parent Special Committee" )) believes in good faith to be bona fide, (ii) the
Board of Directors of Parent (acting through the Parent Special Committee)
determines in good faith, after consultation with its independent financial advisors and outside counsel, that such Parent Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal (as hereinafter defined) and (iii) after consultation with its outside counsel, the Board of
Directors of Parent (acting through the Parent Special Committee) determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, then Parent may (x) furnish information with respect to Parent and its Subsidiaries to the Person making such Parent
Acquisition Proposal (and its representatives) and (y) participate in discussions or negotiations with the Person making such Parent Acquisition
Proposal (and its representatives) regarding such Parent Acquisition Proposal;
provided, that Parent (A) will not, and will not allow Parent Representatives to, disclose any non-public information to such Person without entering into an
Acceptable Confidentiality Agreement, (B) will promptly provide to the Company any non-public information concerning Parent or its Subsidiaries provided to such other Person which was not previously provided to the Company and (C) will promptly notify (within one business day) the Company in the event it receives such Parent Acquisition Proposal, including the material terms and conditions thereof and shall keep the Company apprised as to the status

                                       48

and any material developments concerning the same, including furnishing copies of any such written inquiries, correspondence, draft documentation and written summaries of any material oral inquiries or discussions. Nothing contained in this Section 7.4(b) shall prohibit Parent or the Board of Directors of Parent from taking and disclosing to Parent's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a)
promulgated under the Exchange Act or from making any other disclosure required by applicable Law.

            (c)     Except as otherwise provided herein, neither the Board of
Directors of Parent nor any committee thereof shall directly or indirectly (i)
(A) withdraw (or modify in a manner adverse to the Company), or publicly propose to withdraw (or modify in a manner adverse to the Company), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of the Merger or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any alternative Parent
Acquisition Proposal (any action described in this clause (i) being referred to as an "Adverse Recommendation Change") or (ii) approve or recommend, or publicly propose to approve or recommend, or allow Parent or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to lead to, any Parent
Acquisition Proposal (other than an Acceptable Confidentiality Agreement and, to the extent a Parent Acquisition Proposal involves the issuance of securities to stockholders of Parent, other than an appropriate confidentiality agreement that allows Parent to receive and review confidential information with respect to a proposed issuer of any such securities) (a "Parent Acquisition Agreement").
Prior to terminating this Agreement following the receipt of a Superior
Proposal, Parent shall, and shall cause its financial and legal advisors to negotiate with the Company in good faith (to the extent the Company desires to negotiate) to make such improvements in the terms and conditions of this
Agreement so that such Parent Acquisition Proposal ceases to constitute a
Superior Proposal, which obligation to negotiate shall expire five Business Days after the date on which Parent commences to negotiate with the Company. Parent shall not be prohibited from terminating this Agreement and entering into a
Permitted Alternative Agreement in accordance with Section 9.4. Notwithstanding anything to the contrary contained herein, Parent (acting on the recommendation of the Parent Special Committee) shall not be prevented from discharging its disclosure obligations pursuant to applicable Law or from making, prior to obtaining Stockholder Approval, an Adverse Recommendation Change, if it
determines in good faith (after consultation with its independent financial advisors and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Parent under applicable Law. For purposes of this Agreement, "Business Day" shall mean any day which is not a Saturday, Sunday or any other day on which banks in New York
City, New York are authorized or required by law to close.

            (d)     From and after the date hereof, Parent shall provide notice promptly to the Company of any resolution to take any of the actions described in this Section 7.4 or to terminate this Agreement pursuant to Section 9.4.

            (e)     As used in this Agreement, the term:

                          (i)     "Acceptable Confidentiality Agreement" means a
      confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to Parent than those contained in the
      Company

                                       49

      Confidentiality Agreement (as hereinafter defined); provided, however, that an Acceptable Confidentiality Agreement may include provisions that are less favorable to Parent than those contained in the Company
      Confidentiality Agreement so long as Parent offers to amend the Company
      Confidentiality Agreement, concurrently with execution of such Acceptable
      Confidentiality Agreement, to include substantially similar provisions for the benefit of the Company;

                          (ii)    "Parent Acquisition Proposal" means any
      inquiry, proposal or offer from any Person or group of Persons other than the Company or its affiliates relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, or 15% or more of the outstanding Parent Common Stock, any tender offer or exchange offer that if consummated would result in any
      Person or group of Persons beneficially owning 15% or more of the outstanding Parent Common Stock, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent (or any
      Subsidiary or Subsidiaries of Parent whose business constitutes 15% or more of the net revenues, net income or assets of Parent and its
      Subsidiaries, taken as a whole);

                          (iii)   "Superior Proposal" means a Parent Acquisition
      Proposal (but changing the references to "15% or more" in the definition of "Parent Acquisition Proposal" to "50% or more") which the Board of
      Directors of Parent (acting through the Parent Special Committee) in good faith determines (based on such matters as it deems relevant, including the advice of its independent financial advisor and outside counsel)
      would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of Parent (in their capacities as stockholders) than the transactions contemplated hereby.

            7.5.    Regulatory and Tax Matters; Best Reasonable Efforts. (a)
Parent, with the Company's cooperation, will promptly prepare and file with the
SEC the Proxy Statement and the Registration Statement and any amendments or supplements thereto. Each of Parent and the Company will use their best reasonable efforts to have the Registration Statement declared effective under the Securities Act and clear all SEC comments on the Proxy Statement as promptly as practicable after such filings, and Parent will thereafter mail or deliver the Proxy Statement and the Registration Statement to its stockholders. Each party will use their best reasonable efforts to cause to be delivered to Parent
"comfort letters" from their respective independent public accountants and will also use its best reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and each party will furnish all information concerning such party and the holders of its capital stock as may be reasonably requested in connection with any such action. The parties will promptly provide copies to and consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Registration
Statement and the Proxy Statement and promptly advise the other party of any oral comments received from the SEC.

            (b)     Subject to the other provisions of this Agreement, the
parties will cooperate with each other and use their respective best reasonable efforts to take, or cause to be taken, all actions, to promptly prepare and file, or cause to be filed, all necessary documentation, to effect all applications, notices, petitions and filings, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions

                                       50

contemplated by this Agreement (including the Merger) including, without limitation, obtaining all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. Parent and the Company will have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case, subject to applicable Law relating to the exchange of information, all the information relating to Parent and the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. The parties will consult with each other with respect to obtaining all permits, consents, approvals and authorizations of all third parties and
Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

            (c)     Subject to the other terms of this Agreement and the
applicable provisions of the DGCL, each party hereto agrees to use best reasonable efforts to cause the Effective Time to occur as soon as practicable after the Parent Stockholder Approval and the expiration of the Rights Offering subscription period.

            7.6.    Parent Stockholder Approval. Subject to Sections 7.4 and
9.4, the Board of Directors of Parent will use its best reasonable efforts to obtain from its stockholders at the special meeting of Parent's Stockholders to be held in connection with the transactions contemplated hereby (the
"Stockholders Meeting") the approval, by both (a) a majority of the outstanding shares of Parent Common Stock and (b) a majority of the shares of Parent Common
Stock that are held by Parent's stockholders other than Apparel and its affiliates and associates, of (i) the issuance of the shares of Parent Common
Stock in the Merger, the Rights Offering and the other transactions contemplated thereby, and (ii) the Charter Amendment (the "Parent Stockholder Approval").

            7.7.    Cooperation. (a) The Company and Parent shall use their
respective best reasonable efforts to work together in seeking to refinance their existing indebtedness for borrowed money in connection with the consummation of the transactions contemplated hereby, other than $7,500,000 owed under the Fursa Debt Agreement (as defined under the Company Stockholders
Agreement), which refinancing shall require the approval of each of the Company and Parent, which approvals shall not be unreasonably withheld, conditioned or delayed. Concurrently with the consummation of the transactions contemplated under the Merger Agreement, the Fursa Debt Holders shall cancel a portion of the
Fursa Debt held by them as of the Effective Time in the aggregate amount of
$7,500,000 in exchange for receiving from Parent that number of shares of
Parent's Series A 7.5% Convertible Preferred Stock ("Preferred Stock") equal to the quotient obtained by dividing 7,500,000 by the average daily closing price of the shares of the Parent Common Stock (on its principal trading market), for the twenty (20) trading days immediately preceding the record date of the Rights
Offering, which shares of Preferred Stock shall have the rights and preferences set forth in Parent's Restated Certificate of Incorporation. In the event that as of the Effective Time there are any amounts outstanding under the Fursa Debt
Agreement, the management fee set forth in Section 11.3 of the Fursa Debt
Agreement and any other management or services fees related to, or arising out, of the Fursa Debt Agreement shall be terminated as of the Effective Time, as set forth in the Company Stockholders Agreement.

                                       51

            (b)     The Company and Parent each shall, upon request by the
other, furnish the other with all information concerning itself, its
Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the
Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective
Subsidiaries to any third party or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

            (c)     Subject to applicable Law, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications between Parent or the Company, as the case may be, or any of their respective Subsidiaries, and any third party or any
Governmental Entity with respect to such transactions. The Company shall give prompt notice to Parent of any change, fact or condition, that is reasonably likely to result in a Company Material Adverse Effect or of any failure of any condition to Parent's obligations to effect the Merger, and Parent shall give prompt notice to the Company of any change, fact or condition, that is reasonably likely to result in a Parent Material Adverse Effect or of any failure of any condition to the Company's obligations to effect the Merger.
Neither Parent nor the Company shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Entity with respect to the transactions contemplated hereby without giving the other prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate.

            (d)     In case at any time after the Effective Time any further
action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use best reasonable efforts to take all such necessary action.

            7.8.    Access; Confidentiality. (a) Subject to applicable Laws
relating to the sharing of information, upon reasonable notice, each of Parent and the Company shall, and shall cause its respective Subsidiaries to, afford the other party, and its officers, employees, counsel, accountants, financial advisors and other authorized representatives, reasonable access, during normal business hours throughout the period prior to the Effective Time or earlier termination of this Agreement, to its properties, books, contracts and records and, during such period, shall, and shall cause its Subsidiaries to, furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably be requested.

            (b)     All information and materials provided pursuant to this
Agreement will be subject to (i) that certain Confidentiality and
Non-circumvention Agreement, dated March 5, 2004, by and between the Company and
Frederick's of Hollywood, Inc. and their respective subsidiaries, as the disclosing party and Parent, as the receiving party (the "Company
Confidentiality Agreement"), and (ii) that certain Confidentiality and
Non-circumvention Agreement, dated March 4, 2004, by and between Parent, as the disclosing party and the Company and Frederick's of Hollywood, Inc. and their respective subsidiaries, as the receiving party, (collectively, the
"Confidentiality Agreements").

            7.9.    Public Announcements. The initial press release regarding
the Merger shall be a joint press release mutually agreed upon, and thereafter no party shall issue any press releases or make any public statement regarding the Merger or any of the transactions contemplated hereby without the prior written consent of Parent and the

                                       52

Company, except as may be required by applicable Law or by obligations pursuant to AMEX rules, in which case the parties must consult with each other prior to such release or public statement to the extent practicable.

            7.10.   Employee Matters. (a) From and after the Effective Time, the
Parent Benefit Plans and the Company Benefit Plans in effect at the Effective
Time will remain in effect (except as provided in Section 4.8) with respect to employees and former employees of Parent or the Company and their Subsidiaries
(the "Covered Employees"), as applicable, covered by such plans at the Effective
Time, until such time as Parent otherwise determines, subject to applicable Law and the terms of such plans. Prior to the Closing Date, Parent and the Company will cooperate in reviewing, evaluating and analyzing the Parent Benefit Plans and the Company Benefit Plans with a view towards developing appropriate employee benefits and compensation plans, programs and arrangements ("Benefit
Plans") for Covered Employees. It is the intention of Parent and the Company, to the extent permitted by applicable Law, for Parent and the Company to develop
Benefit Plans as soon as reasonably practicable after the Effective Time which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between Covered Employees who were covered by Parent Benefit Plans, on the one hand, and those covered by Company Benefit Plans on the other, at the
Effective Time. It is the current intention of Parent and the Company that, for one year following the Effective Time, Parent will, and will cause the Company to, provide employee benefits under Benefit Plans to Covered Employees that are substantially equivalent in the aggregate to those provided to such Persons pursuant to the Parent Benefit Plans or Company Benefit Plans, as applicable, in effect at the Effective Time. Nothing herein will prohibit any changes to the
Benefit Plans that may be (A) required to comply with applicable Law (including any applicable qualification requirements of Section 401(a) of the Code) or (B)
required for Parent to provide for or permit investment in its securities.

            (b)     With respect to the Benefit Plans, Parent will, and will
cause the Company, where applicable, to, (i) provide all of the Covered
Employees with service credit for purposes of eligibility, participation, vesting and levels of benefits (but not for benefit accruals under any defined benefit pension plan or retiree medical or other welfare plan or as would otherwise result in a duplication of benefits), under any Benefit Plan adopted, maintained or contributed to by Parent or the Company, as applicable, in which
Covered Employees are eligible to participate, for all periods of employment with Parent or the Company or any of their respective Subsidiaries (or their predecessor entities) prior to the Effective Time, (ii) cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any welfare Benefit Plans to be waived with respect to the
Covered Employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable Covered Employee participated immediately prior to the Effective Time, and (iii) give the Covered Employees and their eligible dependents credit for the plan year in which the Effective
Time (or commencement of participation in any Parent Benefit Plan or Company
Benefit Plan) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or the date of commencement of participation in such Benefit Plan).

            (c)     From and after the Effective Time, Parent will, and will
cause the Company to, honor all accrued and vested benefit obligations to and contractual rights of current and former employees of Parent and the Company and their respective Subsidiaries

                                       53

under the Parent Benefit Plans or the Company Benefit Plans, as applicable, to the extent accrued and vested as of the Effective Time.

            (d)     Nothing in this Section 7.10 will prohibit Parent or the
Company, as applicable, from amending, modifying or terminating any Parent
Benefit Plan or Company Benefit Plan, as applicable, pursuant to, and in accordance with, the terms thereof.

            7.11.   Takeover Statutes. If any takeover statute is or may become applicable to the Merger or the other transactions contemplated by this
Agreement, each of the Company and Parent and their respective boards of directors shall, subject to applicable Law, grant such approvals and use their best reasonable efforts to take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such takeover statute on such transactions.

            7.12.   No Solicitation with Respect to the Company. During the
period from the date of this Agreement through the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE IX, the Company shall not, and shall not direct, authorize or permit any of the Company
Representatives, and shall direct and use its best reasonable efforts to cause the Company Representatives not to, directly or indirectly, (a) initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Company Acquisition
Proposal (as hereinafter defined) or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or (b)
accept a Company Acquisition Proposal or enter into any agreement or agreement in principle providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder. The Company shall immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by the Company or any Company
Representatives with respect to any Company Acquisition Proposal. For the purposes of this Agreement, "Company Acquisition Proposal" means any inquiry, proposal or offer from any Person or group of Persons other than Parent or its affiliates relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of the outstanding shares of Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the outstanding Company Common Stock, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the
Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole).

            7.13.   Stock Exchange Listing. Parent shall use its reasonable best efforts to cause all shares of Parent Common Stock issuable in connection with the transactions contemplated hereby to be approved for listing on the AMEX, subject to official notice of issuance, prior to the Closing Date and to the extent such listing is not available to Parent, Parent shall use its reasonable best efforts to have such shares of Parent Common Stock approved for listing on a regional or other national securities exchange.

                                       54

            7.14.   Tax Matters. Parent shall "continue" at least one
"significant historic business line" of the Company and/or one of the
Subsidiaries or "use" at least a "significant portion" of the Company's and/or
Subsidiaries' "historic business assets" in a business, in each case as such terms are used within the meaning of Treasury Regulation ss. 1.368-1.

            7.15.   Headquarters. At and after the Effective Time (i), the
principal operations office of Parent and the executive officers of Parent shall be located in New York City (ii), and the principal operations office of the
Company and the executive officers of the Company shall be located in Los
Angeles, California. The principal corporate office of Parent and the Company shall be located in New York City.

            7.16.   Company's Audited Financial Statements. As promptly as
practicable, but in no event later than January 31, 2007, the Company shall prepare and deliver to Parent and Merger Sub consolidated balance sheets as of
July 31, 2004, July 30, 2005 and July 29, 2006, the related consolidated statements of income and cash flows for each of the years ended July 31, 2004,
July 30, 2005 and July 29, 2006 of the Company and its Subsidiaries and all
notes relating thereto, which financial statements shall include a signed unqualified audit report from Deloitte & Touche LLP, certifying that such financial statements were audited in accordance with generally accepted auditing standards, present fairly in all material respects the financial position and the results of operations and cash flows for each of such periods in accordance with GAAP (together, the "Company Audited Financial Statements"); provided, however, that, if such audit report includes a deficiency letter or material weakness letter from Deloitte & Touche LLP, so long as such deficiencies or weaknesses are not material and adverse, when taken as a whole, with respect to such financial statements, such audit report nonetheless shall be deemed to be an unqualified audit report.

            7.17.   Directors and Officers Insurance. Parent shall use
commercially reasonable efforts to increase the limit of liability for directors and officers insurance to $25,000,000 by the Closing Date.

            7.18.   Antitrust Matters. If the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended (the "HSR Act") or any other antitrust statute or regulation (the "Antitrust Law") is or may become applicable to the
Merger or the other transactions contemplated by this Agreement (as it may be reasonably determined by either party), each of the Company and Parent and their respective boards of directors shall, subject to applicable Law, grant such approvals and use their best reasonable efforts to take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of the HSR Act or any Antitrust Law on such transactions.

                                  ARTICLE VIII

                                   CONDITIONS

            8.1.    Conditions to the Obligations of the Company, Parent and
Merger Sub to Effect the Merger. The respective obligation of each of the
Company, Parent and Merger Sub to effect the Merger is subject to the satisfaction by the Company, Parent and Merger Sub at or prior to the Closing of each of the following conditions:

                                       55

            (a)     Stockholder Approval. The Parent Stockholder Approval shall have been obtained and the Parent Charter shall have been filed with the
Secretary of State of the State of New York.

            (b)     Consents.

                          (i)     All consents, authorizations or approval of
      any Person required or necessary to be obtained prior to the Effective
      Time by the Company or Parent or any of their respective Subsidiaries in connection with the transactions contemplated hereby, including consents from parties to any Company Material Contract or Parent Material Contract
      and consents from Governmental Entities, whether federal, state, or local, shall have been obtained, other than those which the failure to obtain would not, individually or in the aggregate, have a Company Material
      Adverse Effect or Parent Material Adverse Effect, as applicable, or result in a criminal violation.

                          (ii)    If any existing indebtedness for borrowed
      money of Parent, the Company or any of their Subsidiaries held by any of
      Wells Fargo Retail Finance, LLC or CIT Commercial Service (each a "Bank
      Debt Holder") is not refinanced, all consents, authorizations, waivers and approvals of each such Bank Debt Holder, as applicable to the transactions contemplated hereby shall have been obtained.

            (c)     No Injunction. No Governmental Entity of competent
jurisdiction shall have enacted, issued, enforced or entered any Law, judgment, decree, injunction or order that prohibits or makes illegal the consummation of the Merger, the Rights Offering or the other transactions contemplated by this
Agreement or the Standby Purchase Agreement, provided, however, that the Company and Parent shall each use its best reasonable efforts to have any judgment, decree, injunction or order vacated.

            (d)     Rights Offering. The Registration Statement shall have been filed with the SEC and declared effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and any request of the SEC for inclusion of additional information in the Registration Statement or otherwise shall have been complied with and all conditions to Parent's issuance of shares of Parent Common Stock in the Rights Offering shall have been satisfied or waived.

            (e)     Directors and Officers Insurance. Directors and officers
liability insurance as mutually agreed to by Parent and the Company and on substantially the terms summarized in Exhibit I, subject to the potential increase in the limit of liability for directors and officers to $25,000,000, in accordance with Parent's obligations under Section 7.17.

            (f)     Antitrust Matters. If a filing is made under the HSR Act
pursuant to Section 7.18, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which
Parent or the Company has agreed not to consummate the Merger for a period of time. Any similar waiting period under any other Antitrust Law applicable to the
Merger or the transactions contemplated thereby shall have expired or been terminated.

                                       56

            8.2.    Conditions to Obligations of Parent and Merger Sub. The
obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction by Parent at or prior to the Closing of each of the following conditions:

            (a)     Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement and in any Transaction
Document shall be true and correct in all material respects (or in all respects for any representations and warranties qualified as to materiality or Company
Material Adverse Effect) (A) on the date of this Agreement and (B) on the
Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), (ii) the representations and warranties of Fursa Alternative
Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC), acting on behalf of itself and the Mellon HBV Group and TTG (collectively, the "Standby
Purchasers") set forth in the Standby Purchase Agreement shall be true and correct in all material respects (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (iii) Parent shall have received at the Closing a certificate signed by (A) an executive officer of the Company to the effect that the condition set forth in this Section 8.2(a)(i) has been satisfied and (B)
each of the Standby Purchasers to the effect that the condition set forth in this Section 8.2(a)(ii) has been satisfied.

            (b)     Purchase Price. Each of the Standby Purchasers shall have
delivered to Parent by wire transfer of immediately available funds the aggregate purchase price for the applicable number of Unsubscribed Shares that such Standby Purchase is obligated to purchase under the Standby Purchase
Agreement.

            (c)     Performance of Obligations of the Company. The Company shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, and
Parent shall have received a certificate signed by an executive officer of the
Company to the effect that the condition set forth in this Section 8.2(c) has been satisfied.

            (d)     Company Stockholders Agreement and Shareholders Agreement.
Each Company Stockholder shall have executed and delivered the Company
Stockholder Agreement and the Shareholders Agreement in substantially the form attached hereto as Exhibit J (the "Shareholders Agreement").

            (e)     Absence of Company Material Adverse Effect. Subsequent to
the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Company Material Adverse Effect.

            8.3.    Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction by the
Company at or prior to the Effective Time of each of the following conditions:

                                       57

            (a)     Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement and in any
Transaction Document shall be true and correct in all material respects (or in all respects for any representations and warranties qualified as to materiality or Parent Material Adverse Effect) (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), (ii) the representations and warranties of Parent set forth in the Standby Purchase Agreement shall be true and correct in all material respects (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (iii) the Company shall have received at the Closing a certificate signed by an executive officer of each of Parent and Merger Sub to the effect that the condition set forth in this Section 8.3(a) has been satisfied.

            (b)     Performance of Obligations of Parent and Merger Sub. Each of
Parent and Merger Sub shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed by an executive officer of each of Parent and Merger Sub to the effect that the condition set forth in this Section 8.3(b) has been satisfied.

            (c)     Shareholders Agreement. Parent shall have executed and
delivered the Shareholders Agreement.

            (d)     Registration Rights Agreement. Parent shall have executed
and delivered the registration rights agreement in substantially the form attached hereto as Exhibit K (the "Registration Rights Agreement").

            (e)     Warrants. Parent shall have executed and delivered the
Warrants in substantially the form attached hereto as Exhibit L ("Warrants").

            (f)     Absence of Parent Material Adverse Effect. Subsequent to the
execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Parent Material Adverse Effect.

                                   ARTICLE IX

                                   TERMINATION

            9.1.    Termination by Mutual Consent. This Agreement may be
terminated and the Merger may be abandoned at any time prior to the Effective
Time, whether before or after the Parent Stockholder Approval, by mutual written consent of the Company, by action of its Board of Directors, and Parent, by action of its Board of Directors (approved by the Parent Special Committee).

            9.2.    Termination by Either Parent or the Company. This Agreement
may be terminated and the Merger may be abandoned at any time prior to the
Effective Time by the Company, by action of its Board of Directors, or by
Parent, by action of its Board of

                                       58

Directors (approved by the Parent Special Committee), if (a) the Merger shall not have been consummated by September 1, 2007 (the "Termination Date"), (b) the
Parent Stockholder Approval shall not have been obtained at the Stockholders
Meeting (after giving effect to all adjournments or postponements thereof), or
(c) there shall be any final and non-appealable Law that makes consummation of the Merger illegal or otherwise prohibited; provided, that the right to terminate this Agreement pursuant to Section 9.2(a) or Section 9.2(b) shall not be available to any party if the circumstances described in Section 9.2(a) or
Section 9.2(b) were caused by such party's material breach of its obligations under this Agreement.

            9.3.    Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the
Company, by action of its Board of Directors, if (a) the Board of Directors of
Parent shall make an Adverse Recommendation Change or approve a resolution or authorize or agree to do so, (b) Parent shall have entered into a Parent
Acquisition Agreement or (c) there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue or incorrect after the execution of this Agreement, such that (i) the condition set forth in either Section 8.3(a) or 8.3(b) would not be satisfied and (ii) such breach or failure to be true and correct cannot be cured by the Termination Date.

            9.4.    Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by Parent,
(a) by action of its Board of Directors (approved by the Parent Special
Committee), if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue or incorrect after the execution of this
Agreement, such that (i) the condition set forth in either Section 8.2(a) or
8.2(c) would not be satisfied and (ii) such breach or failure to be true and correct cannot be cured by the Termination Date; (b) at any time prior to obtaining the Parent Stockholder Approval, upon the Board of Directors of Parent
(as approved by the Parent Special Committee) resolving to enter into, in accordance with the provisions of this Agreement, including Section 7.4, a definitive agreement containing a Parent Acquisition Proposal; provided, that
(i) the Board of Directors of Parent shall not so resolve unless (A) Parent shall have complied with its obligations under Section 7.4, (B) the Board of
Directors of Parent shall have determined in good faith (after consultation with its independent financial advisors and outside counsel) that such Parent
Acquisition Proposal constitutes a Superior Proposal and the failure to take such action is inconsistent with the fiduciary duties of the Board of Directors of Parent to the stockholders of Parent under applicable Law and (C) prior to terminating this Agreement to enter into an agreement with respect to such
Superior Proposal, Parent shall, and shall cause its financial and legal advisors to negotiate with the Company in good faith (to the extent the Company desires to negotiate) to make such improvements in the terms and conditions of this Agreement so that such Parent Acquisition Proposal ceases to constitute a
Superior Proposal, which obligation to negotiate shall expire five Business Days after the date on which Parent commences to negotiate with the Company, (ii)
following the Board of Directors of Parent so resolving, Parent shall have so notified the Company and provided to the Company in writing the identity of the
Person making, and the final terms and conditions of such Parent Acquisition
Proposal, and (iii) Parent shall have the right to enter into such a definitive agreement (a "Permitted Alternative Agreement") so long as (A) the effectiveness of such agreement is conditioned upon the termination of this Agreement pursuant to this Section 9.4 and (B) immediately following the execution of such agreement, a copy of such agreement and all related agreements, exhibits, schedules and other documents are delivered to the Company; or (c) if (i) there has

                                       59

been a breach by the Company of the covenant set forth in Section 7.16 of this
Agreement or (ii) the Company Audited Financial Statements or the companying notes thereof delivered pursuant to Section 7.16 of this Agreement shall contain any change or changes, other than changes to reflect state sales tax liability or the application of push-down accounting, that, in Parent's reasonable judgment, are material and adverse changes, when taken as a whole, from the
Company Financial Statements.

            9.5.    Notice of Termination. The party desiring to terminate this
Agreement pursuant to Sections 9.2 through 9.4 shall give written notice of such termination to the other party in accordance with Section 11.6 of this
Agreement.

            9.6.    Effect of Termination and Abandonment; Termination Fee. (a)
In the event of a termination of this Agreement and the abandonment of the
Merger pursuant to this ARTICLE IX, this Agreement (other than the obligations pursuant to this Section 9.6 and Sections 11.5 and 11.6, if applicable) shall become void and of no effect with no liability on the part of any party hereto
(or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives) and all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this
Agreement will be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Proxy Statement and
Registration Statement, and all filing and other fees paid to the SEC or otherwise, will be borne equally by Parent and the Company; provided further, however, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement;

            (b)     If the Company shall terminate this Agreement pursuant to
Section 9.3(a) or Section 9.3(b), or if Parent shall terminate this Agreement pursuant to Section 9.4(b), then Parent shall, within two business days following such termination, pay to the Company $300,000, and shall pay promptly thereafter the Company's actual and reasonable documented out-of-pocket expenses and fees incurred by the Company and the Company Stockholders on or prior to the termination of this Agreement in connection with the transactions contemplated hereby.

            9.7.    Fees and Expenses. Notwithstanding anything to the contrary herein, upon the Effective Time, all costs and expenses incurred by the Company or any of its Subsidiaries in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by Parent or the
Surviving Corporation as mutually agreed by the parties hereto.

            9.8.    Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED
HEREIN, NO PARTY HERETO SHALL, IN ANY EVENT, BE LIABLE TO ANY OTHER PARTY HERETO
FOR ANY CONSEQUENTIAL DAMAGES, INCLUDING HERETO LOSS OF REVENUE OR INCOME, COST
OF CAPITAL, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY RELATING TO ANY BREACH
OR ALLEGED BREACH OF THIS AGREEMENT. EACH PARTY HERETO AGREES THAT IT WILL NOT
SEEK PUNITIVE DAMAGES AS TO ANY MATTER UNDER, RELATING TO OR ARISING OUT OF THE
TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                                       60

                                   ARTICLE X

                                 INDEMNIFICATION

            10.1.   Survival of Representations and Warranties. The
representations and warranties set forth in ARTICLE V and ARTICLE VI shall survive until the eighteen (18) month anniversary of the Closing Date. No party shall have any liability whatsoever with respect to any representations and warranties unless the other party shall have delivered notice (a "Claim Notice")
of a claim for indemnification pursuant to this ARTICLE X (a "Claim"), which
Claim Notice shall specify the amount of the Claim and identify in reasonable detail the basis for, and include any relevant documentation in support of, the
Claim, prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such Claim (i) if such Claim is undisputed, until such Claim is satisfied, or
(ii) if such Claim is disputed, until the final resolution of such Claim has occurred, and the amount of such Claim determined or agreed to be valid has been satisfied.

            10.2.   Indemnity by Company. The Company will indemnify, defend and hold Parent and the Surviving Corporation, and their successors and permitted assigns (collectively, the "Parent Indemnified Persons"), harmless from, against and with respect to each and every claim, liability, obligation, loss, damage, deficiency, assessment, encumbrance, judgment, cost, expense (including, without limitation, reasonable attorneys' fees and costs and other expenses incurred by any Parent Indemnified Person in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character (collectively, "Losses"), arising out of or resulting from (a)
any breach of any representation, warranty, covenant, agreement or certification made by or on behalf of the Company in this Agreement or (b) any Tax Claim (as defined below) ("Parent Losses"). For all purposes of determining the amount of any Losses under this Article, any such representation or warranty shall be interpreted without giving effect to the word "materially" or "material,"
individually or as it appears in the phrase "Company Material Adverse Effect"
(or any other qualifications or exceptions based on such terms). The parties hereto agree, and by virtue of each Company Stockholder's execution and delivery of a Company Stockholders Agreement, the Company Stockholders will agree that except with respect to fraud or willful misconduct, the Company Escrowed Shares shall be available as the sole, exclusive and maximum recourse for the Parent
Indemnified Persons with respect to any Parent Losses; provided, however, in no event shall this limit the right of Parent to seek injunctive or other equitable relief to enforce the performance by the Company or the Company Stockholder
Representatives of their respective obligations under this Agreement or under the Escrow Agreement.

            10.3.   Indemnity by Parent. Parent will indemnify, defend and hold the Company Stockholders, and their successors and permitted assigns
(collectively, the "Company Indemnified Persons" and together with the Parent
Indemnified Persons, the "Indemnified Persons"), harmless, from, against and with respect to each and every Loss arising out of or resulting from any breach or any representation, warranty, covenant, agreement or certification made by or on behalf of Parent or Merger Sub in this Agreement ("Company Losses"). For all purposes of determining the amount of any Losses under this Article, any such representation or warranty shall be interpreted without giving effect to the word "materially" or "material," individually or as it appears in the phrase
"Parent Material Adverse Effect" (or any other qualifications or exceptions based on such terms). The parties hereto agree that except with respect to fraud or willful misconduct and except with respect

                                       61

to indemnity claims under the Registration Rights Agreement, the Parent Escrowed
Shares shall be available as the sole, exclusive and maximum recourse against
Parent with respect to any Company Losses; provided, however, in no event shall this limit the right of the Company to seek injunctive or other equitable relief to enforce the performance by Parent of its obligations under this Agreement or under the Escrow Agreement.

            10.4.   Indemnity for Third-Party Claims. If any suit,
investigation, claim or other proceeding is commenced by a third party against any Indemnified Person for which such Indemnified Person would be entitled to defense and indemnity under Section 10.2 or Section 10.3, a Claim Notice shall be given to Parent or the Company Stockholder Representatives, on behalf of the
Company Stockholders, as applicable (each, an "Indemnifying Person"), as promptly as practicable. The Indemnifying Person shall be relieved of any liability it may have to the Indemnified Person to the extent the Indemnifying
Person is materially prejudiced by the failure of the Indemnified Person to promptly deliver such Claim Notice. Following delivery of such Claim Notice, the
Indemnified Person shall inform the Indemnifying Person with respect to any significant developments with respect to such claim, suit, action or investigation, and shall answer any reasonable questions the Indemnifying Person or its representatives may have from time to time with respect thereto. In connection with the foregoing, the Indemnifying Person may, within 60 days of receipt of a Claim Notice, notify the Indemnified Person in writing or its election to:

            (a)     defend any such suit, investigation, claim or other
proceeding in whole or in part by such means as such Indemnifying Person elects, in its sole discretion, and the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof by counsel of the
Indemnified Person's choice at the Indemnified Person's expense, but the
Indemnifying Person shall retain full control of such litigation or procedure and shall have final authority to determine all matters in connection therewith as to any or all claimants, subject, in the case of the payment, compromise or settlement of any such suit, investigation, claim or other proceeding to obtaining the written consent of the Indemnified Person thereto, which consent shall not unreasonably be withheld, conditioned or delayed; or

            (b)     turn such contest, in whole or in part, over to the
Indemnified Person who shall, at the Indemnifying Person's expense, assume such contest with counsel of its own choice and the Indemnifying Person shall have the right (but not the obligation) to participate, at its own expense, in the defense thereof by counsel of its own choice, and the Indemnifying Person shall cooperate with and assist the Indemnified Person as reasonably requested by the
Indemnified Person in connection with such defense or contest, but the
Indemnified Person shall retain control thereof and have final authority to determine all matters in connection therewith), provided, however, no
Indemnified Person shall pay, compromise or settle any suit, investigation, claim or other proceeding without the written consent of the Indemnifying Person thereto, which consent shall not unreasonably be withheld, conditioned or delayed.

            In the event that, within 60 days of receipt of a Claim Notice, an
Indemnifying Person does not notify the Indemnified Person of its election to defend or turn over such claim, then the Indemnifying Person shall be deemed to have turned over such claim to the Indemnified Person, who shall assume such defense in accordance with the provisions of Section 10.4(b).

                                       62

            10.5.   Tax Claims. (a) For purposes of this Agreement, "Tax Claim"
shall mean (i) any action, written notice of sales or use tax assessment, suit, or administrative proceeding (each, a "Tax Proceeding") related to the collection or payment of sales or use taxes by the Company or any of its
Subsidiaries by or in a court, authority, agency, commission, official or other instrumentality of the United States or any state or locality thereof pursuant to which the Company, Parent or any of their respective Subsidiaries (each, an
"Affected Company" ) has received a written notice on or before the eighteen
(18) month anniversary of the Closing Date relating to any activity of the
Company or any of its Subsidiaries prior to the Closing Date and specifying a liability for which sales or use taxes are alleged to be due, including any statutory interest and penalties related thereto, (ii) litigation or audit expenses incurred by an Affected Company related to a Tax Proceeding, (iii) any payment made on or before the eighteen (18) month anniversary of the Closing
Date of state sales or use taxes relating to any activity of the Company or any of its Subsidiaries prior to the Closing Date other than the activity specified in Section 10.5 of the Company Disclosure Schedule or (iv) any liability recorded on the balance sheet of an Affected Company that remains a liability on the eighteen (18) month anniversary of the Closing Date with respect to the collection or payment of state sales or use taxes relating to any activity of the Company or any of its Subsidiaries prior to the Closing Date (the "Tax
Liability Amount"); provided, however, with respect to any Tax Liability Amount, each shall not include amounts paid to third parties, including legal and/or audit expenses, related to Company programs to collect sales taxes following the
Closing provided that such Losses do not arise in connection with a Tax
Proceeding.

            (b)     If there is a Tax Liability Amount, Parent shall deliver to the Company Stockholder Representatives and the Escrow Agent a written notice
(the "Tax Liability Notice") specifying the Tax Liability Amount promptly after the determination thereof as set forth in the Escrow Agreement and Parent and the Company Stockholder Representatives shall comply with the provisions of the
Escrow Agreement as provided therein.

            (c)     If at any time a liability or any portion thereof recorded on the balance sheet of an Affected Company as described in Section 10.5(a)(iv)
of this Agreement is removed as a liability without the payment of any amounts thereof (a "Reversed Liability"), and Parent has been paid under the Escrow
Agreement in respect of such Reversed Liability, Parent shall notify the Company
Stockholder Representatives of such Reversed Liability and upon receipt of such notice, the Company Stockholder Representatives shall notify Parent in writing as to (i) the identity of the Company Stockholders as of the date such notice is delivered to Parent and (ii) the wiring instructions for each such Company
Stockholder. Within five Business Days of receipt by Parent of such notice,
Parent shall deliver to each of such Company Stockholders on a pro rata basis, by wire transfer of immediately available funds, an amount equal to such
Reversed Liability.

                                   ARTICLE XI

                            MISCELLANEOUS AND GENERAL

            11.1.   Modification or Amendment. Subject to the provisions of
applicable Law, at any time prior to the Effective Time, (a) this Agreement may be amended, modified or supplemented only in writing executed by each of the parties hereto by action of the Board of Directors of each such party (in the case of Parent, approved by the Parent Special Committee), and (b) any provisions herein may be waived only in writing executed by the

                                       63

party or parties against whom such waiver is asserted by action of such party or parties' Board of Directors (in the case of Parent, approved by the Parent
Special Committee), provided that no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation or breach of warranty or covenant.

            11.2.   Waiver of Conditions. The conditions to each of the parties'
obligations to consummate the Merger and the other transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law, in such party's sole discretion.

            11.3.   Definitions. Each of the terms set forth in Annex A is
defined in the Section of this Agreement set forth opposite such term.

            11.4.   Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

            11.5.   Governing Law and Venue; Waiver of Jury Trial. (a) THIS
AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE
INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
Except as provided in Section 4.3 of this Agreement, the parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of
New York and the Federal courts of the United States of America located in the
County of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

            (b)     EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE
COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL
BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR
ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH
OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING
WAIVER, (ii) EACH PARTY UNDERSTANDS AND

                                       64

HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS
WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS
AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 11.5.

            11.6.   Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, facsimile, email or by overnight courier:

            If to Parent or Merger Sub:

            Movie Star, Inc.
            1115 Broadway
            New York, NY 10010.
            Attention:  Melvin Knigin
            Facsimile:  (212) 213-4925

            with a copy, which will not constitute notice, to:

            Cooley Godward Kronish LLP
            1114 Avenue of the Americas
            New York, New York 10036
            Attention:  Scott L. Kaufman
            Facsimile:  (212) 401-4772

            with a second copy, which will not constitute notice, to:

            Graubard Miller
            405 Lexington Avenue, 19th Floor
            New York, New York 10174
            Attention:  Peter M. Ziemba
            Facsimile:  (646) 227-5400

            If to the Company:

            FOH Holdings, Inc.
            6255 Sunset Boulevard, Sixth Floor
            Hollywood, CA 90028
            Attention:  Linda LoRe
            Facsimile:  (323) 464-4219

            with a copy, which will not constitute notice, to:

            Torys LLP
            237 Park Ave.
            New York, NY 10017
            Attention:  Joris M. Hogan
            Facsimile:  (212) 682-0200

                                       65

            c/o Patrick Brennan
            Fursa Alternative Strategies LLC
            The MetLife Building
            200 Park Avenue, 54th Floor
            New York, NY 10166
            Facsimile:  (212) 922-8955

            with a copy, which shall not constitute notice, to:

            Torys LLP
            237 Park Ave.
            New York, NY 10017
            Attention:  Joris M. Hogan
            Facsimile:  (212) 682-0200

            c/o Michael Tokarz
            287 Bowman Avenue
            Purchase, NY 10577
            Facsimile:  (914) 251-1816

            with a copy, which shall not constitute notice, to:

            Wildman, Harrold, Allen & Dixon LLP
            225 W. Wacker Drive,
            Suite 3000
            Chicago, Illinois 60606
            Attention:  John L. Eisel
            Facsimile:  (312) 201-2555

or to such other persons or addresses as may be designated in writing by the
Person to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business
Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one business day by delivery pursuant to one of the other methods described herein); or on the next business day after deposit with an internationally recognized overnight courier, if sent by such a courier.

            11.7.   Entire Agreement. This Agreement, together with the
schedules, annex, the Transaction Documents and the Confidentiality Agreements
constitute (or will constitute, with respect to any Transaction Document that becomes effective after the date hereof) the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            11.8.   No Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties who are signatories hereto any rights or remedies hereunder.

                                       66

            11.9.   Severability. The provisions of this Agreement shall be
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

            11.10.  Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this
Agreement as a whole (including the schedules and annexes hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph,
Schedule, and Annex references are to the Articles, Sections, paragraphs,
Schedules and Annexes to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation" unless the context otherwise requires or unless otherwise specified, (iv) the word "knowledge" shall mean actual knowledge of a party's executive officers and all matters and facts of which a party's executive officers should be aware after reasonable inquiry, (v) the word "or" shall not be exclusive, (vi) provisions shall apply, when appropriate, to successive events and transactions, and (vii) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.

            (b)     The parties have participated jointly in negotiating and
drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

            11.11.  Assignment. None of the parties hereto may assign its rights or delegate its obligations under this Agreement without the written consent of the other parties; provided, however, that Parent may designate, by written notice to the Company, another Subsidiary of Parent to be a constituent corporation in lieu of Merger Sub, whereupon all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties with respect to Merger Sub as of the date of this
Agreement shall be deemed representations and warranties with respect to such other Subsidiary as of the date of such designation. Notwithstanding the foregoing or any other provisions herein, no assignment will relieve any party of its obligations hereunder. Any purported assignment in violation of this
Agreement will be void ab initio.

            11.12.  Company Stockholder Representatives.

            (a)     The Company Stockholders Representatives hereby confirm that each Company Stockholder has constituted and appointed Patrick Brennan and
Michael Tokarz (the "Company Stockholder Representatives") as its joint representatives and its true and

                                       67

lawful attorney in fact, with full power and authority in each of their names and on behalf of each of them:

                          (i)     to, as applicable, act on behalf of each of
      them with respect to any provisions of this Agreement or any other agreement contemplated hereby; and

                          (ii)    in general, to, as applicable, do all things
      and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the provisions of this
      Section 11.12.

            (b)     Parent and the Escrow Agent shall be entitled to rely upon any document or other paper delivered by the Company Stockholder Representatives as (i) genuine and correct and (ii) having been duly signed or sent by the
Company Stockholder Representatives, and neither Parent nor such Escrow Agent shall be liable to any Company Stockholder for any action taken or omitted to be taken by Parent or such Escrow Agent in such reliance.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                           SIGNATURE PAGES TO FOLLOW.]

                                       68

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                        MOVIE STAR, INC.

                                        By: /s/ Saul Pomerantz
                                           -------------------------------------
                                              Name: Saul Pomerantz
                                              Title: Exec. V.P.

                                        FOH HOLDINGS, INC.

                                        By: /s/ Linda LoRe
                                           -------------------------------------
                                              Name: Linda LoRe
                                              Title: Chief Executive Officer

                                        FRED MERGER CORP.

                                        By: /s/ Thomas Rende
                                           -------------------------------------
                                              Name: Thomas Rende
                                              Title: Authorized Officer

                                        Company Stockholder Representatives,
                                        solely for purposes of Sections 4.3,
                                        10.4, 10.5 and 11.12

                                        /s/ Patrick Brennan
                                        ----------------------------------------
                                        Patrick Brennan

                                        /s/ Michael Tokarz
                                        ----------------------------------------
                                        Michael Tokarz

                                                                         ANNEX A

                                  DEFINED TERMS

TERMS                                                                    SECTION

Acceptable Confidentiality Agreement...................................7.4(e)(i)
Action......................................................................5.11
Adverse Recommendation Change.............................................7.4(c)
Affected Company.........................................................10.5(a)
Affiliated Group.........................................................5.17(j)
Agreement...............................................................Preamble
AMEX.........................................................................4.6
Antitrust Law...............................................................7.18
Apparel.................................................................Recitals
Arbitrator................................................................4.3(a)
Bank Debt Holder......................................................8.1(b)(ii)
Benefit Plans............................................................7.10(a)
Business Day..............................................................7.4(c)
Certificate of Merger........................................................1.3
Charter Amendment............................................................2.1
Claim.......................................................................10.1
Claim Notice................................................................10.1
Cleanup..................................................................5.24(d)
Closing......................................................................1.2
Closing Date.................................................................1.2
Code....................................................................Recitals
Company.................................................................Preamble
Company Acquisition Proposal................................................7.12
Company Audited Financial Statements........................................7.16
Company Balance Sheet....................................................5.17(g)
Company Benefit Plan.....................................................5.15(a)
Company Certificate.......................................................4.1(a)
Company Common Stock....................................................Recitals
Company Confidentiality Agreement.........................................7.8(b)
Company Disclosure Schedule............................................Article V
Company Escrowed Shares...................................................4.2(b)
Company Financial Statements.................................................5.7
Company Indemnified Persons.................................................10.3
Company IT Systems.......................................................5.26(a)
Company Leases...........................................................5.19(a)
Company Losses..............................................................10.3
Company Major Suppliers.....................................................5.23
Company Material Adverse Effect........................................10.2, 5.1
Company Material Contracts..................................................5.12
Company Material Licenses....................................................5.5
Company Preferred Stock...................................................5.2(a)
Company Representatives...................................................6.9(l)
Company Stock Option.........................................................4.8
Company Stock Plan...........................................................4.8
Company Stockholder.......................................................4.1(a)

Company Stockholder Representatives.....................................11.12(a)
Company Stockholders Agreement............................................4.7(a)
Company Stores and Facilities............................................5.24(d)
Company Supplemental Distribution Shares..................................4.2(b)
Confidentiality Agreements................................................7.8(b)
Contract.....................................................................5.4
Covered Employees........................................................7.10(a)
DGCL.........................................................................1.1
Effective Time...............................................................1.3
Effective Time Shares.....................................................4.1(a)
Environmental Laws.......................................................5.24(d)
Environmental, Health and Safety Liabilities.............................5.24(d)
ERISA....................................................................5.15(a)
ERISA Affiliate..........................................................5.15(g)
Escrow Agent..............................................................4.2(b)
Escrow Agreement..........................................................4.2(b)
Event........................................................................5.1
Exchange Act..............................................................6.7(a)
Exchange Ratio............................................................4.1(a)
Excluded Party............................................................7.4(a)
Filing Date...............................................................4.3(b)
Fursa Debt Agreement......................................................7.7(a)
GAAP.........................................................................5.7
Governmental Entity..........................................................5.4
Hazardous Activity.......................................................5.24(d)
Hazardous Substances.....................................................5.24(d)
herein..................................................................11.10(a)
hereof..................................................................11.10(a)
herewith................................................................11.10(a)
HSR Act.....................................................................7.18
including...............................................................11.10(a)
Indemnified Persons.........................................................10.3
Indemnifying Person.........................................................10.4
Indemnity Claims Committee................................................4.2(d)
Intellectual Property....................................................5.16(a)
Investments.............................................................Recitals
JAMS......................................................................4.3(a)
knowledge...............................................................11.10(a)
Law..........................................................................5.4
Licenses.....................................................................5.5
Lien.........................................................................5.4
Losses......................................................................10.2
Mellon HBV Group........................................................Recitals
Merger..................................................................Recitals
Merger Consideration......................................................4.1(a)
Merger Sub..............................................................Preamble
Occupational Safety and Health Law.......................................5.24(d)
Or......................................................................11.10(a)
Order....................................................................5.24(d)
Ordinary Course of Business..............................................5.17(j)
Parent..................................................................Preamble

                                       71

Parent Acquisition Agreement..............................................7.4(c)
Parent Acquisition Proposal..............................7.4(e)(iii), 7.4(e)(ii)
Parent Audit Date............................................................6.8
Parent Balance Sheet.....................................................6.16(g)
Parent Benefit Plan......................................................6.14(a)
Parent By-laws...............................................................2.2
Parent Certificate........................................................4.2(a)
Parent Charter...............................................................2.1
Parent Common Stock.....................................................Recitals
Parent Disclosure Schedule............................................Article VI
Parent Escrowed Shares....................................................4.2(c)
Parent Facilities........................................................6.23(d)
Parent Indemnified Persons..................................................10.2
Parent IT Systems........................................................6.26(a)
Parent Leases............................................................6.18(a)
Parent Losses...............................................................10.2
Parent Major Suppliers......................................................6.17
Parent Material Adverse Effect...............................................6.1
Parent Material Contracts...................................................6.11
Parent Material Licenses.....................................................6.5
Parent Reports............................................................6.7(a)
Parent Representatives....................................................7.4(a)
Parent Special Committee..................................................7.4(b)
Parent Stock Option.......................................................6.2(a)
Parent Stock Plans........................................................6.2(a)
Parent Stockholder Approval..................................................7.6
Permitted Alternative Agreement..............................................9.4
Person....................................................................4.4(b)
Preferred Stock...........................................................7.7(a)
Proxy Statement.............................................................5.13
Registration Rights Agreement.............................................8.3(d)
Registration Statement......................................................5.13
Release..................................................................5.24(d)
Rights Offering.........................................................Recitals
SEC..........................................................................6.4
Securities Act............................................................4.7(a)
Shareholders Agreement....................................................8.2(d)
Standby Purchase Agreement..............................................Recitals
Standby Purchasers........................................................8.2(a)
Stockholders Meeting.........................................................7.6
Subsidiary...................................................................5.1
Superior Proposal....................................................7.4(e)(iii)
Surviving Corporation........................................................1.1
Surviving Corporation By-laws................................................2.4
Surviving Corporation Charter................................................2.3
Tax......................................................................5.17(j)
Tax Claim................................................................10.5(a)
Tax Liability Amount.....................................................10.5(a)
Tax Liability Notice.....................................................10.5(b)
Tax Proceeding...........................................................10.5(a)
Tax Return...............................................................5.17(j)

                                       72

Taxes....................................................................5.17(j)
Termination Date.............................................................9.2
Trademarks...............................................................5.16(a)
Transaction Documents........................................................5.3
TTG.....................................................................Recitals
Unsubscribed Shares.....................................................Recitals
Voting Agreement........................................................Recitals
Warrants..................................................................8.3(e)
Web Sites................................................................5.16(a)

                                       73

                                    EXHIBIT A

                            FORM OF VOTING AGREEMENT

                        See Exhibit 2.2 to this Form 8-K

                                    EXHIBIT B

                       FORM OF STANDBY PURCHASE AGREEMENT

                        See Exhibit 10.2 to this Form 8-K

                                    EXHIBIT C

                                 PARENT CHARTER

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                MOVIE STAR, INC.

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

      The undersigned, being the ______________ of MOVIE STAR, INC. (the
"Corporation"), in accordance with the provisions of Section 807 of the Business
Corporation Law of the State of New York (the "BCL"), does hereby certify that:

      1.    The name of the Corporation is Movie Star, Inc. The Corporation was
incorporated under the name Industrial Undergarment Corporation.

      2.    The Certificate of Incorporation of the Corporation was filed by the
Department of State on April 10, 1935.

      3.    The Certificate of Incorporation of the Corporation is hereby amended to effect the following amendments authorized by Section 801 of the BCL:

            (a)   to change the name of the Corporation to "Frederick's of
Hollywood Group Inc.";

            (b)   to increase the number of authorized common shares of the
Corporation from 30,000,000 shares to 200,000,000 shares, $.0l par value;

            (c)   to authorize the issuance of up to 5,000,000 shares of
preferred stock of the Corporation and to establish the terms, rights, preferences and privileges of the Series A Preferred Stock; and

            (d)   to change the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him.

      4.    The text of the Certificate of Incorporation of the Corporation as
herein and heretofore amended is hereby restated by this Restated Certificate of
Incorporation to read in its entirety as follows:

      "(1)  The name of the Corporation shall be "Frederick's of Hollywood Group
Inc." (hereinafter sometimes called the "Corporation").

      (2)   The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the
Business Corporation Law of the State of New York ("BCL"), and is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

      (3)   (a)   The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 205,000,000 shares, of which 200,000,000 shares shall be Common Stock, each having a par value of $.01 per share, and of which 5,000,000 shares shall be Preferred Stock, each having a par value of $.01 per share.

            (b)   The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of
Directors") is hereby expressly authorized to provide for the issue of all of any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the BCL.
The

                                        2

Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not above the total number of authorized shares of the class and not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      (c)   5,000,000 of the authorized shares of Preferred Stock are hereby designated "Series A 7.5% Convertible Preferred Stock" (the "Series A
Preferred"). The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred are as follows:

            1.    DIVIDEND RIGHTS.

                  (a)   Holders of Series A Preferred, in preference to the
holders of Common Stock or any other Junior Securities (as defined in Section 2 hereof), shall be entitled to receive, when, as and if declared by the Board of
Directors (the "Board"), but only out of funds that are legally available therefor, cumulative dividends at the rate of 7.5% per annum of the sum of the
Original Issue Price (as defined below) and any accumulated and unpaid dividends thereon on each outstanding share of Series A Preferred. Such dividends shall be payable in additional shares of Series A Preferred or in cash, at the option of the Corporation, only when, as and if declared by the Board and shall be payable in arrears in equal amount quarterly on January 1, April 1, July 1 and October 1 of each year ("Dividend Payment Date") commencing on the first Dividend Payment
Date after the first issuance of Series A Preferred. Dividends shall be cumulative from the initial date of issuance or the last Dividend Payment Date for which accumulated dividends were paid, whichever is later, whether or not funds of the Corporation are

                                        3

legally available for the payment of such dividends and whether or not the Board of Directors declares the dividends.

                  (b)   The "Original Issue Price" of each share of the Series A
Preferred shall be ______ Dollars ($____) to be the average of the per share closing prices of the Common Stock for the 20 trading days immediately preceding the record date for the Rights Offering to be conducted by the Corporation (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof as provided herein).

                  (c)   So long as any shares of Series A Preferred are
outstanding, the Corporation shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock or any other Junior Securities, or purchase, redeem or otherwise acquire for value any shares of Common Stock or any other Junior Securities until all dividends as set forth in Section 1(a) above on the Series A Preferred shall have been paid or declared and set apart, except for:

                        (i)   acquisitions of Common Stock or any other Junior
Securities by the Corporation pursuant to agreements which permit the
Corporation to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Corporation;

                        (ii)  acquisitions of Common Stock or any other Junior
Securities in exercise of the Corporation's right of first refusal to repurchase such shares; or

                                        4

                        (iii) distributions to holders of Common Stock or any
other Junior Securities in accordance with Section 4.

                  (d)   In the event dividends are paid on any share of Common
Stock or any other Junior Securities, the Corporation shall pay an additional dividend on all outstanding shares of Series A Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock or any other Junior Securities.

                  (e)   The provisions of Sections 1(c) and 1(d) shall not apply
to a dividend payable solely in Common Stock to which the provisions of Section
5(g) hereof are applicable, or any repurchase of any outstanding securities of the Corporation that is approved by the Board.

            2.    RANK.

            The Series A Preferred shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Preferred; (b) senior to the Common Stock; (c) senior to any class or series of capital stock of the
Corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series A Preferred (collectively, with the Common Stock,
"Junior Securities"), and (d) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred (the "Parity Securities").

            3.    VOTING RIGHTS.

                                        5

                  (a)   GENERAL RIGHTS. Each holder of shares of the Series A
Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred could be converted
(pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation. Except as otherwise provided herein or as required by law, the Series A Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the
Common Stock.

                  (b)   SEPARATE VOTE OF SERIES A PREFERRED. For so long as any
shares of Series A Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise, so long as such transaction does not constitute an Asset Transfer or Acquisition (each as defined in Section 4(c) hereof)):

                        (i)   Any amendment, alteration, or repeal of any
provision of the Certificate of Incorporation of the Corporation, that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A Preferred so as to affect them adversely; or

                                        6

                        (ii)  Any authorization or any designation, whether by
reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series A Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series.

            4.    LIQUIDATION RIGHTS.

                  (a)   In the event that the Corporation is a party to an
Acquisition or Asset Transfer (as hereinafter defined) or upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary
(each, a "Liquidation Event"), before any distribution or payment shall be made to the holders of any Junior Securities, subject to the right of any series of
Preferred Stock that may from time to time come into existence, the holders of
Series A Preferred shall be paid out of the proceeds of such Acquisition or
Asset Transfer or the assets of the Corporation legally available for distribution for each share of Series A Preferred held by them, the greater of
(i) the amount equal to the Original Issue Price plus all accumulated but unpaid dividends on the Series A Preferred or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in a
Liquidation Event with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation Event. If, upon any such
Liquidation Event, the proceeds of such Acquisition or Asset Transfer or the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this
Section 4(a), then such assets (or consideration) shall be distributed among the holders of Series A Preferred and any other Parity Securities at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                                        7

                  (b)   Subject to the rights of the holders of any Parity
Securities, after the payment of the full liquidation preference of the Series A
Preferred as set forth in Section 4(a) above, the remaining assets of the
Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Junior Securities.

                  (c)   For the purposes of this Section 4: (i) "Acquisition"
shall mean (A) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions among the stockholders of the Corporation (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation's voting power is transferred; provided that an
Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof; and (ii) "Asset Transfer" shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation.

                  (d)   In any Acquisition or Asset Transfer, if the
consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made.

                                        8

            5.    CONVERSION RIGHTS.

                  The holders of the Series A Preferred shall have the following rights with respect to the conversion of the Series A Preferred into shares of
Common Stock (the "Conversion Rights"):

                  (a)   OPTIONAL CONVERSION. Subject to and in compliance with
the provisions of this Section 5, any shares of Series A Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Preferred Conversion Rate" then in effect
(determined as provided in Section 5(b)) by the number of shares of Series A
Preferred being converted.

                  (b)   SERIES A PREFERRED CONVERSION RATE. The conversion rate
in effect at any time for conversion of the Series A Preferred (the "Series A
Preferred Conversion Rate") shall be ____________ to be the quotient obtained by dividing the Series A Preferred Conversion Price by the amount equal to 1.2 multiplied by the average of the per share closing prices of the Common Stock for the 20 trading days immediately preceding the record date for the Rights
Offering to be conducted by the Corporation.

                  (c)   SERIES A PREFERRED CONVERSION PRICE. The conversion
price for the Series A Preferred shall initially be the Original Issue Price.
Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series A Preferred
Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

                                        9

                  (d)   MECHANICS OF CONVERSION. Each holder of Series A
Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series
A Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or in Common Stock (at the average daily closing price of the shares of the Common Stock (on its principal trading market), rounded to two decimal places, for the ten (10) trading days immediately ending the two business days prior to the date of such conversion
(the "Current Market Value") or in the event that the Common Stock is not publicly traded on the American Stock Exchange or other national securities exchange, Common Stock's fair market value determined in good faith by the Board
(the "Fair Market Value") as of the date of such conversion), at the option of the Corporation, any accumulated but unpaid dividends on the shares of Series A
Preferred being converted and (ii) in cash (at the Current Market Value as of the date of such conversion or in the event that the Common Stock is not publicly traded on the American Stock Exchange or other national securities exchange, the Fair Market Value as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series A
Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                                       10

                  (e)   AUTOMATIC CONVERSION.

                        (i)   Upon the occurrence of any Liquidation Event in
which the amount of cash, securities or other property a holder of the Series A
Preferred would be entitled to receive is greater than the amount equal to the
Original Issue Price plus all accumulated but unpaid dividends on the Series A
Preferred, each share of Series A Preferred shall automatically be converted into fully-paid and nonassessable shares of Common Stock, based on the then-effective Series A Preferred Conversion Price immediately prior to such
Liquidation Event. The number of shares of Common Stock to which a holder of
Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Preferred Conversion Rate" then in effect
(determined as provided in Section 5(b)) by the number of shares of Series A
Preferred being converted. Upon such automatic conversion, any accumulated but unpaid dividends shall be paid in accordance with the provisions of Section
5(d).

                        (ii)  Upon the occurrence of any Liquidation Event, the
outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred, the holders of Series A
Preferred shall surrender the

                                       11

certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any accumulated but unpaid dividends shall be paid in accordance with the provisions of Section 5(d). The person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such conversion date

                  (f)   ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If at any
time or from time to time on or after the date that the first share of Series A
Preferred is issued (the "Original Issue Date") the Corporation effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred, the Series A Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased.
Conversely, if at any time or from time to time after the Original Issue Date the Corporation combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred, the Series A Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 5(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (g)   ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS.
If at any time or from time to time on or after the Original Issue Date the
Corporation pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock

                                       12

without a corresponding dividend or other distribution to holders of the Series
A Preferred, the Series A Preferred Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

                        (i)   The Series A Preferred Conversion Price shall be
adjusted by multiplying the Series A Preferred Conversion Price then in effect by a fraction equal to:

                              (A)   the numerator of which is the total number
of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

                              (B)   the denominator of which is the total number
of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

                        (ii)  If the Corporation fixes a record date to
determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series A Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common
Stock shall be calculated immediately prior to the close of business on such record date; and

                        (iii) If such record date is fixed and such dividend is
not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the
Series A Preferred Conversion Price shall be adjusted pursuant to this Section
5(g) to reflect the actual payment of such dividend or distribution.

                                       13

                  (h)   ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, SUBSTITUTION
OR REORGANIZATION. If at any time or from time to time on or after the Original
Issue Date the Common Stock issuable upon the conversion of the Series A
Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise
(other than an Acquisition or Asset Transfer as defined in Section 4 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), in any such event each holder of Series A Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the
Series A Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                                       14

                  (i)   SALE OF SHARES BELOW SERIES A PREFERRED CONVERSION
PRICE.

                        (i)   If at any time or from time to time on or after
the Original Issue Date the Corporation issues or sells, or is deemed by the express provisions of this Section 5(i) to have issued or sold, Additional
Shares of Common Stock (as defined below), other than as provided in Section
5(f), 5(g) or 5(h) above, for an Effective Price (as defined below) less than the then effective Series A Preferred Conversion Price (a "Qualifying Dilutive
Issuance"), then and in each such case, the then existing Series A Preferred
Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Preferred
Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to:

                              (A)   the numerator of which shall be (A) the
number of shares of Common Stock deemed outstanding (as determined below)
immediately prior to such issue or sale, plus (B) the number of shares of Common
Stock which the Aggregate Consideration (as defined below) received or deemed received by the Corporation for the total number of Additional Shares of Common
Stock so issued would purchase at such then existing Series A Preferred
Conversion Price, and

                              (B)   the denominator of which shall be the number
of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common
Stock so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares

                                       15

of Series A Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common
Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

                        (ii)  No adjustment shall be made to the Series A
Preferred Conversion Price in an amount less than one cent per share. Any adjustment required by this Section 5(i) shall be rounded to the nearest one cent $0.01 per share. Any adjustment otherwise required by this Section 5(i)
that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to the Series A Preferred Conversion
Price.

                        (iii) For the purpose of making any adjustment required
under this Section 5(i), the aggregate consideration received by the Corporation for any issue or sale of securities (the "Aggregate Consideration") shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the
Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock,
Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the
Board to be allocable to such Additional Shares of Common Stock, Convertible
Securities or rights or options.

                                       16

                        (iv)  For the purpose of the adjustment required under
this Section 5(i), if the Corporation issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities
and if the Effective Price (as defined below) of such Additional Shares of
Common Stock is less than the Series A Preferred Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of
Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the
Corporation for the issuance of such rights or options or Convertible Securities plus:

                              (A)   in the case of such rights or options, the
minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options; and

                              (B)   in the case of Convertible Securities, the
minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

                                       17

                              (C)   If the minimum amount of consideration
payable to the Corporation upon the exercise or conversion of rights, options or
Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities.

                              (D)   No further adjustment of the Series A
Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such
Convertible Securities shall expire without having been exercised, the Series A
Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Preferred
Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the
Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible
Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the

                                       18

consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the
Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible
Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred.

                        (v)   For the purpose of making any adjustment to the
Conversion Price of the Series A Preferred required under this Section 5(i),
"Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(i)
(including shares of Common Stock subsequently reacquired or retired by the
Corporation), other than:

                              (A)   shares of Common Stock issued upon
conversion of the Series A Preferred;

                              (B)   shares of Common Stock or Convertible
Securities issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

                              (C)   shares of Common Stock issued pursuant to
the exercise of Convertible Securities outstanding as of the Original Issue
Date;

                              (D)   shares of Common Stock or Convertible
Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board;

                                       19

                              (E)   shares of Common Stock or Convertible
Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution or other third-party lender approved by the Board;

                              (F)   shares of Common Stock or Convertible
Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Corporation; and

                              (G)   any Common Stock or Convertible Securities
issued in connection with strategic transactions involving the Corporation and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Board.

            References to Common Stock in the subsections of this clause (v)
above shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(i). The "Effective Price" of Additional
Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5(i), into the
Aggregate Consideration received, or deemed to have been received by the
Corporation for such issue under this Section 5(i), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of
Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed

                                       20

issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

                        (vi)  In the event that the Corporation issues or sells,
or is deemed to have issued or sold, Additional shares of Common Stock in a
Qualifying Dilutive Issuance (the "First Dilutive Issuance"), then in the event that the Corporation issues or sells, or is deemed to have issued or sold,
Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a "Subsequent Dilutive
Issuance"), then and in each such case upon a Subsequent Dilutive Issuance the
Series A Preferred Conversion Price shall be reduced to the Series A Preferred
Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the
First Dilutive Issuance.

                  (j)   CERTIFICATE OF ADJUSTMENT. In each case of an adjustment
or readjustment of the Series A Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the
Series A Preferred, if the Series A Preferred is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred so requesting at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any
Additional Shares of Common Stock issued or sold or

                                       21

deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and
(iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred. Failure to request or provide such notice shall have no effect on any such adjustment.

                  (k)   NOTICES OF RECORD DATE. Upon (i) any taking by the
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the
Corporation with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the
Corporation, the Corporation shall mail to each holder of Series A Preferred at least ten (10) days prior to (x) the record date, if any, specified therein; or
(y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Series A Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                                       22

                  (l)   FRACTIONAL SHARES. No fractional shares of Common Stock
shall be issued upon conversion of Series A Preferred. All shares of Common
Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Current Market Value as of the date of such conversion or in the event that the Common Stock is not publicly traded on the American Stock
Exchange or other national securities exchange, the Fair Market Value as of the date of conversion.

                  (m)   RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of
Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (n)   NOTICES. Any notice required by the provisions of this
Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after

                                       23

having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt.
All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  (o)   PAYMENT OF TAXES. The Corporation will pay all taxes
(other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A
Preferred so converted were registered.

            6.    REDEMPTION.

                  (a)   The Corporation shall be obligated to redeem the Series
A Preferred as follows:

                        (i)   On the later to occur of (A) January 7, 2010 and
(B) the six month anniversary of the maturity date (or any extensions thereof)
of the credit facility of the Corporation (such date, the "Redemption Date"), the Corporation shall, to the extent it may lawfully do so, redeem all of the then outstanding Series A Preferred by paying in cash in exchange for the shares of Series A Preferred to be redeemed on such Redemption Date a sum equal to the
Original Issue Price per share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) plus accumulated but unpaid dividends with respect to such shares
(the "Redemption Amount"); provided, that if, on the 60th day prior to the
Redemption Date (the "Additional Conversion

                                       24

Date"), the Current Market Value (or the Fair Market Value in the event that the
Common Stock is not publicly traded on the American Stock Exchange or other national securities exchange) is greater than the Redemption Amount, then all of the outstanding shares of Series A Preferred shall be automatically converted to
Common Stock in accordance with Section 5(e) hereof on the Redemption Date. The total amount to be paid for the Series A Preferred is hereinafter referred to as the "Redemption Price."

                        (ii)  At least thirty (30) days but no more than sixty
(60) days prior to the Redemption Date, the Corporation shall send a notice (a
"Redemption Notice") to all holders of Series A Preferred to be redeemed setting forth (A) the Redemption Price for the shares to be redeemed; and (B) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date
(including, if applicable, those to be redeemed at the option of the
Corporation), then it shall so notify such holders and shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

                  (b)   On or after each the Redemption Date, each holder of
shares of Series A Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption
Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and

                                       25

after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as holder of Series A Preferred (except the right to receive the
Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series A Preferred are not redeemed due to a default in payment by the
Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series A Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed.

                  (c)   In the event of a redemption of any shares of Series A
Preferred, the Conversion Rights (as defined in Section 5) for such Series A
Preferred shall terminate as to the shares designated for redemption at the close of business on the last business day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

            7.    NO REISSUANCE OF SERIES A PREFERRED.

            No shares or shares of Series A Preferred acquired by the
Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

      (4)   The office of the Corporation shall be located in the County and
State of New York.

      (5)   No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or to purchase such shares, or any securities convertible into

                                       26

or exchangeable for such shares, which may at any time be issued, sold or offered for the sale by the Corporation.

      (6)   The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: Graubard Miller, The
Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, NY 10174,
Attention: Docket Clerk.

      (7)   The Board of Directors shall have authority to adopt, amend or repeal the by-laws of the Corporation but any by-law adopted by the Board of
Directors may be amended or repealed by the shareholders entitled to vote thereon.

      (8)   The Corporation shall, to the fullest extent permitted by Article 7 of the BCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation.

      (9)   The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of
Section 402 of the BCL, as the same may be amended and supplemented.

                                       27

      5.    The amendments and restatements set forth in this Restated
Certificate of Incorporation have been authorized by the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

                                       28

      IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements
made herein are true under the penalties of perjury this ___ day of [   ], 2007.

                                             MOVIE STAR, INC.

                                             By:  ______________________________
                                                  Name:
                                                  Title:

                                       29

                                    EXHIBIT D

                 BY-LAWS, INCLUDING SUPERMAJORITY VOTING MATTERS

o     BY-LAWS - See Exhibit 3.4 to this Form 8-K.

o     SUPERMAJORITY VOTING MATTERS - SEE BELOW.

 During the 18 month period commencing on the consummation of the merger, except as specifically provided below, the following actions by parent or any of its subsidiaries shall require approval by at least 75% of parent's directors

      i       Appoint or remove the Chairman, Chief Executive Officer,
President, Chief Financial Officer or Chief Operating Officer;

      ii      Appoint or remove any directors or members of a board committee or create any new board committee;

      iii     Amend the charter or bylaws or other organizational documents;

      iv      Engage in any merger, consolidation, sale of a substantial amount of assets or similar transaction;

      v       Approve the annual business plans/annual budgets and any material modifications to such plans/budgets;

      vi      Incur any term indebtedness for borrowed money where the amount of such indebtedness incurred exceeds $20.0 million in the aggregate, or make any material modifications to the terms of such indebtedness, or guarantee or otherwise provide any financial accommodation with respect to any indebtedness for borrowed money of any other person;

      vii     Create or issue any securities other than: (a) in connection with compensation arrangements approved by Parent's compensation committee; and (b)
those contemplated by the Merger Agreement;

      viii    Modify, in any material manner, the capital structure;

      ix      Redeem, repurchase, retire or otherwise acquire for value any equity interests of Parent or its Subsidiaries;

      x       Engage in, amend or terminate any transaction or series of related transactions with or for the benefit of any shareholder, director or officer;

      xi      Make any proposal to wind up, dissolve, liquidate or file for, or consent to, any bankruptcy or similar proceeding;

      xii     Declare or pay any dividend or other distribution (whether in cash or property) to the stockholders of Parent (other than dividends payable solely in shares of Parent Common Stock); or

      xiii    Adopt any equity or other incentive plans for officers, directors and/or employees.

                                    EXHIBIT E

                         POST-MERGER DIRECTORS OF PARENT

              Peter Cole                         Rose Peabody Lynch

              John Eisel                         Melvyn Knigin

              Linda LoRe                         Michael A. Salberg

              Milton J. Walters                  Joel Simon

              William F. Harley                  Thomas Rende

              James P. Jenkins

                                AUDIT COMMITTEE:

                                   Joel Simon

                                   John Eisel

                                Milton J. Walters

                              NOMINATING COMMITTEE:

                               Michael A. Salberg

                                James P. Jenkins

                                   John Eisel

                             COMPENSATION COMMITTEE:

                               Michael A. Salberg

                                James P. Jenkins

                               Rose Peabody Lynch

                           INDEMNITY CLAIMS COMMITTEE:

                                   Joel Simon

                                Milton J. Walters

                                    EXHIBIT F

                         OFFICERS OF COMPANY AND PARENT

Melvyn Knigin - President and Chief Executive Officer of Parent "division"

Linda LoRe - President and Chief Executive Officer of Company "division"

Thomas Rende - Chief Financial Officer of Company and Parent

                                    EXHIBIT G

                 POST-MERGER DIRECTORS OF SURVIVING CORPORATION

Peter Cole

John Eisel

Linda LoRe

Milton J. Walters

William F. Harley

James P. Jenkins

Rose Peabody Lynch

Melvyn Knigin

Michael A. Salberg

Joel Simon

Thomas Rende

                                    EXHIBIT H

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of
__________, 2007, by and between: MOVIE STAR, INC., a New York corporation
("Parent"); and PATRICK BRENNAN and MICHAEL TOKARZ, as joint representatives
(the "Company Stockholder Representatives"), of the Persons identified from time to time on Schedule 1; and _____________, a ________ (the "Escrow Agent").

                                    RECITALS

            WHEREAS, Parent, Fred Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), FOH Holdings, Inc., a Delaware
corporation (the "Company"), and the Company Stockholder Representatives have entered into an Agreement and Plan of Merger and Reorganization dated as of
December 18, 2006 (the "Merger Agreement"), pursuant to which, among other things, (i) Merger Sub is merging with and into the Company, and (ii) certain stock issuances are to be made to the Company Stockholders (as defined below). A copy of the Merger Agreement is attached hereto as Exhibit A;

            WHEREAS, the Merger Agreement and the Company Stockholders Agreement
(as defined in the Merger Agreement), attached hereto as Exhibit B, contemplate the establishment of an escrow fund to secure certain rights of (x) the Parent
Indemnified Persons (as defined in the Merger Agreement) and (y) the Company
Stockholders to indemnification, compensation and reimbursement as provided in the Merger Agreement; and

            WHEREAS, pursuant to Section 4 of the Company Stockholders
Agreement, Patrick Brennan and Michael Tokarz have been irrevocably appointed by the Company Stockholders to serve as the joint Company Stockholder
Representatives in connection with all matters under this Agreement and the resolution of all indemnification claims under the Merger Agreement.

                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:

      SECTION 1.    DEFINED TERMS.

            1.1     Capitalized terms used and not defined in this Agreement
shall have the meanings given to them in the Merger Agreement.

            1.2     As used in this Agreement, the term "Company Stockholders"
refers to the Persons who were stockholders of the Company immediately prior to the Effective Time or their

respective Affiliates to which the rights under this Agreement have been assigned as set forth herein.

      SECTION 2.    ESCROW AND INDEMNIFICATION.

            2.1     SHARES AND STOCK POWERS PLACED IN ESCROW. At or following
the Effective Time, in accordance with the Merger Agreement, (a) Parent shall issue certificates for the Company Escrowed Shares registered in the names of each of the Company Stockholders evidencing the shares of Parent Common Stock to be held in escrow under this Agreement in the amounts set forth on Schedule 1, and shall cause such certificates to be delivered to the Escrow Agent, together with the appropriate amount of cash, in lieu of a fractional share that each
Company Stockholder is entitled to receive (if applicable) pursuant to the terms of the Merger Agreement, (b) Parent shall issue a certificate for the Parent
Escrowed Shares registered in the name of Parent evidencing the shares of Parent
Common Stock to be held in escrow under this Agreement as set forth on Schedule
2, and shall cause such certificate to be delivered to the Escrow Agent and (c)
each of the Company Stockholders and Parent shall deliver to the Escrow Agent five "assignments separate from certificate" ("Stock Powers") endorsed by each such Company Stockholder and Parent in blank. The Company Stockholder
Representatives shall ensure that all signatures on the Stock Powers delivered to Parent in accordance with the preceding sentence have been guaranteed by a national bank or an American Stock Exchange member firm.

            2.2     ESCROW FUNDS. The Company Escrowed Shares being held in
escrow pursuant to this Agreement, together with any cash received in respect of fractional shares and other distributions on the Company Escrowed Shares, shall collectively constitute an escrow fund (the "Company Escrow Fund") securing the indemnification, compensation and reimbursement rights of Parent and the other
Parent Indemnified Persons under the Merger Agreement and the Company
Stockholders Agreement. The Parent Escrowed Shares being held in escrow pursuant to this Agreement shall collectively constitute an escrow fund (the "Parent
Escrow Fund" and, together with the Company Escrow Fund, the "Escrow Funds")
securing the indemnification, compensation and reimbursement rights of the
Company Stockholders under the Merger Agreement. The Escrow Agent agrees to accept delivery of the Escrowed Funds and to hold the Company Escrow Fund and the Parent Escrow Fund in separate escrow accounts (such accounts, the "Company
Escrow Account" and the "Parent Escrow Account," respectively, and together, the
"Escrow Accounts"), subject to the terms and conditions of this Agreement and the Merger Agreement.

            2.3     VOTING OF ESCROW SHARES. The record owner of the Company
Escrowed Shares shall be entitled to exercise all voting rights with respect to such Company Escrowed Shares. The Escrow Agent is not obligated to distribute to the Company Stockholders or to the Company Stockholder Representatives any proxy materials and other documents relating to the Escrow Shares received by the
Escrow Agent from Parent.

            2.4     INVESTMENTS. The Escrow Agent shall invest and reinvest the cash (if any) held in the Escrow Accounts from time to time in (a) short-term securities issued or

                                        2

guaranteed by the United States Government, its agencies or instrumentalities;
and/or (b) repurchase agreements relating to such securities. Upon the request of either Parent or the Company Stockholder Representatives, the Escrow Agent
shall provide a statement to the requesting party that describes any deposit, distribution or investment activity or deductions with respect to any funds held in the Escrow Accounts in addition to quarterly account statements from the
Escrow Agent.

            2.5     INTEREST, ETC. Parent and the Company Stockholder
Representatives, on behalf of each of the Company Stockholders, agree that any interest accruing on or income otherwise earned (including any ordinary cash dividends paid in respect to the Company Escrowed Shares) on any investment of any funds in the Company Escrow Account shall be held by the Escrow Agent in the
Company Escrow Account. The aggregate amount of all interest and other income earned on any investment of any funds in the Company Escrow Account shall be distributed by the Escrow Agent as set forth in Section 3.

            2.6     DIVIDENDS, ETC. Parent and the Company Stockholder
Representatives, on behalf of each of the Company Stockholders, agree that any shares of Parent Common Stock or other property (including ordinary cash dividends) distributable or issuable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Company Escrowed Shares or
Parent Escrowed Shares (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent) shall not be distributed or issued to the beneficial owners of such Company Escrowed Shares or Parent, as the case may be, but rather shall be distributed or issued to and held by the Escrow Agent in the Company Escrow
Account as part of the Company Escrow Fund or in the Parent Escrow Account as
part of the Parent Escrow Fund, as applicable. Any securities or other property received by the Escrow Agent in respect of any Company Escrowed Shares or Parent
Escrow Shares held in escrow as a result of any stock split or combination of shares of Parent Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of Parent Common
Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent, or otherwise, shall be held by the Escrow Agent as part of the
Company Escrow Fund or the Parent Escrow Fund, as applicable.

            2.7     TRANSFERABILITY. Except as provided for herein or by
operation of law, the interests of the Company Stockholders in the Company
Escrow Fund and in the Company Escrowed Shares, and the interests of Parent in the Parent Escrow Fund and in the Parent Escrowed Shares, shall not be assignable or transferable.

            2.8     TRUST FUND. The Company Escrow Fund and the Parent Escrow
Fund shall be held as trust funds and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any
Company Stockholder or Parent, respectively, or of any party hereto. The Escrow
Agent shall hold and safeguard the Company Escrow Fund and the Parent Escrow
Fund until the Termination Date (as defined in Section 6) or earlier distribution in accordance with this Agreement.

                                        3

      SECTION 3.    RELEASE OF ESCROW SHARES.

            3.1     GENERAL. Within 10 Business Days after receiving either (a)
joint written instructions from Parent and the Company Stockholder
Representatives ("Joint Instructions"), (b) a decision and/or award from the
Arbitrator (an "Arbitration Award") or (c) an order issued by a court of competent jurisdiction (a "Court Order") relating to the release of any Company
Escrowed Shares or Parent Escrowed from the Company Escrow Fund or the Parent
Escrow Fund, as the case may be, the Escrow Agent shall release or cause to be released any such Company Escrowed Shares or Parent Escrowed Shares and any
other amounts from the Company Escrow Fund or the Parent Escrow Fund, as the
case may be, in the amounts, to the Persons and in the manner set forth in such
Joint Instructions, Arbitration Award or Court Order. If the Indemnity Claims
Committee makes a determination under Section 4.2 of the Merger Agreement and such determination is either not disputed or Parent and the Company Stockholder
Representatives reach an agreement with respect to such issue, then if such resolution requires the distribution of shares from the Company Escrow Fund or the Parent Escrow Fund, as applicable, Parent and Company Stockholder
Representatives shall jointly instruct the Escrow Agent to make such distribution.

            3.2     POTENTIAL TAX LIABILITY. (a) Within 5 Business Days
following the 18-month anniversary of the Closing Date (the "Initial Escrow
Period Termination Date"), Parent shall provide to the Company Stockholder
Representatives and Escrow Agent a notice setting forth the amount of the Tax
Liability Amount as of the Initial Escrow Termination Date (the "Tax Liability
Notice"). If within 30 days after delivery of the Tax Liability Notice (the
"Response Period"), Parent and the Escrow Agent do not receive an Extension
Election (as defined below) from the Company Stockholder Representatives electing to extend the date for payment of the Tax Liability Amount until the
Sales Tax Extension Termination Date (as defined below), the Escrow Agent shall deliver within 10 Business Days of the expiration of the Response Period,
Company Escrowed Shares to Parent in an amount equal to the value of the Tax
Liability Amount. For purposes of this Agreement, the value of any shares of
Parent Common Stock shall be based upon the average daily closing price of the shares of Parent Common Stock (on its principal trading market), rounded to two decimal places, for the ten (10) trading days immediately ending the two
Business Days prior to the date of any distribution hereof. If the shares then held in the Company Escrow Fund are valued at an amount that is less than the
Tax Liability Amount (the "Shortfall Amount"), the Escrow Agent shall deliver to
Parent all Company Escrowed Shares together with any cash and such other property in the Company Escrow Fund necessary to make up for the Shortfall
Amount, to the extent available. If any Company Escrowed Shares or other property remain in the Company Escrow Fund after settlement of the Tax Liability
Amount, then (x) if there are any Claims against the Company Escrow Fund that have not been finally resolved and paid, the Escrow Agent shall reserve a number of Company Escrowed Shares equal in value to 120% of the amount of any such
Claims pending as of the Initial Escrow Termination Date and the balance of
Company Escrowed Shares and other property in the Company Escrow will be distributed to the Company Stockholders on a pro rata basis; and (y) if there are no Claims against the Company Escrow Fund that have not been finally resolved and paid, the balance of Company Escrowed Shares and other property will be distributed to the Company Stockholders on a pro rata basis.

                                        4

For purposes of this Agreement, (i) all pro rata distributions to the Company
Stockholders shall be made based on the percentages set forth on Schedule 1, as may be amended form time to time pursuant to Section 3.5 of this Agreement, (ii)
"Extension Election" shall mean a written notice from the Company Stockholder
Representatives delivered to Parent and the Escrow Agent electing to extend the date for payment of the Tax Liability Amount until the Sales Tax Extension
Termination Date and (iii) "Sales Tax Extension Termination Date" shall mean the
24-month anniversary of the Closing Date.

            3.3     EXTENSION ELECTION.

                    (a)   If an Extension Election is timely made by the Company
Stockholder Representatives, within 10 Business Days after such election, to the extent that the value of the Company Escrowed Shares, cash and other property held in the Company Escrow Account exceed the sum of (i) the Tax Liability
Amount and (ii) an amount equal in value to 120% of the amount of any Claims against the Company Escrow Fund that have not been finally resolved and paid as of the Initial Escrow Period Termination Date, the Escrow Agent shall distribute to the Company Stockholders on a pro rata basis Company Shares equal in value to such excess.

                    (b)   If an Extension Election is timely made by the Company
Stockholder Representatives, within 5 Business Days after the Sales Tax
Extension Termination Date, Parent shall deliver a notice to the Company
Stockholder Representatives and the Escrow Agent (the "Final Tax Liability
Notice") setting forth the amount, as of the Sales Tax Extension Termination
Date, of the Tax Liability Amount (the "Final Tax Liability Amount").

                    (c)   If the Final Tax Liability Amount is lower than the
Sales Tax Claim Liability Amount as a result of a payment or payments by Parent, then promptly following each such payment, Parent and the Company Stockholder
Representatives shall deliver a joint instruction to the Escrow Agent directing the Escrow Agent to deliver Company Escrowed Shares to Parent equal in value to the amount of such payment or payments by Parent.

                    (d)   Within 10 Business Days after the delivery to the
Company Stockholder Representatives and the Escrow Agent of the Final Tax
Liability Notice, the Escrow Agent shall deliver Company Escrowed Shares to
Parent in an amount equal to the value of the Final Tax Liability Amount. If the
Company Escrowed Shares then held in the Company Escrow Fund are valued at an amount that is less than the Final Tax Liability Amount (the "Final Shortfall
Amount"), the Escrow Agent shall deliver to Parent all Company Escrowed Shares together with any cash and such other property in the Company Escrow Fund necessary to make up for the Final Shortfall Amount, to the extent available. If any shares or other property remain in the Company Escrow Fund after settlement of the Final Tax Liability Amount, then (x) if there are any Claims against the
Company Escrow Fund that have not been finally resolved and paid, the Escrow
Agent shall reserve a number of Company Escrowed Shares equal in value to 120%
of the amount of any such Claims then pending and the balance of Company
Escrowed Shares and other property in the Company Escrow will be distributed to the Company Stockholders on a pro rata basis; and (y) if there are no Claims against the Company Escrow

                                        5

Fund that are unresolved, the balance of Company Escrowed Shares and other property will be distributed to the Company Stockholders on a pro rata basis.

            3.4     RELEASE OF THE PARENT ESCROWED SHARES. Within 10 Business
Days following the Initial Escrow Period Termination Date, if there are no
Claims against the Parent Escrow Fund that have not been finally resolved and paid, the Escrow Agent shall deliver to Parent the balance of shares of Parent
Common Stock and other property held in the Parent Escrow Account at such time.
If, on the Initial Escrow Period Termination Date there shall be Claims against the Parent Escrow Fund that have not been finally resolved, then, within 10
Business Days of the Initial Escrow Period Termination Date, the Escrow Agent
shall deliver to Parent the excess, if any, by which the value of the amounts held in the Parent Escrow Account exceed an amount equal to 120% of the amount of any Claims against the Parent Escrow Fund that have not been finally resolved and paid at such time.

            3.5     DISTRIBUTIONS. Whenever a distribution of a number of shares of Parent Common Stock is to be made pursuant to the terms of this Agreement, the Escrow Agent shall requisition the appropriate number of shares from
Parent's stock transfer agent, delivering to the transfer agent the appropriate stock certificates accompanied by the respective Stock Powers, together with the specific instructions, as appropriate. Any distributions of Parent Common Stock shall be subject to Section 4.6 of the Merger Agreement. Within 5 Business Days
prior to the date the Escrow Agent is required to make a distribution of shares of Parent Common Stock or other property (including ordinary cash dividends) to the Company Stockholders pursuant to the terms of this Agreement, the Escrow
Agent shall provide the Company Stockholder Representatives with a notice specifying that a distribution will be made and requesting that the Company
Stockholder Representatives update the then current Schedule 1 to this
Agreement. The Escrow Agent shall make the corresponding distributions to the
Persons listed on such updated Schedule 1 in accordance with the terms hereof, to their respective addresses as set forth therein. Notwithstanding anything to the contrary set forth herein, the Escrow Agent shall not be obligated to make any distribution under this Agreement to the Company Stockholders unless it has received from the Company Stockholders Representatives an updated Schedule 1 to this Agreement as provided herein. Any distributions to Parent pursuant to the terms of this Agreement shall be made to the address set forth in Schedule 2.

            3.6     DISPUTES. All disputes, claims, or controversies arising out of or relating to Section 3 of this Agreement that are not resolved by mutual agreement between Parent and the Company Stockholder Representatives shall be resolved solely and exclusively as set forth in Section 4.3 of the Merger
Agreement.

      SECTION 4.    FEES AND EXPENSES.

      The Escrow Agent shall be entitled to receive, from time to time, fees in accordance with Schedule 3. In accordance with Schedule 3, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.

                                        6

      SECTION 5.    LIMITATION OF ESCROW AGENT'S LIABILITY.

            5.1     The Escrow Agent undertakes to perform such duties as are
specifically set forth in this Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

            5.2     Parent and the Company Stockholder Representatives, acting on behalf of the Company Stockholders hereby agree to indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with the Escrow Agent's carrying out its duties hereunder. This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

      SECTION 6.    TERMINATION.

      This Agreement shall terminate upon the release by the Escrow Agent of the final amounts held in the Escrow Fund in accordance with Section 3 (the date of such release being referred to as the "Termination Date").

      SECTION 7.    SUCCESSOR ESCROW AGENT.

      In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all the other parties hereto. In such event, Parent may appoint a successor Escrow Agent (acceptable to the Company
Stockholder Representatives, acting reasonably). If Parent fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent's written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow
Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent and the Company Stockholder Representatives as to the transfer of the Escrow Funds to a successor Escrow Agent.

                                        7

      SECTION 8.    COMPANY STOCKHOLDER REPRESENTATIVES.

            8.1     Unless and until Parent and the Escrow Agent shall have
received written notice of the appointment of a successor Company Stockholder
Representatives in accordance with the terms of the Company Stockholders
Agreement, Parent and the Escrow Agent shall be entitled to rely on, and shall be fully protected in relying on, the power and authority of the Company
Stockholder Representatives to act on behalf of the Company Stockholders.

      SECTION 9.    MISCELLANEOUS.

            9.1     ATTORNEYS' FEES. In any action at law or suit in equity to enforce or interpret this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

            9.2     NOTICES. Any notice or other communication required or
permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                    IF TO PARENT:

                    Movie Star, Inc.
                    1115 Broadway
                    New York, NY 10015
                    Attention:   Melvyn Knigin
                    Facsimile:   (212) 213-4925

                    with a copy, which shall not constitute notice, to:

                    Cooley Godward Kronish LLP
                    1114 Avenue of the Americas
                    New York, NY 10036
                    Attention:   Scott L. Kaufman
                    Facsimile:   (212) 401-4772

                    with a second copy, which shall not constitute notice, to:

                    Graubard Miller
                    405 Lexington Avenue, 19th Floor
                    New York, NY 10174
                    Attention:   Peter M. Ziemba
                    Facsimile:   (646) 227-5400

                                        8

                    IF TO THE COMPANY STOCKHOLDER REPRESENTATIVES:

                    PATRICK BRENNAN
                    Fursa Alternative Strategies LLC
                    The MetLife Building
                    200 Park Avenue, 54th Floor
                    New York, NY 10166
                    Attention:   Patrick Brennan
                    Facsimile:   (212) 922-8955

                    with a copy, which shall not constitute notice, to:

                    Torys LLP
                    237 Park Avenue
                    New York, New York 10017
                    Attention:   Joris M. Hogan
                    Facsimile:   (212) 682-0200

                    MICHAEL TOKARZ
                    Tokarz Investments, LLC
                    287 Bowman Avenue
                    Purchase, NY 10577
                    Attention:   Michael Tokarz
                    Facsimile:   (914) 251-1816

                    with a copy, which shall not constitute notice, to:

                    Wildman, Harrold, Allen & Dixon LLP
                    225 W. Wacker Drive,
                    Suite 3000
                    Chicago, Illinois 60606
                    Attention:   John L. Eisel
                    Facsimile:   (312) 201-2555

                    IF TO THE ESCROW AGENT:

                    Attention:
                    Facsimile:

Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any notice or other document is required to be delivered to the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that notice or other

                                        9

document was received by such other Person on the date on which it was received by the Escrow Agent.

            9.3     HEADINGS. The bold-faced headings contained in this
Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

            9.4     COUNTERPARTS AND EXCHANGES BY FACSIMILE OR OTHER ELECTRONIC
TRANSMISSION. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or other means of electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

            9.5     APPLICABLE LAW; JURISDICTION. This Agreement shall be
governed by, and construed in accordance with, the laws of the State of New
York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 3.5 of this
Agreement, in any action between the parties arising out of or relating to this
Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the non-exclusive jurisdiction and venue of the state and federal courts located in the State of New York; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of New York; and (c) each of the parties irrevocably waives the right to trial by jury.

            9.6     SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any. The rights of a Company
Stockholder under this Agreement may be assigned, delegated or transferred, in whole or in part, by each of the Company Stockholders to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Company Stockholder, or any other Person, managed fund or managed client account over which such Company
Stockholder or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights.

            9.7     WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this
Agreement, shall operate as a waiver of such power, right, privilege or remedy;
and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                                       10

            9.8     AMENDMENT. This Agreement may not be amended, modified,
altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company Stockholder
Representatives and the Escrow Agent; provided, however, that any amendment executed and delivered by the Company Stockholder Representatives shall be deemed to have been approved by and duly executed and delivered by all of the
Company Stockholders.

            9.9     SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

            9.10    PARTIES IN INTEREST. Except as expressly provided herein,
none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

            9.11    ENTIRE AGREEMENT. This Agreement and the Merger Agreement
set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

            9.12    WAIVER OF JURY TRIAL. Each of the parties hereto hereby
irrevocably waives any and all right to trial by jury in any action arising out of or related to this Agreement or the transactions contemplated hereby.

            9.13    TAX REPORTING INFORMATION. Parent agrees to provide the
Escrow Agent with a certified tax identification number for Parent and the
Company Stockholder Representatives agree to provide the Escrow Agent with certified tax identification numbers for each of the Company Stockholders by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons)
and any other forms and documents that the Escrow Agent may reasonably request
(collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting
Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Code to withhold a portion of any interest or other income earned on the investment of monies held by the Escrow Agent pursuant to this
Agreement, and to immediately remit such withholding to the Internal Revenue
Service.

                                       11

            9.14    COOPERATION. The Company Stockholder Representatives on
behalf of the Company Stockholders and Parent agree to cooperate fully with each other and the Escrow Agent and to execute and deliver such further documents, certificates, agreements, stock powers and instruments and to take such other actions as may be reasonably requested by Parent, the Company Stockholder
Representatives or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this
Agreement.

            9.15    CONSTRUCTION.

                    (a)   For purposes of this Agreement, whenever the context
requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neutral genders; the feminine gender shall include the masculine and neutral genders; and the neutral gender shall include masculine and feminine genders.

                    (b)   The parties hereto agree that any rule of construction
to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                    (c)   As used in this Agreement, the words "include" and
"including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                    (d)   Except as otherwise indicated, all references in this
Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to
Sections of this Agreement, Schedules to this Agreement and Exhibits to this
Agreement.

                  [Remainder of page intentionally left blank]

                                       12

      IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the day and year first above written.

                                        MOVIE STAR INC., a New York corporation

                                        ________________________________________
                                        By:

                                        ________________________________________
                                        Name:

                                        ________________________________________
                                        Title:

                                        MICHAEL TOKARZ solely in his capacity as
                                        a Stockholders' Representative

                                        ________________________________________

                                        PATRICK BRENNAN solely in his capacity
                                        as a Stockholders' Representative

                                        ________________________________________

                                        [ESCROW AGENT],
                                        a ____________________

                                        ________________________________________
                                        By:

                                        ________________________________________
                                        Name:

                                        ________________________________________
                                        Title:

ESCROW AGREEMENT SIGNATURE PAGE

                                   SCHEDULE 1

                              COMPANY STOCKHOLDERS

--------------------------------------------------------------------------------
                   ADDRESS FOR NOTICE AND
NAME OF COMPANY   DISTRIBUTIONS TO COMPANY   NUMBER OF COMPANY      SPECIFIED
  STOCKHOLDER           STOCKHOLDERS          ESCROWED SHARES      PERCENTAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             TOTAL NUMBER OF       TOTAL: 100%
                                             ESCROWED SHARES:
--------------------------------------------------------------------------------

                                   SCHEDULE 2

                             PARENT ESCROWED SHARES

Number of Parent Escrowed Shares:

Address for distributions to Parent:

Movie Star, Inc.
1115 Broadway
New York, NY 10015
Attention:   Melvyn Knigin
Telephone:   (212) 798-4700
Facsimile:   (212) 213-4925

                                   SCHEDULE 3

                        ESCROW AGENT'S FEES AND EXPENSES

                                    EXHIBIT A

                                MERGER AGREEMENT

                                    EXHIBIT B

                         COMPANY STOCKHOLDERS AGREEMENT

                                       A-2

                                    EXHIBIT I

                   SUMMARY OF DIRECTORS AND OFFICERS INSURANCE

INSURER: Illinois National Insurance Company (an AIG affiliate).

INSURED: Movie Star, Inc. ("MSI").

POLICY PERIOD: Claims Made Policy - May 19, 2006-May 19, 2007.

AGGREGATE POLICY LIMIT: $10,000,000.

RETENTIONS:

      -     Securities Claims: $150,000;

      -     Employment Practices Claims: $100,000;

      -     Claims against natural persons: $5,000, subject to aggregate cap of
            $50,000; and

      -     All other claims: $100,000.

PREMIUM: $72,000 per year.

TAIL OPTION: One year, subject to premium increase equal to 150% of current premium.

COVERAGES:

      COVERAGE A - Executive Liability Insurance.

      Coverage of losses incurred by present and former employees, officers and directors of MSI.

      COVERAGE B - Organizational Insurance

            (i)     Coverage of securities claims against MSI;

            (ii)    Coverage of claims arising from MSI's obligation to
                    indemnify present and former directors and officers.

      COVERAGE C - Outside Entity Executive Liability Insurance.

      Coverage of directors and officers who serve as officers and/or directors of outside entities at the direction of MSI.

      COVERAGE D -  Crisis Fund Insurance

      Limited to $15,000 in coverage. Covers losses based upon catastrophic events such as negative earnings or sales reports, loss of critical intellectual property, mass torts, employee layoffs, death of key employees, etc.

                                    EXHIBIT J

                         FORM OF SHAREHOLDERS AGREEMENT

                             SHAREHOLDERS AGREEMENT

            This Shareholders Agreement (this "Agreement"), dated as of ____,
2007, by and among Fursa Alternative Strategies LLC (formerly known as Mellon
HBV Alternative Strategies LLC), a Delaware limited liability company ("Fursa")
acting on behalf of itself and Fursa's affiliated and/or managed funds and accounts listed in paragraph (a) of Schedule 1 hereto (the "Fursa Group") and the persons and entities listed in paragraph (b) of Schedule 1 ("TTG", and collectively, with the Fursa Group, the "Shareholders," and individually a
"Shareholder") and Movie Star, Inc. ("Parent," and together with the
Shareholders, the "Parties" and individually, a "Party").

            WHEREAS, as an inducement to Parent's willingness to enter into the
Agreement and Plan of Merger and Reorganization, dated as of December 18, 2006, by and among Parent, FOH Holdings, Inc. ("FOH") and Fred Merger Corp., a wholly owned subsidiary of Parent ("Merger Sub") (the "Merger Agreement"), the
Shareholders have agreed to enter into this Agreement upon the consummation of the merger of FOH and Merger Sub (the "Merger").

            WHEREAS, pursuant to the Merger Agreement, Parent will issue to the
Shareholders shares (the "Merger Shares") of its common stock (the "Common
Stock");

            WHEREAS, pursuant to the Merger Agreement, Parent will issue to
Fursa Master Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV
Master Rediscovered Opportunities Fund L.P.), a Delaware limited partnership, and Fursa SPV LLC (formerly known as Mellon HBV SPV LLC), a Delaware limited liability company, shares of its Series A 7.5% Convertible Preferred Stock (the
"Preferred Stock Shares"), convertible to Common Stock (such shares of Common
Stock issuable upon any conversion, the "Preferred Stock Conversion Shares");

            WHEREAS, in accordance with the terms of the Merger Agreement,
Parent commenced an offering of $20,000,000 of its Common Stock pursuant to a rights offering (the "Rights Offering");

            WHEREAS, in connection with the execution of the Merger Agreement,
Parent and certain Shareholders entered into the Standby Purchase Agreement dated as of December 18, 2006 (the "Standby Purchase Agreement") pursuant to which the certain Shareholders agreed to purchase from Parent upon expiration of the Rights Offering, shares of Common Stock not purchased by Parent's shareholders in the Rights Offering, up to $20,000,000 on a several but not on a joint and several basis (such shares, the "Unsubscribed Shares"), on the terms and subject to the conditions set forth in Standby Purchase Agreement (the
"Standby Purchasers");

            WHEREAS, pursuant to the Standby Purchase Agreement, solely as compensation to the Standby Purchasers for their commitments under the Standby
Purchase Agreement, Parent has agreed to issue to the Standby Purchasers warrants (the "Guarantor Warrants") representing the right to purchase additional shares of Common Stock (the "Warrant Shares"); and

            WHEREAS, after giving effect to the issuance of the Merger Shares and issuance of the Preferred Stock Shares upon consummation of the Merger, the purchase of the Unsubscribed Shares under the Standby Purchase Agreement, the issuance of the Guarantor Warrants representing the right to purchase the
Warrant Shares and any other shares of Common Stock currently held by the
Shareholders, the Shareholders will hold directly or otherwise "beneficially own" (as hereinafter defined) the shares of Common Stock and Preferred Stock
Shares as set forth on Schedule A hereto.

            NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1.    Representations and Warranties of Parent. Parent hereby
represents and warrants to the Shareholders that this Agreement has been duly authorized, executed and delivered by Parent, and is a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except for (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (b) the effect of equitable principles of general application.

            2.    Representations and Warranties of Fursa and the Shareholders.
Each of the Shareholders and Fursa represents and warrants to Parent that: (a)
this Agreement has been duly authorized, executed and delivered by such Person, and is a valid and binding obligation of such Person, enforceable against such
Person in accordance with its terms except for (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application; (b) except with regard to the agreements expressly contemplated by this Agreement, none of the Shareholders designated on
Schedule A as members of the Fursa Group, nor any of its Affiliates or
Associates, has formed, joined or in any way participates, in a "group" (within the meaning of Section 13d-5(b)(1) of the Exchange Act) with the Shareholders designated on Schedule A as members of the Tokarz Group, nor any of its
Affiliates or Associates, with respect to any Parent security; and (c) after giving effect to the issuance of Common Stock to the Shareholders upon consummation of the Merger and the purchases of Common Stock by the Shareholders in connection with the Rights Offering, in the case of TTG, the Shareholders included in the Tokarz Group and their Affiliates and Associates (as such terms are hereinafter defined), and in the case of the Fursa Group, the Shareholders included in the Fursa Group and their Affiliates and Associates, each will in the aggregate hold directly and/or will be the "beneficial owners" of the number of shares of Common Stock as set forth on Schedule A, and that neither of such groups and their respective Affiliates or Associates will beneficially own, or have any rights, options or agreements to acquire or vote, any other shares of
Common Stock. For purposes of this Agreement: the term "Shares" shall mean with respect to each Shareholder, the shares of Common Stock set forth opposite such
Shareholder's name on Schedule A, together with any shares of Common Stock acquired or otherwise beneficially owned after the date hereof in accordance with the terms of this Agreement; the terms "Affiliate" and "Associate" shall have the respective meanings set forth in Rule 12b-2 promulgated by the
Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the terms "beneficial owner" and
"beneficially own" shall have the same meanings as set forth in Rule 13d-3 promulgated by the

                                       -2-

SEC under the Exchange Act except that a person shall also be deemed to be the beneficial owner of all Shares which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional; and the terms "person" or "persons" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

            3.    Standstill Agreements. (a) During the period commencing on the date hereof and expiring on the 18-month anniversary of this Agreement (the
"Standstill Period"), no Shareholder shall, nor shall it permit any of its
Affiliates to, directly or indirectly, except with respect to the Merger Shares issued in the Merger, any Unsubscribed Shares purchased pursuant to the Standby
Purchase Agreement, the Guarantor Warrants issued pursuant to the Standby
Purchase Agreement, any Warrant Shares issuable upon exercise of the Guarantor
Warrants, the Preferred Stock Shares issued pursuant to the Merger Agreement and any Preferred Stock Conversion Shares issued upon conversion of the Preferred
Stock Shares, acquire or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, directly or indirectly, any direct or indirect interest in any security (whether debt, equity or otherwise) of any kind or nature in Parent or any of its Affiliates or their respective successors
(each, an "Acquisition"), unless, after giving effect to such Acquisition, such
Shareholder's beneficial ownership of Common Stock, together with the beneficial ownership of its Affiliates, does not exceed 1.0% more than the percentage of outstanding shares of Common Stock beneficially owned (within the meaning of
Rule 13d-3 of the Securities Exchange Act of 1934, as amended) in the aggregate by such Shareholder and its Affiliates (including all managed funds and client accounts over which such Shareholder or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting or dispositive rights) after giving effect to the issuance of the Merger Shares, the Unsubscribed Shares, the Warrant Shares issuable upon exercise of the
Guarantor Warrants and the Preferred Stock Conversion Shares issuable upon conversion of the Preferred Stock Shares or such Acquisition is approved by a majority of the "independent" (as defined under the American Stock Exchange rules) members of the of the Board of Directors of Parent who are also not an
Affiliate, or nominee, of the Shareholder involved in such transaction (the
"Parent Independent Directors").

                  (b)   Subject to the compliance with the other obligations
under this Agreement, notwithstanding the foregoing limitations on Acquisitions of Parent securities, any Shareholder or group of Shareholders may make and consummate a proposal or a tender offer to acquire all, but not less than all, shares of Common Stock not owned by such Shareholder(s).

                  (c)   During the Standstill Period, no Shareholder shall, nor
shall it permit any of its Affiliates to sell or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to sell, directly or indirectly, or transfer, assign, pledge, encumber, contribute, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit in any voting trust, or create or permit to exist any liens of any nature with respect to, any direct or indirect ownership interests in Parent or the Shares owned by such Shareholder (a "Transfer") except for Transfers in accordance with Section 9 of this Agreement and Transfers in compliance with the volume limits and the other provisions of Rule 144 under the Securities Act

                                       -3-

of 1933, as amended, (the "Securities Act"), without the approval of the Parent
Independent Directors, which approval shall not be unreasonably withheld.

                  (d)   If a Transfer is not made pursuant to a registration
statement that is declared effective by the SEC, and otherwise complies with the plan of distribution and other requirements of such registration statement, the legends that the Merger Shares, the Unsubscribed Shares, the Guarantor Warrants,
the Warrant Shares, the Preferred Stock Shares and the Preferred Stock
Conversion Shares bear, may only be removed following the expiration of the
Standstill Period in connection with a Transfer, upon the receipt by Parent of an opinion of legal counsel, reasonably satisfactory to Parent, to the effect that such Transfer is exempt from the registration requirements of the
Securities Act and any applicable securities laws.

                  (e)   During the Standstill Period, except with regard to the
agreements expressly contemplated by this Agreement or as permitted by Paragraph
3(b), none of the Shareholders designated on Schedule A as members of the Fursa
Group, nor any of their Affiliates or Associates, may in any way otherwise participate in a "group" (within the meaning of Section 13d-5(b)(1) of the
Exchange Act) with the Shareholders designated on Schedule A as members of the
Tokarz Group, nor any of its Affiliates or Associates, with respect to any
Parent security.

            4.    Board Nomination. During the Standstill Period, each
Shareholder shall, and shall cause each of its Affiliates to (a) vote all of its
Shares or execute written proxies with respect to such Shares in favor of the election to Parent's Board of Directors of the individuals set forth on Exhibit
E to the Merger Agreement (including any successor directors elected in accordance with the provisions of this Agreement and Parent's by-laws, the
"Post-Merger Directors"), and (b) take (or, if applicable, shall cause its designees to take) all necessary action to maintain a Board of Directors consisting of the directors designated on Schedule B. If any Post-Merger
Director dies, resigns or becomes disabled during the Standstill Period,
Parent's Board of Directors shall elect in his stead a person recommended to the
Board of Directors by Parent's nominating committee. During the Standstill
Period, each Shareholder covenants and agrees that it shall not, and shall cause each of its Affiliates not to, directly or indirectly, make or direct, encourage or in any way participate in any "solicitations" of "proxies" (as such terms are used in the proxy rules of the Exchange Act) to vote, or to seek to advise or influence any person with respect to the voting of any security (whether debt, equity or otherwise) of Parent, to contest, object or to vote the Shares against or frustrate the intent of this Agreement or take any action to prevent or disable Parent or any of the Shareholders from performing any of their respective obligations hereunder.

            5.    Further Assurances. Each of the Shareholders hereby covenants and agrees that during the Standstill Period each Shareholder shall not, and shall cause each of its Affiliates and Associates not to, alone or through or in concert with others, directly or indirectly, request any amendment or waiver of any provision of Paragraphs 3, 4 or 5 by Parent or otherwise assist, participate in, facilitate encourage or solicit any effort or attempt by any person to do any of the foregoing.

            6.    Amendments and Waivers. Subject to the provisions of Paragraph
5 and applicable law (i) this Agreement may be amended, modified or supplemented only in writing

                                       -4-

executed by each of the Parties by action of the Board of Directors of each such
Party, and (ii) any provisions herein may be waived only in writing executed by the Party or Parties against whom such waiver is asserted by action of such
Party or Parties' Board of Directors; provided, that, no such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

            7.    Governing Law And Venue; Waiver Of Jury Trial. THIS AGREEMENT
SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED,
CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW
YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION
5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

                  (b)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE
COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL
BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR
ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH
OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING
WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS
WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS
BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL
WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 7.

            8.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance is determined by a court of competent

                                       -5-

jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

            9.    Assignment. Except as provided herein, none of the Parties may assign any of its rights or delegate any of its duties under this Agreement. Any purported assignment in violation of this Agreement will be void ab initio. In addition to Transfers in accordance with Rule 144 permitted by Section 3(c), a
Shareholder may Transfer Parent securities to its Affiliates or to any managed fund or managed client account over which such Shareholder or any of its
Affiliates exercises investment authority, including without limitation, with respect to voting or dispositive rights, in a private transaction exempt from registration under the Securities Act and other applicable securities laws, as confirmed in each case by an opinion of counsel reasonably acceptable to Parent, provided that such transferee shall, as a condition to the effectiveness of such transfer, execute within five Business Days (as such term is defined in the
Merger Agreement) of any such transfers, a counterpart to this Agreement assuming all of the obligations of the transferring Shareholder with respect to such securities and agreeing to be treated as if an original party hereto.
Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Shareholder of its obligations hereunder.

            10.   Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, facsimile, email or by overnight courier at the address or facsimile shown in this
Agreement below each Party's signature, or such other address as may be designated in writing hereafter by such Party. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving
Party upon actual receipt, if delivered personally; three Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one business day by delivery pursuant to one of the other methods described herein); or on the next business day after deposit with an internationally recognized overnight courier, if sent by such a courier.

            11.   Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

            12.   Interpretation; Absence of Presumption

                  (a)   For the purposes hereof, (1) words in the singular shall
be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (2) the terms
"hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the schedule hereto) and not to any particular provision of this Agreement, and

                                       -6-

Paragraph and Schedule references are to the Paragraphs and Schedules to this
Agreement unless otherwise specified, (3) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation" unless the context otherwise requires or unless otherwise specified,
(4) the word "or" shall not be exclusive, (5) provisions shall apply, when appropriate, to successive events and transactions, and (6) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.

                  (b)   The Parties have participated jointly in negotiating and
drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

            13.   Specific Performance. The Parties agree that irreparable
damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms of this Agreement and that therefore the
Parties shall be entitled to seek specific performance of the terms of this
Agreement in addition to any other remedy at law or equity, without the necessity of proving irreparable harm or posting bond or other security.

            14.   Entire Agreement. This Agreement constitutes the entire
agreement among the Parties and supersedes any prior understandings, agreements and representations made by or between the Parties, whether written or oral, to the extent they relate in any way to the subject matter hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                       -7-

                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the Parties hereto as of the date first above written.

                                   MOVIE STAR, INC.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   Address:
                                   Attention:
                                   Facsimile:

                                   FURSA ALTERNATIVE STRATEGIES LLC,
                                   (on its behalf and on behalf of certain
                                   funds and managed accounts set forth in
                                   paragraph (a) of Schedule 1)

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   Address:    Fursa Alternative Strategies LLC
                                               The MetLife Building
                                               200 Park Avenue, 54th Floor
                                               New York, NY 10166
                                   Attention:  Patrick Brennan
                                   Facsimile:  (212) 922-8955

                                   TTG APPAREL, LLC

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   Address:    Tokarz Investments, LLC

                                       -8-

                                               287 Bowman Avenue
                                               Purchase, NY 10577
                                   Attention:  Michael Tokarz
                                   Facsimile:  (914) 251-1816

                                   TOKARZ INVESTMENTS, LLC

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   Address:    Tokarz Investments, LLC
                                               287 Bowman Avenue
                                               Purchase, NY 10577
                                   Attention:  Michael Tokarz
                                   Facsimile:  (914) 251-1816

                                       -9-

                                   SCHEDULE 1

--------------------------------------------------------------------------------
                                                       SHARES SUBJECT TO RIGHTS
                                                           OR AGREEMENTS OR
                                          SHARES        OTHERWISE BENEFICIALLY
               NAME                   DIRECTLY HELD             OWNED
--------------------------------------------------------------------------------
(a) Fursa Group:
--------------------------------------------------------------------------------

    Fursa Rediscovered Opportunities
    Fund L.P. (formerly known as
    Mellon HBV Rediscovered
    Opportunities Fund L.P.),
    a Delaware limited partnership
--------------------------------------------------------------------------------

    Fursa Global Event Driven Fund
    L.P. (formerly known as Mellon
    HBV Global Event Driven Fund
    L.P.), a Delaware limited
    partnership
--------------------------------------------------------------------------------

    Fursa Capital Partners LP
    (formerly known as Mellon HBV
    Capital Partners LP), a Delaware
    limited partnership
--------------------------------------------------------------------------------

    Blackfriars Master Vehicle LLC,
    a Delaware limited liability
    company
--------------------------------------------------------------------------------

    AXIS RDO Ltd., a company
    incorporated in the Bahamas

--------------------------------------------------------------------------------

    Fursa Master Rediscovered
    Opportunities Fund L.P.
    (formerly known as Mellon HBV
    Master Rediscovered
    Opportunities Fund L.P.), a
    Delaware limited partnership

--------------------------------------------------------------------------------

    Fursa SPV LLC (formerly known
    as Mellon HBV SPV LLC), a
    Delaware limited liability
    company

--------------------------------------------------------------------------------
(b) Tokarz Group:
--------------------------------------------------------------------------------

    TTG Apparel, LLC
--------------------------------------------------------------------------------

    Tokarz Investments, LLC
--------------------------------------------------------------------------------

                                   SCHEDULE B

                     MEMBERS OF PARENT'S BOARD OF DIRECTORS

Peter Cole

John Eisel

Linda LoRe

Milton J. Walters

William F. Harley

James P. Jenkins

Rose Peabody Lynch

Melvyn Knigin

Michael A. Salberg

Joel Simon

Thomas Rende

                                    EXHIBIT K

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT is dated as of ____________,
2007, by and among Movie Star, Inc., a New York corporation (the "Company"),
Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative
Strategies LLC), a Delaware limited liability company, acting on behalf of itself and the Fursa Managed Accounts (as defined below) ("Fursa", and together with the Fursa Managed Accounts and their Permitted Assignees (as defined below), the "Fursa Group"), TTG Apparel, LLC, a Delaware limited liability company ("Apparel"), and Tokarz Investments, LLC, a Delaware limited liability company ("Investments," and together with Apparel, "TTG", and together with their Permitted Assignees, the "TTG Group") (the Fursa Managed Accounts and TTG
are also sometimes hereafter referred to herein as an "Investor", or collectively, as the "Investors" and the Fursa Group and the TTG Group are also sometimes hereafter referred to individually, as a "Group").

            WHEREAS, the Company has entered into that certain Merger Agreement dated as of December 18, 2006 by and among the Company and the other parties thereto (the "Merger Agreement") providing for the merger (the "Merger") of a wholly-owned subsidiary of the Company with FOH Holdings, Inc., a Delaware corporation;

            WHEREAS, pursuant to the Merger Agreement, the Company is issuing to the stockholders of FOH Holdings, Inc., shares (the "Merger Shares") of its common stock (the "Common Stock");

            WHEREAS, in accordance with the terms of the Merger Agreement, the
Company commenced an offering of $20,000,000 of its Common Stock pursuant to a rights offering (the "Rights Offering");

            WHEREAS, in connection with the execution of the Merger Agreement, the Company and certain of the Investors entered into the Standby Purchase
Agreement dated as of December 18, 2006 (the "Standby Purchase Agreement")
pursuant to which such Investors agreed to purchase from Movie Star, Inc. upon expiration of the Rights Offering, shares of Common Stock not purchased by Movie
Star, Inc.'s shareholders in the Rights Offering, up to $20,000,000 on a several but not on a joint and several basis (such shares, the "Unsubscribed Shares"), on the terms and subject to the conditions set forth in Standby Purchase
Agreement (the "Standby Purchasers");

            WHEREAS, pursuant to the Standby Purchase Agreement, solely as compensation to the Standby Purchasers for their commitments under the Standby
Purchase Agreement, Movie Star, Inc. has agreed to issue to the Standby
Purchasers warrants (the "Guarantor Warrants") representing the right to purchase additional shares of Common Stock (the "Warrant Shares");

            WHEREAS, pursuant to the Merger Agreement, Movie Star, Inc. will issue to certain of the Fursa Managed Accounts shares of its Series A 7.5%
Convertible Preferred Stock (the "Preferred Stock Shares"), convertible to
Common Stock (such shares of Common Stock issuable upon any conversion, the
"Preferred Stock Conversion Shares"); and

            WHEREAS, in connection with and pursuant to the Standby Purchase
Agreement, the Company has agreed with the Investors to provide certain rights as set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1.    Demand Registrations.

            (a)   Demand Registrations. Subject to Sections 1(c) and 1(d) below, during the Effective Period, an Initiating Holder may request in writing, with a copy of such request delivered simultaneously to the non-Initiating Holder, that the Company effect an underwritten Public Offering by filing a Registration
Statement under the Securities Act ("Demand Registration") covering the registration of at least twenty percent (20%) of the Registrable Securities (if applicable, calculated on an as converted basis) held by such Initiating Holder, the members of its Group and any other affiliates, which request will specify the intended plan and method of disposition of such shares; provided that a request for a Demand Registration shall not be effective if the Registrable
Securities of the Initiating Holder and its Affiliates requested to be included in such Demand Registration do not have an aggregate market value of at least
$10 million (if applicable, calculated on an as converted basis) (based upon the average daily closing price of the Common Stock (on its principal trading market), rounded to two decimal places, for the ten (10) trading days immediately preceding the date that the Initiating Holder's request for registration is received by the Company). The making of such demand by an
Initiating Holder shall be binding upon all of the holders of the Registrable
Securities within the Initiating Holder's Group with respect to the number of demand registration rights provided for in Section 1(c). After the date on which the Company receives such a request, the Company shall use reasonable best efforts (i) to file a Registration Statement under the Securities Act on the appropriate form therefor covering all of the Registrable Securities specified by the Initiating Holder within seventy-five (75) days after the date of such request; provided, however, that such seventy-five (75) day period shall be extended by the number of days having elapsed from the time the Company furnishes to the Initiating Holder a reasonably complete draft of the proposed
Registration Statement to be filed, and the date on which the Initiating Holder, acting as representative of the holders of Registrable Securities within the
Initiating Holder's Group to which the proposed Registration Statement relates, notifies the Company that such draft is acceptable to such Initiating Holder insofar as the draft of the proposed Registration Statement contains information that relates to them and the intended method or methods of distribution as furnished by them to the Company and (ii) to cause such Registration Statement to be declared effective as quickly as reasonably possible after the filing referenced in clause (i) above. The Company will keep the Demand Registration current and effective for at least one hundred twenty (120) days (such 120-day period to be calculated without regard to any Deferral Period), or a shorter period during which the holders of such demand shall have sold all Registrable
Securities covered by the Demand Registration.

            (b)   Demand Withdrawal. If an Initiating Holder makes a demand to register pursuant to Section 1(a) and later determines, prior to the
Registration Statement being declared effective by the Commission, not to sell
Registrable Securities pursuant to such registration, the Company shall cease all efforts to register the offer and sale of such holder's Registrable

                                      - 2 -

Securities and shall take all action necessary to prevent the effectiveness for any pending registration prepared in connection with the withdrawn request, and such holder's Demand Registration shall be reinstated as if never exercised, only if such Initiating Holder withdrawing such demand pays in full to the
Company, within ten (10) days after presentation of an invoice by the Company therefor, all reasonably documented costs and expenses incurred by the Company in connection with such withdrawn demand registration, including, but not limited to, Registration Expenses, unless the withdrawal is a result of a breach by the Company of its obligations under this Agreement or action by the Company under Section 1(d).

            (c)   Demands. The Fursa Group on the one hand, and the TTG Group on the other, shall each as a separate Group be entitled to request two (2) Demand
Registrations pursuant to Section 1(a), and the making of an appropriate Demand
Registration under Section 1(a) by any one Group, subject to Section 1(b), shall be binding upon all the holders of Registrable Securities within such Group for the purpose of determining the number of Demand Registration rights provided for in this Section 1(c).

            (d)   Company Rights. Notwithstanding the provisions of Section
1(a), if the Company is requested to file any Demand Registration:

                  (i)   the Company will not be required to take any action
            pursuant to Section 1(a):

                        (A)   if prior to the date of such request, the Company
                  has effected each of the Demand Registrations set forth in
                  Section 1(c);

                        (B)   if a Registration Statement is effective at the
                  time such request is made and the holders of Registrable
                  Securities were offered the opportunity to include Registrable
                  Securities on such Registration Statement;

                  (ii)  the Company shall have the right to defer the filing of a Registration Statement relating to a Demand Registration until the expiration of the one-hundred twenty (120)-day period (or for such longer period of time as required by the Managing Underwriter)
            following the effective date of any other Registration Statement pertaining to an underwritten public offering of securities for the account of the Company or for the account of selling security holders of the Company; or

                  (iii) the Company shall have the right to defer the filing after receipt of the Initiating Holder's request or if a
            Registration Statement pertaining to any Demand Registration has already been filed, the Company may cause the Registration Statement to be withdrawn and its effectiveness to be terminated, or may postpone amending or supplementing the Registration Statement, until the Board of Directors determines that the circumstances requiring the withdrawal or postponement no longer exist, if, in the judgment of the Company, (A) it is advisable to suspend use of the Prospectus for a period of time due to pending material corporate developments or similar material events that have not yet been

                                      - 3 -

            publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company or (B) the Board of
            Directors of the Company determines in good faith that there is a valid business purpose or reason for delaying such filing or effectiveness. The Company shall deliver a certificate in writing, signed by its Chief Executive Officer or Chief Financial Officer, to
            the holders of Registrable Securities, the Special Counsel and the
            Managing Underwriters, if any, to the effect of the foregoing and, upon receipt of such certificate, each such holder's Selling Period will not commence until such holder's receipt of copies of a supplemented or amended Prospectus, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.
            The Company will use reasonable best efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will recommence, upon the earlier of (x) public disclosure of such pending material corporate development or similar material event or
            (y) a determination by the Company that, in the judgment of the
            Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company.
            Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section
            1(d)(iii) to defer the commencement of a Selling Period more than one-hundred twenty (120) days during any twelve (12)-month period.

            (e)   Registration Expenses. The Company will pay all lawful
Registration Expenses incurred in connection with any Demand Registration that is not subsequently withdrawn under Section 1(b) (including, without limitation, the cost of one Special Counsel).

            (f)   Demand Effectiveness. A Demand Registration shall not count as such until a Registration Statement becomes effective; provided, however, that if, after it has become effective, the offering pursuant to the Registration
Statement is interfered with by any stop order injunction or other order or requirement of the Commission or any other governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order shall subsequently have been vacated or otherwise removed within sixty (60) days of the imposition thereof.

            (g)   Registration Statement Form. Demand Registrations shall be on such appropriate registration form promulgated by the Commission as shall be selected by the Company, and shall be reasonably acceptable to the holders of a majority of the Registrable Securities to which such registration relates, and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in their request for such registration.
Anything to the contrary notwithstanding provided in Section 1(a), the time within which a Demand Registration Statement is otherwise to be filed following receipt of a demand by the Initiating Holder shall be extended by the number of days having elapsed from the time the Company furnishes to the Initiating Holder a reasonably complete draft of the proposed Registration Statement to be filed, and the date on which the Initiating Holder, acting as representative of the holders of Registrable Securities within the Initiating Holder's Group to which the proposed Registration Statement relates notifies the Company that such draft is acceptable to such Initiating Holder insofar as the draft of the proposed
Registration Statement

                                      - 4 -

contains information that relates to them and the intended method or methods of distribution as furnished by them to the Company.

            (h)   Priority in Cutback Registrations. If a Demand Registration
becomes a Cutback Registration, the Company will include in any such registration to the extent of the number which the Managing Underwriter advises the Company can be sold in such offering (i) first, Registrable Securities requested to be included in such registration by the Initiating Holder, pro rata on the basis of the number of Registrable Securities requested to be included by the Initiating Holder for the accounts of the holders of Registrable Securities included in such Initiating Holder's Group, and (ii) second, other Registrable
Securities requested to be included in such registration by the other Requesting
Holders, pro rata on the basis of the number of Registrable Securities requested as to be included by such holders, and (iii) third, other securities of the
Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the
Company and the holders of such other securities; and any securities so excluded shall be withdrawn from and shall not be included in such Demand Registration.

            2.    Preemption of Demand.

            Notwithstanding anything to the contrary contained herein, at any time within twenty (20) days after receiving a written request for a Demand
Registration, the Company may elect to effect an underwritten primary registration in lieu of the requested registration if the Company's Board of
Directors believes that such primary registration would be in the best interests of the Company or if the Managing Underwriter for the requested registration advises the Company in writing that in its opinion, in order to sell the
Registrable Securities to be sold, the Company should include its own securities. If the Company so elects to effect a primary registration, the
Company shall give prompt written notice to all holders of Registrable
Securities of its intention to effect such a registration and shall afford the holders of the Registrable Securities rights contained in Section 3 with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a requested registration, the requests for such a registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be an Effective Registration.

            3.    Piggyback Registrations.

            (a)   Right to Include Registrable Securities. Notwithstanding any
limitation contained in Section 1(c), if the Company at any time proposes after the date hereof to effect a Piggyback Registration, including in accordance with
Section 2, it will each, at such time, give prompt written notice (a "Notice of
Piggyback Registration") at least twenty (20) days prior to the anticipated filing date, to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 3 which Notice of Piggyback
Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any such holder made within fifteen (15) days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the other provisions of this Agreement, include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register, all

                                      - 5 -

to the extent requisite to permit the disposition of such Registrable Securities in accordance with the intended method of disposition set forth in the Notice of
Piggyback Registration. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of any Requesting Holder entitled to do so to request that such registration be effected as a Demand
Registration under Section 1(a), but subject in any case to the provisions in
Section 1(d) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 3 shall relieve the Company of its obligations to effect a registration under Section 1(a).

            (b)   Registration Expenses. All Registration Expenses incurred in connection with any Piggyback Registration shall be allocated among all Persons
(including the Company if it sells shares) on whose behalf securities of the
Company are included in such registration, pro rata on the basis of the respective amounts of the securities then being registered on their behalf, provided, however, that the Company shall pay all lawful Registration Expenses
(except for those expenses required to be paid pro rata by a Holder pursuant to the Securities Act and the Exchange Act and the rules and regulations of the
Commission thereunder) incurred in connection with any registration that was originally commenced as a Demand Registration but was not effected as a Demand
Registration because of an election by the Company in accordance with Section 2.

            (c)   Priority in Cutback Registrations. If a Piggyback Registration
becomes a Cutback Registration, the Company will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering:

                  (i)   if such registration as initially proposed by the
            Company was solely a primary registration of its securities, (A)
            first, the securities proposed by the Company to be sold for its own account, (B) second, any Registrable Securities requested to be included in such registration by Requesting Holders, pro rata on the basis of the number of Registrable Securities requested to be included by such holders, and (C) third, any other securities of the
            Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and such holders pro rata; and

                  (ii)  if such registration as initially proposed by the
            Company was in whole or in part requested by holders of securities of the Company, other than holders of Registrable Securities in their capacities as such, pursuant to demand registration rights,
            (A) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the
            Company to be sold

                                      - 6 -

            for its own account, allocated in accordance with the priorities then existing among the Company and such holders, (B) second, any
            Registrable Securities requested to be included in such registration by Requesting Holders, pro rata on the basis of the number of
            Registrable Securities requested to be included by such holders, and
            (C) third, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities;

and any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

            4.    Demand Registration and Piggyback Registration Procedures.
If and whenever the Company is required to effect the registration of any
Registrable Securities under the Securities Act pursuant to Section 1(a) and
Section 3(a) of this Agreement, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible, use its reasonable best efforts:

            (a)   to prepare and file with the Commission (in the case of a
Demand Registration, not later than seventy-five (75) days after the Company's receipt of the request therefor from the Initiating Holder or as soon thereafter as possible) the requisite registration statement to effect such registration and to cause such registration statement to become effective; provided, that as far in advance as practical before filing such registration statement or any amendment thereto, the Company will furnish to the Requesting Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein, and the
Company will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

            (b)   prepare and file with the Commission such amendments and
supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement during the period of time during which such registration statement is to remain effective as provided in this Agreement and to comply with the provisions of the Securities Act with respect to the disposition of all
Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) ninety (90) days after such registration statement becomes effective;

            (c)   promptly notify each Requesting Holder and the underwriter or underwriters, if any:

                  (i)   when such registration statement or any prospectus used
            in connection therewith, or any amendment or supplement thereto, has been filed

                                      - 7 -

            and, with respect to such registration statement or any
            post-effective amendment thereto, when the same has become effective;

                  (ii)  of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                  (iii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the
            Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement;
            and

                  (iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable
            Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

            (d)   furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

            (e)   to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii)
to consent to general service of process in any jurisdiction;

            (f)   use its reasonable best efforts to cause all Registrable
Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable
Securities;

            (g)   only with respect to underwritten Public Offerings, furnish to each Requesting Holder a signed counterpart, addressed to such holder and the underwriters of:

                  (i)   an opinion of counsel for the Company, dated the date of
            any closing under the underwriting agreement, in form and substance as provided below, and

                                      - 8 -

                  (ii)  if received by the Company, a "comfort" letter, dated the date of any closing under the underwriting agreement, signed by the independent public accountants who have issued an opinion with respect to the Company's financial statements included in such registration statement,

in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public
Offerings of securities; provided, however, (x) the opinion of counsel to the
Company to be delivered to the Initiating Holder shall be limited as to subject matter, form and scope to:

                        (A)   a negative assurance opinion that such counsel has
                  participated in conferences with officers and other
                  representatives of the Company, representatives of the
                  independent public or certified public accountants for the
                  Company and with representatives of the underwriters, if any, at which the contents of the registration statement were
                  discussed and, although such counsel will neither pass upon nor assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the registration statement or the prospectus, and any supplements or amendments thereto, and have not made any independent check or verification thereof, during the course of such participation nothing has come to such counsel's
                  attention which would lead them to believe that either the registration, at the time the registration statement became effective or as of the date of their opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading or that the prospectus, as of its issue date or as of the date of their opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel will express no belief as to the financial
                  statements, schedules and other financial and statistical
                  data, included or incorporated by reference in the
                  registration statement or the prospectus or any amendments or supplements thereto);

                        (B)   opining that the registration statement and the
                  prospectus, and each amendment or supplement thereto (other than (i) the financial statements, notes or schedules thereto and (ii) other financial and statistical information included or incorporated by reference in the registrations statement or the prospectus or omitted therefrom) as of their respective effective or issue dates, appeared on their face to comply as to form in all material respects with the requirements for registration statements on the Form under which the
                  registration statement was filed under the Securities Act and the Exchange Act and the rules and regulations of the
                  Commission thereunder; and

                                      - 9 -

                        (C)   opining that the registration statement has been
                  declared effective by the Commission under the Securities Act and to the knowledge of such counsel, no stop order suspending the effectiveness of the registration statement has been
                  issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are
                  contemplated or threatened by the Commission, and all other matters pertaining to the Company and the registration
                  statement as customarily covered in opinions of issuer's
                  counsel shall be the subject of a separate opinion of the
                  counsel to the Company.

            (h)   notify, in writing, each holder of Registrable Securities
covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall include a certificate of the Chief
Executive Officer or President of the Company as to the nature of such event), and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (i)   otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, if required, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158
promulgated thereunder;

            (j)   make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the
"Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential, shall be made available to the Inspectors upon their prior execution and delivery to the Company of a customary confidentiality agreement;

            (k)   provide a transfer agent and registrar for all Registrable
Securities covered by such registration statement not later than the effective date of such registration statement; and

                                     - 10 -

            (l)   use its reasonable best efforts to cause all Registrable
Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

            The Company may require each holder of Registrable Securities as to which any registration is being effected to, and each such holder, as a condition to including Registrable Securities in such registration, shall, furnish the Company with such information and affidavits regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration. Any delay in providing such requested information shall toll the time periods provided for in this Agreement for the filing of any registration statement provided for in this
Agreement.

            Each holder of Registrable Securities agrees by acquisition of such
Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (h) of this Section, such holder will forthwith discontinue such holder's disposition of Registrable
Securities pursuant to the registration statement relating to such Registrable
Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (h) of this Section and, if so directed by the Company, will deliver to the Company (at the Company's expense)
all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period referred to in paragraph (b) of this Section shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (h) of this Section and to and including the date when each holder of any Registrable Securities covered by such registration statement shall receive the copies of the supplemented or amended prospectus contemplated by paragraph (h) of this Section.

            5.    Underwritten Offerings.

            (a)   Underwritten Requested Offerings. In the case of any
underwritten Public Offering being effected pursuant to a Demand Registration, subject to Section 1(c), the Managing Underwriter and any other underwriter or underwriters with respect to such offering shall be selected by the Company with the consent of the Initiating Holder, which consent shall not be unreasonably withheld. The Company shall not be required to consult with the holders of
Registrable Securities with respect to an underwritten primary public offering of any securities of the Company. The Company shall enter into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities and reciprocal indemnities to the effect and to the extent provided in Section 7. The holders of Registrable
Securities to be distributed by such underwriters shall be parties to such underwriting agreement. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such

                                     - 11 -

underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of
Registrable Securities being registered to the extent of the Registrable
Securities so withdrawn in the proportion which the number of Registrable
Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining
Requesting Holders.

            (b)   Underwritten Piggyback Offerings. If the Company at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, the
Company will, subject to the provisions of Section 1(h) and Section 3(c), use its reasonable best efforts, if requested by any holder of Registrable
Securities, to arrange for such underwriters to include the Registrable
Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, and such holders shall be obligated to sell their Registrable Securities in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Company securities to be sold by such underwriters in connection with such Piggyback
Registration. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriter or underwriters. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the
Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable
Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the
Company and the Managing Underwriter, and each of the remaining Requesting
Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

            6.    Holdback Agreement.

            (a)   By the Holders of Registrable Securities. If and to the extent requested by the Managing Underwriter (or, in the case of a non-underwritten
Public Offering, the Company), each holder of Registrable Securities, by acquisition of such Registrable Securities, agrees, to the extent permitted by law, not to effect any public sale or distribution (including a sale under Rule
144) of such securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and up to one-hundred twenty (120) days after the effective date of any registration statement filed by the Company in connection with a Public Offering (or for such longer period of time as required by the Managing Underwriter (or, in the

                                     - 12 -

case of a non-underwritten Public Offering, the Company), except as part of such registration statement, whether or not such holder participates in such registration.

            (b)   By the Company and Other Securityholders. If and to the extent requested by the Managing Underwriter, the Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and the one-hundred twenty (120) days after the effective date of the registration statement filed in connection with an underwritten offering made pursuant to a Demand Registration (or for such longer period of time as is sufficient and appropriate, in the opinion of the Managing
Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the
Commission or any successor or similar forms thereto.

            (c)   Exception. The foregoing provisions shall not apply to any holder of securities of the Company to the extent such holder is prohibited by applicable law from agreeing to withhold from sale.

            7.    Indemnification.

            (a)   Indemnification by the Company. The Company shall, to the full extent permitted by law, indemnify and hold harmless each seller of Registrable
Securities included in any registration statement filed in connection with a
Demand Registration or a Piggyback Registration, its directors and officers, and each other Person, if any, who controls any such seller within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which such seller or any such director or officer or controlling Person may become subject under the
Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such seller and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation thereof or (ii) such seller's failure to send or give a copy of the final prospectus to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable
Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on

                                     - 13 -

behalf of such seller or any such director, officer or controlling Person, and shall survive the transfer of such securities by such seller. The Company shall also indemnify each other Person who participates (including as an underwriter)
in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to sellers of Registrable Securities.

            (b)   Indemnification by the Sellers. Each holder of Registrable
Securities which are included or are to be included in any registration statement filed in connection with a Demand Registration or a Piggyback
Registration, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other
Person, if any, who controls the Company within the meaning of the Securities
Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation thereof; provided, however, that the obligation to provide indemnification pursuant to this Section 7(b) shall be several, and not joint and several, among such Indemnifying Parties on the basis of the number of
Registrable Securities included in such registration statement and the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this Section 7(b) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities.
Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Such holders shall also indemnify each other Person who participates
(including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

            (c)   Notices of Claims, etc. Promptly after receipt by an
Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this
Section 7, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 7, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in

                                     - 14 -

and, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other
Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such
Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided further, that the
Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the
Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified
Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the
Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No Indemnifying
Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such
Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

            (d)   Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying
Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified
Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an
Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

                                     - 15 -

            No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not
guilty of such fraudulent misrepresentation.

            (e)   Other Indemnification. Indemnification similar to that
specified in the preceding paragraphs of this Section 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable
Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Section 7 shall be in addition to any other rights to indemnification or contribution which an
Indemnified Party may have pursuant to law, equity, contract or otherwise.

            (f)   Indemnification Payments. The indemnification required by this
Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred, provided that the Indemnified Party executes an agreement in form reasonably satisfactory to the Company to repay all such advances upon a finding that the Company was not liable therefor by reason of the provisions contained in Section 7(a) hereof.

            8.    Covenants Relating to Rule 144. The Company will file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish such holder with such other information as such holder may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such holder to sell any Registrable
Securities without registration. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the
Exchange Act, the Company at its expense will, forthwith upon the written request of the holder of any Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

            9.    Other Registration Rights.

            (a)   No Existing Agreements. The Company represents and warrants to the Investor that, except as set forth in the Parent Disclosure Schedule delivered by the Company under the Merger Agreement, there is not in effect on the date hereof any agreement by the Company (other than this Agreement)
pursuant to which any holders of Common Stock have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

            (b)   Future Agreements. From and after the date hereof and until there are no longer any Registrable Securities outstanding or they have otherwise ceased to be Registrable Securities, the Company will not enter into any registration rights or similar agreements, contracts or understandings which materially adversely affect the Investors' rights under this Agreement.

            10.   Definitions.

                                     - 16 -

            (a)   Except as otherwise specifically indicated, the following
terms will have the following meanings for all purposes of this Agreement:

            "Agreement" means this Registration Rights Agreement, as the same shall be amended from time to time.

            "Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

            "Commission" means the United States Securities and Exchange
Commission, or any successor governmental agency or authority.

            "Common Stock" means shares of Common Stock, par value $0.01 per share, of the Company, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

            "Company" has the meaning ascribed to it in the preamble.

            "Cutback Registration" means any Demand Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Company and the Initiating Holder in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable
Securities) exceed the number which can be sold in such offering without a material reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

            "Deferral Period" means the period during which the Company has elected to postpone the sale or other transfer of Registrable Securities by the holders thereof pursuant to the applicable terms of Section 1(d) of this
Agreement or any other period during which a stop order or other order suspending the effectiveness of a Registration Statement is in effect.

            "Demand Registration" means any registration of Registrable
Securities under the Securities Act effected in accordance with Section 1(a), and further includes a Cutback Registration.

            "Effective Period" means the period commencing on the eighteen (18)
month anniversary of the closing under the Standby Purchase Agreement and ending the earlier of the date that all of the Registrable Securities shall have ceased to be Registrable Securities.

            "Effective Registration" means, subject to the last sentence of
Section 2, a Demand Registration which (i) has been declared or ordered effective in accordance with the rules of the Commission, and (ii) has been kept effective for the period of time contemplated by Section 4(b).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Fursa" has the meaning ascribed to it in the recitals.

                                     - 17 -

            "Fursa Group" has the meaning ascribed to it in the recitals.

            "Fursa Managed Accounts" shall mean certain funds and accounts affiliated with, managed by, or over which Fursa or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, set forth on Schedule 1 or such funds and accounts to whom proper assignments have been made pursuant to Section 11(g)
herein.

            "Group" has the meaning ascribed to it in the recitals.

            "Guarantor Warrants" has the meaning ascribed to it in the recitals.

            "Indemnified Party" means a party entitled to indemnity in accordance with Section 7.

            "Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 7.

            "Initiating Holder" means either Fursa, as representative of the
Fursa Group, or TTG, as representative of the TTG Group, making a Demand
Registration pursuant to Section 1(a) for the registration of Registrable
Securities.

            "Inspectors" has the meaning ascribed to it in Section 4(j).

            "Investments" has the meaning ascribed to it in the recitals.

            "Investors" has the meaning ascribed to it in the recitals.

            "Losses" has the meaning ascribed to it in Section 7(a).

            "Managing Underwriter" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

            "Merger" has the meaning ascribed to it in the recitals.

            "Merger Agreement" has the meaning ascribed to it in the recitals.

            "NASD" means the National Association of Securities Dealers.

            "Notice of Piggyback Registration" has the meaning ascribed to it in
Section 3(a).

            "Parent Disclosure Schedule" has the meaning ascribed to it in the
Merger Agreement.

            "Permitted Assignee" has the meaning ascribed to it in Section
11(g).

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

                                     - 18 -

            "Piggyback Registration" means any registration of equity securities of the Company under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of the Company or on
Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto or relating to a transaction under Rule 145 under the Securities
Act), whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities) on a form that would permit the registration of Registrable Securities for the sale to the public under the Securities Act, under the circumstances described in
Section 2.

            "Preferred Stock Conversion Shares" means shares of Common Stock issuable upon conversion of the Preferred Stock.

            "Preferred Stock Shares" means shares of Series A 7.5% Convertible
Preferred Stock, par value $0.01 per share, of the Company issued to Fursa pursuant to the Merger Agreement.

            "Public Offering" means any offering of Common Stock to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

            "Records" has the meaning ascribed to it in Section 4(j).

            "Registrable Securities" means (i) any Merger Shares issued by the
Company to the Investors, (ii) any Unsubscribed Shares issued by the Company to the Investors, (iii) any Warrant Shares issued upon exercise of the Guarantor
Warrants, (iv) any Preferred Stock Conversion Shares issued upon conversion of the Preferred Stock and (v) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of shares of Common Stock issued by the Company to the Investors in respect of the Merger Shares, the Unsubscribed Shares, the Warrant Shares, the Preferred
Stock Shares and the Preferred Stock Conversion Shares. As to any particular
Registrable Securities, once issued such securities shall cease to be
Registrable Securities upon the earliest to occur of (A) the date on which a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) the date on which such securities may be sold pursuant to Rule 144 under the Securities Act during any three-month period, (C) the date on which such securities may be sold pursuant to Rule 144(k) under the Securities Act, (D) the date on which such securities are transferred to or become owned by a Person who is not an Investor or a Permitted Assignee, (E) the 10th year anniversary following the date hereof, or (F) the date on which such securities shall have ceased to be outstanding.

            "Registration Expenses" means all expenses of the Company incident to the Company's performance of or compliance with its obligations under this
Agreement to effect the registration of Registrable Securities in a Demand
Registration or a Piggyback Registration, including, without limitation, any and all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its

                                     - 19 -

independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, subject to Section
1(b), the reasonable fees and disbursements of a single counsel retained by the holders of a majority of the Registrable Securities being registered, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder thereof, provided, however, that, in any case where Registration
Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

            "Requesting Holders" means, with respect to any Demand Registration or Piggyback Registration, the holders of Registrable Securities requesting to have Registrable Securities included in such registration in accordance with this Agreement.

            "Rights" has the meaning ascribed to it in the recitals.

            "Rights Offering" as the meaning ascribed to it in the recitals.

            "Rights Shares" has the meaning ascribed to it in the recitals.

            "Rule 144" means Rule 144 promulgated by the Commission under the
Securities Act, and any successor provision thereto.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Selling Period" means the period during which a holder of
Registrable Securities shall be entitled to sell its Rights Shares pursuant to a
Prospectus under applicable provision of Section 1.

            "Shareholders Agreement" has the meaning ascribed to it in the
Merger Agreement.

            "Special Counsel" means any law firm retained from time to time by an Initiating Holder, as shall be specified by such Initiating Holder to the
Company and to whom the Company has no reasonable objection; provided that at no time shall there be more than one Special Counsel the fees and expenses of which will be paid by the Company pursuant to this Agreement, subject to the provisions of Section 1(b) in which case the Company shall have no obligation or responsibility for such fees.

            "Standby Purchase Agreement" has the meaning ascribed to it in the recitals.

            "TTG Group" has the meaning ascribed to it in the recitals.

            "Unsubscribed Shares" has the meaning ascribed to it in the recitals.

                                     - 20 -

            "Warrant Shares" has the meaning ascribed to it in the recitals.

            (b)   Unless the context of this Agreement otherwise requires, (i)
words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii)
the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the term "Section" refers to the specified
Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

            11.   Miscellaneous.

            (a)   Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) upon delivery if hand delivered at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (ii) on the fifth business day after deposit into the mail, if deposited in the mail, registered or certified, return receipt requested, postage prepaid, addressed to the address designated below,
(iii) upon delivery if delivered by reputable express courier service to the address designated below, or (iv) upon confirmation of transmission if transmitted by facsimile to the facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses and facsimile numbers for such communications shall be:

            If to Fursa or any Fursa Managed Account, at:

                  Fursa Alternative Strategies LLC
                  The MetLife Building
                  200 Park Avenue, 54th Floor
                  New York, NY 10166
                  Attention:   Patrick Brennan
                  Facsimile:   (212) 922-8955

            with a copy to:

                  Torys LLP
                  237 Park Avenue
                  New York, New York 10017
                  Attention:   Joris M. Hogan
                  Facsimile:   (212) 682-0200

            If to the Company, at:

                                     - 21 -

                  Movie Star, Inc.
                  1115 Broadway
                  New York, NY  10010.
                  Attention:   Melvin Knigin
                  Facsimile:   (212) 213-4925

            with a copy (which shall not constitute notice) to:

                  Cooley Godward Kronish LLP
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attention:   Scott L. Kaufman
                  Facsimile:   (212) 401-4772

            and a copy (which shall not constitute notice) to:

                  Graubard Miller
                  405 Lexington Avenue, 19th Floor
                  New York, New York 10174
                  Attention:   Peter M. Ziemba
                  Facsimile:   (646) 227-5400

            If to TTG, at:

                  Tokarz Investments LLC
                  287 Bowman Avenue
                  Purchase, NY  10577
                  Attention:   Michael Tokarz
                  Facsimile:   (914) 251-1816

            with a copy (which shall not constitute notice) to:

                  Wildman, Harrold, Allen & Dixon LLP
                  225 W. Wacker Drive,
                  Suite 3000
                  Chicago, Illinois 60606
                  Attention:   John L. Eisel
                  Facsimile:   (312) 201-2555

                  With respect to any other holder of Registrable Securities, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Company.
Either party hereto may from time to time change its address or facsimile number for notices under this Section 11(a) by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                                     - 22 -

            (b)   Entire Agreement. This Agreement supersedes all prior
discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

            (c)   Amendment. This Agreement may be amended, supplemented or
modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Company and Persons owning fifty-one percent (51%) or more of the Registrable Securities.

            (d)   Waiver. Subject to paragraph (e) of this Section, any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

            (e)   Consents and Waivers by Holders of Registrable Securities. Any
consent of the holders of Registrable Securities pursuant to this Agreement, and any waiver by such holders of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts) and may be given or taken by Fursa and TTG as representatives of the Fursa Group and the TTG
Group, respectively, and any such consent or waiver so given or taken will be binding on all the holders of Registrable Securities.

            (f)   No Third Party Beneficiary. The terms and provisions of this
Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and any other holder of Registrable
Securities, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 7.

            (g)   Successors and Assigns. Subject to the restrictions on
transfers under the Shareholders Agreement, this Agreement shall only be assignable by an Investor to (i) a Person that acquires from such Investor in a private transfer exempt from registration under the Securities Act and other applicable securities laws, as confirmed by an opinion of counsel reasonably acceptable to the Company, Registrable Securities equal to at least five percent
(5%) of the total outstanding shares of Common Stock and (ii) any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of an Investor or any other
Person, managed fund or managed client account over which such Investor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, in a private transaction exempt from registration under the Securities Act and other applicable securities laws, as confirmed by an opinion of counsel reasonably acceptable to Movie Star, Inc.;
provided, that the Demand Registration rights of the Initiating Holders can only be assigned or transferred to a wholly-owned subsidiary, Affiliate or any other
Person, managed fund or managed client account over which such Investor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; and provided, further, that such transferee shall, as a condition to the effectiveness of such assignment, execute within 5 Business Days of any such transfer, a counterpart to this
Agreement assuming all of the obligations of an Investor and agreeing to be treated as if an original party hereto, whereupon

                                     - 23 -

such transferee shall have the benefits of and shall be subject to the restrictions contained in this Agreement as if such transferee was originally included in the definition of an Investor and had originally been a party hereto
(a "Permitted Assignee"). Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Investor of its obligations hereunder. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Fursa and TTG as representatives of the Fursa Group and the TTG Group, respectively.

            (h)   Headings. The headings used in this Agreement have been
inserted for convenience of reference only and do not define or limit the provisions hereof.

            (i)   Severability. If any provision of this Agreement or the
application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

            (j)   Remedies; Specific Performance. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

            Damages in the event of breach of this Agreement by a party hereto or any other holder of Registrable Securities would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and each holder of Registrable
Securities, by its acquisition of such Registrable Securities, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person (including the
Company) from pursuing any other rights and remedies at law or in equity which such Person may have or to assert any defense, counter-claim, cross-claim, or third-party claim available to such person or which may be asserted by such person; provided, however, that no party hereto may recover from any other party any consequential or punitive damages by reason of the breach of this Agreement.
With respect to the construction, interpretation and application of this paragraph, any period of time contained in this Agreement within which or during which the Company is to do, commence doing, complete doing or refrain from doing any act shall not be of the essence; provided, however, that the Company has acted in good faith and utilized its reasonable best efforts.

                                     - 24 -

            (k)   Governing Law And Venue; Waiver Of Jury Trial. THIS AGREEMENT
SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED,
CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW
YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION
5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

            EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH
MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT
ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY
WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT,
OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND
ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY
HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY
UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY
MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER
INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS PARAGRAPH 11(k).

            (l)   Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                                     - 25 -

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        MOVIE STAR, INC.

                                        By:                /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        FURSA ALTERNATIVE STRATEGIES LLC,
                                         (on its behalf and on behalf of certain
                                         funds and managed accounts set forth on
                                         Schedule 1)

                                        By:

                                        By:                /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        TTG APPAREL, LLC

                                        By:

                                        By:                /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        TOKARZ INVESTMENTS, LLC

                                        By:

                                        By:                /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE 1

                             Fursa Managed Accounts

Fursa Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV
Rediscovered Opportunities Fund L.P.), a Delaware limited partnership

Fursa Global Event Driven Fund L.P. (formerly known as Mellon HBV Global Event
Driven Fund L.P.), a Delaware limited partnership

Fursa Capital Partners LP (formerly known as Mellon HBV Capital Partners LP), a
Delaware limited partnership

Blackfriars Master Vehicle LLC, a Delaware limited liability company

AXIS RDO Ltd., a company incorporated in the Bahamas

Fursa Master Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV
Master Rediscovered Opportunities Fund L.P.), a Delaware limited partnership

Fursa SPV LLC (formerly known as Mellon HBV SPV LLC), a Delaware limited liability company

                                       A-1

                                    EXHIBIT L

                                FORM OF WARRANTS

                                GUARANTOR WARRANT

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
      UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR
      OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED,
      PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE
      REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (B)
      PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER
      RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A SHAREHOLDERS AGREEMENT
      WITH THE COMPANY, DATED AS OF ____, 2007 (THE "SHAREHOLDERS AGREEMENT"), A
      COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.

Warrant Number GW- |X|                                   ___________, 2007
               --------------

      THIS GUARANTOR WARRANT EXPIRES 5:00 P.M., NEW YORK TIME ON ________, 2010.

      Warrant to purchase up to |X| shares of Common Stock of Movie Star, Inc.
(hereinafter, this "Guarantor Warrant").

      FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby
acknowledged, |X| (the "Initial Holder" and, together with any permitted
transferee under this Guarantor Warrant, the "Holder") is entitled to purchase from Movie Star, Inc., a New York corporation (the "Company"), on the terms and subject to the conditions set forth below, to purchase from the Company at any
time during the Exercise Period (as defined below) up to |X| fully paid and
nonassessable shares of common stock, par value $.01 per share, of the Company, as the same may be adjusted from time to time pursuant to Section 5 at the
Exercise Price (as defined below). This Guarantor Warrant and the shares of
Common Stock (as defined below) or other securities issuable upon exercise or exchange of this Guarantor Warrant are subject to the provisions of the
Registration Rights Agreement (as defined below) and the Shareholders Agreement.
This Guarantor Warrant is issued pursuant to a Standby Purchase Agreement (the
"Standby Purchase Agreement") dated as of December |X|, 2006 among the Company,
TTG Apparel, LLC, Tokarz Investments, LLC, Fursa Alternative Strategies LLC
(formerly known as Mellon HBV Alternative Strategies LLC) and the Fursa Managed
Accounts (as defined below) (the "Guarantors").

      Section 1.    Definitions.

      "Additional Capital Shares" shall have the meaning set forth in Section
5(c)(i) hereof.

      "Aggregate Exercise Price" shall mean, with respect to any exercise (in whole or in part) of this Guarantor Warrant the Exercise Price multiplied by the total number of shares of Common Stock for which this Guarantor Warrant is being exercised.

      "Assignment Notice" shall mean written notice to the Company substantially in the form of the assignment form attached hereto as Exhibit B indicating the person or persons to whom this Guarantor Warrant shall be assigned and the respective number of warrants to be assigned to each assignee.

      "Business Day" shall mean any day which is not a Saturday, Sunday or any other day on which banks in New York City, New York are authorized or required by law to close.

      "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) or assets
(upon liquidation of the Company).

      "Common Stock" shall mean the common stock, par value $.01 per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution for, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

      "Company" shall mean Movie Star, Inc., a New York corporation, and its successors and assigns.

      "Convertible Securities" shall mean any securities other than Common Stock that are convertible into Common Stock.

      "Exercise Date" shall mean, with respect to any exercise (in whole or in part) of this Guarantor Warrant either (i) the date this Guarantor Warrant, the
Exercise Notice and the Aggregate Exercise Price are received by the Company or
(ii) the date a copy of the Exercise Notice is sent by facsimile to the Company, provided that this Guarantor Warrant, the original Exercise Notice, and the
Aggregate Exercise Price are received by the Company within five (5) Trading
Days thereafter and provided further that if this Guarantor Warrant, the original Exercise Notice and the Aggregate Exercise Price are not received within five (5) Trading Days in accordance with clause (ii) above, the Exercise
Date for this clause (ii) shall be the date that the Company receives this
Guarantor Warrant, the original Exercise Notice and the Aggregate Exercise
Price.

      "Exercise Notice" shall mean, with respect to any exercise (in whole or in part) of this Guarantor Warrant the exercise form attached hereto as Exhibit A, duly executed by the Holder.

      "Exercise Period" shall mean the period beginning on the date hereof and continuing until 5:00 P.M., New York time, on _________, 2010, at which time this Guarantor Warrant shall expire and be of no further force or effect or represent any rights hereunder.

      "Exercise Price" shall mean $_______ per share of Common Stock, as such price may be adjusted from time to time pursuant to Section 5. [NOTE: THE
EXERCISE PRICE WILL BE EQUAL TO

                                      - 2 -

THE SUBSCRIPTION PRICE PER SHARE OF COMMON STOCK PAID BY THE STOCKHOLDERS OF THE
COMPANY UNDER THE RIGHTS OFFERING.]

      "Fair Market Value" shall mean as of a particular date (i) if the Common
Stock is traded on the American Stock Exchange or other national securities exchange, the average daily closing price of the Common Stock (on its principal trading market), rounded to two decimal places, for the thirty (30) Trading Days immediately preceding such date or (ii) if the Common Stock is not publicly traded on an exchange as set forth in the foregoing clause (i), the fair market value per share of Common Stock as determined in good faith by the Company's board of directors.

      "Fursa Managed Accounts" shall have the meaning given to such term in the
Standby Purchase Agreement.

      "Guarantor Warrant" shall have the meaning set forth in the preamble hereof.

      "Guarantor Warrant Shares" shall mean shares of Common Stock issuable by the Company upon the exercise of this Guarantor Warrant and the payment to the
Company of the Aggregate Exercise Price.

      "Holder" shall mean a person registered as the owner of the Guarantor
Warrant.

      "Initial Holder" shall have the meaning set forth in the preamble hereof.

      "Person" shall have the meaning given to such term in the Standby Purchase
Agreement.

      "Registration Rights Agreement" shall mean the Registration Rights
Agreement, dated |X|, 2007, between the Company and the Guarantors.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Trading Day" shall mean a day when the American Stock Exchange, or other applicable national securities exchange, is open for business and all trading on such exchange has not been halted or suspended.

      Section 2.    Exercise.

             (a)    Method of Exercise. This Guarantor Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Holder by (i) the surrender of this Guarantor Warrant, the Exercise Notice in the form of Exhibit
A attached hereto with signature guaranteed as provided in Section 17Ad-15 of the Securities and Exchange Act of 1934, as amended, and the Aggregate Exercise
Price to the Company at the principal office of the Company at the address set forth in Section 10 or (ii) the delivery by facsimile of an executed and completed Exercise Notice to the Company at the principal office of the Company at the address set forth in Section 10 and delivery to the Company at the principal office of the Company at the address set forth in Section 10 within five (5) consecutive Trading Days thereafter of this Guarantor Warrant, the original Exercise Notice and the Aggregate Exercise Price.

                                      - 3 -

             (b)    Payment of Aggregate Exercise Price. Except in connection
with the payment of the Aggregate Exercise Price pursuant to Section 2(c), payment of the Aggregate Exercise Price shall be made by cash, certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company. If the amount of the payment received by the Company is less than the Aggregate
Exercise Price, the Holder will be notified of the deficiency and shall make payment in that amount within five (5) consecutive Trading Days of such notice.
In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Holder within three (3) Trading Days of both the receipt of such payment and the knowledge of such excess.

             (c)    Exercise Without Payment of Aggregate Exercise Price. To the
extent permitted under then applicable law, the Holder shall be allowed to exercise this Guarantor Warrant in whole or in part, as the case may be, by surrendering this Guarantor Warrant in accordance with Section 2(a), together with a written notice to the Company specifying that the Holder is exercising this Warrant pursuant to this Section 2(c), and in lieu of paying the amount specified in Section 2(b), such Holder shall receive a number of shares of
Common Stock calculated using the following formula, as of the date this Warrant is surrendered:

                                   X = Y(A-B)
                                       ------
                                         A

Where:       X is:  The number of shares of Common Stock to be issued to Holder;

             Y is:  The number of shares of Common Stock for which this
                    Guarantor Warrant is being exercised (as adjusted to the
                    date of such calculation);

             A is:  The Fair Market Value; and

             B is:  The Exercise Price (as adjusted to the date of such calculation).

             (d)    Replacement Warrant. In the event that the Guarantor Warrant is not exercised in full, the number of Guarantor Warrant Shares shall be reduced by the number of such Guarantor Warrant Shares for which this Guarantor
Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to the Holder a new Guarantor Warrant of like tenor and terms in the name of the Holder or as the Holder may request, reflecting such adjusted number of Guarantor Warrant Shares.

      Section 3.    Delivery of Stock Certificates.

             (a)    On the terms and subject to the conditions of this Guarantor
Warrant, as soon as practicable after the exercise of this Guarantor Warrant in full or in part, and receipt by the Company of good funds representing the
Exercise Price, and in any event within seven (7) Trading Days thereafter, the
Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder lawfully may direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Guarantor
Warrant Shares to which the Holder shall be entitled on such exercise, together with any other stock or other securities or property (including

                                      - 4 -

cash, where applicable) to which the Holder is entitled upon such exercise in accordance with the provisions hereof.

             (b)    This Guarantor Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Guarantor
Warrant, in full or in part, would result in the right to acquire any fractional share of Common Stock, then in such event such fractional share shall be considered a whole share of Common Stock and shall be added to the number of
Guarantor Warrant Shares issuable to the Investor upon exercise of this
Guarantor Warrant.

      Section 4.    Representations, Warranties and Covenants of the Company.

             (a)    The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Guarantor Warrant and the Guarantor Warrant
Shares to the Holder.

             (b)    The Guarantor Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

             (c)    The Company has authorized and reserved for issuance to the
Holder the requisite number of shares of Common Stock to be issued pursuant to this Guarantor Warrant. The Company at all times shall reserve and keep available, solely for issuance and delivery as Guarantor Warrant Shares hereunder, such shares of Common Stock as from time to time shall be issuable as
Guarantor Warrant Shares, and accordingly shall adjust the number of such shares of Common Stock promptly upon the occurrence of any of the events specified in
Section 5.

      Section 5.    Adjustment of the Exercise Price. The Exercise Price and,
accordingly, the number of Guarantor Warrant Shares issuable upon exercise of the Guarantor Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

             (a)    Reclassification, Consolidation, Merger; Mandatory Share
Exchange; Sale Transfer or Lease of Assets; Liquidating Dividends. If the
Company, at any time while this Guarantor Warrant is unexpired and not exercised in full, (i) reclassifies or changes its outstanding Capital Shares (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon exercise of this Guarantor Warrant) or
(ii) consolidates, merges or effects a mandatory share exchange with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and that does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding
Capital Shares issuable upon exercise of the Guarantor Warrant) or (iii) sells, transfers or leases all or substantially all of its assets or (iv) makes a distribution of its assets or evidences of indebtedness to the holders of its
Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, then in any such event the Company, or such successor or purchasing

                                      - 5 -

corporation, as the case may be, shall, without payment by the Holder of any additional consideration therefor, amend this Guarantor Warrant or issue a new warrant providing that the Holder shall have rights not less favorable to the
Holder than those then applicable to this Guarantor Warrant and to receive upon exercise under such amendment of this Guarantor Warrant or new warrant, in lieu of each share of Common Stock theretofore issuable upon exercise of this
Guarantor Warrant hereunder, the kind and amount of shares of stock or other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, lease, sale or transfer or distribution by the holder of one share of Common Stock issuable upon exercise of the Guarantor Warrant had this Guarantor Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer or distribution and an appropriate provision for the foregoing shall be made by the Company as part of any such event. Such amended
Guarantor Warrant or new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 5. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges, sales, transfers, leases and distributions.

             (b)    Subdivision or Combination of Shares; Stock Dividends. If
the Company, at any time while this Guarantor Warrant is unexpired and not exercised in full, shall subdivide its Common Stock, combine its Common Stock, pay a dividend in its Capital Shares or make any other distribution of its
Capital Shares to the holders of its Capital Shares, then the Exercise Price shall be adjusted, as of the effective date of such subdivision, combination, dividend or other distribution, to that price determined by multiplying the
Exercise Price in effect immediately prior to such subdivision, combination, dividend or other distribution, by a fraction:

                    (i)     the numerator of which shall be the total number of
outstanding Capital Shares immediately prior to such subdivision, combination, dividend or other distribution, and

                    (ii)    the denominator of which shall be the total number
of outstanding Capital Shares immediately after such subdivision, combination, dividend or other distribution. The provisions of this Section 5(b) shall not apply under any of the circumstances for which an adjustment is made pursuant to
Section 5(a).

             (c)    Anti-dilution Adjustments.

                    (i)     If the Company, at any time while this Guarantor
Warrant is unexpired and not exercised in full, shall issue additional Capital
Shares or Convertible Securities to a person other than the Holder (the
"Additional Capital Shares"), for a consideration per share of Common Stock less than the Exercise Price in effect immediately prior to such issue, the Exercise
Price shall be adjusted, as of the date of such issue of the Additional Capital
Shares, by multiplying the Exercise Price in effect immediately prior to such issue by a fraction, of which the numerator shall be the total number of outstanding Capital Shares (on a fully diluted basis) plus the number of Capital
Shares which the aggregate offering price of the total number of Capital Shares so to be offered (or the aggregate initial conversion price of the Convertible
Securities so to be offered) would purchase at the Exercise Price and of which the denominator shall be the total number of outstanding Capital Shares (on a fully diluted basis) immediately

                                      - 6 -

after such issue; provided, that in any such case in which additional
Convertible Securities are issued, no further adjustments in the Exercise Price shall be made by reason of the subsequent issue of Convertible Securities or
Capital Shares upon the conversion or exercise of such Convertible Securities.

                    (ii)    For the purpose of making any adjustments to the
Exercise Price of this Guarantor Warrant, "Additional Capital Shares" shall not include: (A) any Capital Shares issued pursuant to options, preferred stock, warrants, or other obligations to issue Capital Shares outstanding on the date hereof, (B) any Capital Shares or other securities that may be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company's Board of Directors, (C) any
Capital Shares and/or options, warrants or other rights issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Company's
Board of Director, (D) any Capital Shares and/or options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Company's Board of Directors, (E) any Capital Shares and/or
options, warrants or other rights issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company or
(F) any Capital Shares and/or options, warrants or other rights issued in connection with strategic transactions involving the Company and other entities, including (x) joint ventures, manufacturing, marketing or distribution arrangements or (y) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Company's Board of
Directors. References to Capital Shares in this Section 5(c) shall mean all
Capital Shares issued by the Company and all Capital Shares that may be issued upon conversion or exercise of the Convertible Securities.

                    (iii)   The provisions of this Section 5(c) shall not apply
under any of the circumstances for which an adjustment is made pursuant to
Section 5(a) or Section 5(b).

             (d)    Adjustment of Number of Shares. Upon each adjustment of the
Exercise Price pursuant to any provisions of this Section 5, the number of
Guarantor Warrant Shares issuable hereunder shall be calculated, to the nearest one hundredth of a whole share, multiplying the number of Guarantor Warrant
Shares issuable prior to an adjustment by a fraction:

                    (i)     the numerator of which shall be the Exercise Price
before any adjustment pursuant to this Section 5; and

                    (ii)    the denominator of which shall be the Exercise Price
after such adjustment.

             (e)    Notice of Certain Actions. In the event the Company shall, at a time while the Guarantor Warrant is unexpired and outstanding, take any action pursuant to subsections (a) through (d) of this Section 5 that may result in an adjustment of the Exercise Price, the Company shall notify the Holder of such action, if practicable ten (10) days in advance of its effective date, in order to afford to the Holder an opportunity to exercise the Guarantor Warrant prior to such action becoming effective.

                                      - 7 -

             (f)    Notice of Adjustments. Whenever the Exercise Price or number of Guarantor Warrant Shares shall be adjusted pursuant to this Section 5, the
Company shall promptly deliver by facsimile, with the original delivered by express courier service in accordance with Section 10, a certificate, which shall be signed by any officer of the Company, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's board of directors made any determination hereunder), and the Exercise Price and number of Guarantor Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment.

      Section 6.    No Impairment. The Company will not, by amendment of its
certificate of incorporation or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Guarantor Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the
Holder against impairment. Without limiting the generality of the foregoing, the
Company (a) will not increase the par value of any Guarantor Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Guarantor Warrant
Shares on the exercise of this Guarantor Warrant.

      Section 7.    Rights as Stockholder. Prior to exercise of this Guarantor
Warrant and except as provided in Section 5, the Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Guarantor Warrant
Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings.
However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

      Section 8.    Replacement of Guarantor Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Guarantor Warrant and, in the case of any such loss, theft or destruction of the Guarantor Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Guarantor
Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Guarantor Warrant of like tenor.

      Section 9.    Restricted Securities.

             (a)    Registration or Exemption Required. This Guarantor Warrant
has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance

                                      - 8 -

upon Section 4(2) of the Securities Act and Rule 506 promulgated under the
Securities Act. This Guarantor Warrant and the Guarantor Warrant Shares issuable upon exercise of this Guarantor Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

             (b)    Legends. Any replacement Guarantor Warrants issued pursuant to Section 2 and any Guarantor Warrant Shares issued upon exercise hereof, shall bear the following legends, which may be removed in accordance with the terms and procedures set forth in the Shareholders Agreement:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
      UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR
      OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED,
      PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE
      REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (B)
      PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER
      RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A SHAREHOLDERS AGREEMENT
      WITH THE COMPANY, DATED AS OF ____, 2007, A COPY OF WHICH IS ON FILE AT
      THE OFFICE OF THE COMPANY."

             (c)    Assignment. Assuming the conditions of Section 9(a) above
regarding registration or exemption have been satisfied, and subject to the restrictions on transfers under the Shareholders Agreement, this Guarantor
Warrant shall only be assignable by the Holder to any Affiliate (as defined in
Rule 12b-2 under the Exchange Act) of such Holder, any wholly-owned subsidiary of such Holder or any other Person, managed fund or managed client account over which such Holder or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, in a private transaction exempt from registration under the Securities Act or other applicable securities laws, as confirmed by an opinion of counsel reasonably acceptable to the Company. The Holder shall deliver a written notice to the
Company substantially in the form of the assignment form attached hereto as
Exhibit B (the "Assignment Notice") indicating the person or persons to whom this Guarantor Warrant shall be assigned and the respective number of warrants to be assigned to each assignee, which Assignment Notice shall be countersigned by the assignee(s). The Company shall effect the assignment within ten (10) days of receipt of such Assignment Notice, and shall deliver to the assignee(s)
designated by the Holder a Guarantor Warrant or Guarantor Warrants of like tenor and terms for the specified number of shares. No service charge shall be made to the Holder for any exercise, exchange or registration of transfer of a Guarantor certificate, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Guarantor Warrant Shares upon the exercise of the
Guarantor Warrants, if any; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any new certificates evidencing the Guarantor Warrants or any

                                      - 9 -

certificates for the Guarantor Warrant Shares in a name other than that of the registered Holder upon the exercise of Guarantor Warrants, and the Company shall not be required to issue or deliver such new certificates evidencing the
Guarantor Warrants or certificates for Guarantor Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the
Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

             (d)    Guarantor's Compliance. Nothing in this Section 9 shall
affect in any way the Guarantor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

      Section 10.   Notices. All notices, demands, requests, consents,
approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) upon delivery if hand delivered at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), (ii) on the fifth Business
Day after deposit into the mail, if deposited in the mail, registered or certified, return receipt requested, postage prepaid, addressed to the address designated below, (iii) upon delivery if delivered by reputable express courier service to the address designated below, or (iv) upon confirmation of transmission if transmitted by facsimile to the facsimile number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received). The addresses and facsimile numbers for such communications shall be:

      if to the Company:

              Movie Star, Inc.
              1115 Broadway
              New York, NY 10010.
              Attention:  Melvin Knigin
              Facsimile:  (212) 213-4925

      with a copy (which shall not constitute notice) to:

              Cooley Godward Kronish LLP
              1114 Avenue of the Americas
              New York, New York 10036
              Attention:  Scott L. Kaufman, Esq.
              Facsimile:  (212) 401-4772

      with a second copy (which will not constitute notice) to:

              Graubard Miller
              405 Lexington Avenue, 19th Floor
              New York, New York 10174

                                     - 10 -

              Attention:  Peter M. Ziemba
              Facsimile:  (646) 227-5400

      if to the Holder:

              |X|
              |X|
              |X|
              Attention:  |X|
              Telephone:  |X|
              Facsimile:  |X|

      with a copy (which shall not constitute notice) to:

              |X|
              |X|
              |X|
              Attention:  |X|
              Telephone:  |X|
              Facsimile:  |X|

Either party hereto may from time to time change its address or facsimile number for notices under this Section 10 by giving written notice of such changed address or facsimile number to the other party hereto.

      Section 11.   Governing Law and Venue; Waiver of Jury Trial. THIS
GUARANTOR WARRANT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE
INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER
THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The
parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of
America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Guarantor Warrant and the documents referred to in this Guarantor Warrant, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this
Guarantor Warrant or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or
Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

                                     - 11 -

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE
UNDER THIS GUARANTOR WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT
ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY
WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTOR
WARRANT, OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTOR WARRANT. EACH PARTY
CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY
OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD
NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH
PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH
PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO
ENTER INTO THIS GUARANTOR WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS SECTION 11.

      Section 12.   Severability. If any provision of this Guarantor Warrant or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

      Section 13.   Miscellaneous. This Guarantor Warrant and any term hereof
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Guarantor Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

             WHEREOF, the parties have caused this Guarantor Warrant
to be duly executed and delivered as of the date first above written.

                                        MOVIE STAR, INC.

                                        By: ___________________________________
                                             Name:  |X|
                                             Title: |X|

                                     - 12 -

Agreed:

[HOLDER]

By: ___________________________________
     Name:  |X|
     Title: |X|

                                     - 13 -

                                    EXHIBIT A

                                  EXERCISE FORM

                                Movie Star, Inc.

      The undersigned (the "Registered Holder") hereby irrevocably exercises the right to purchase _________________ shares of Common Stock of Movie Star, Inc., an entity organized and existing under the laws of the State of New York (the
"Company"), evidenced by the attached Guarantor Warrant, and herewith makes payment of $_________ representing the Aggregate Exercise Price with respect to such shares in the form of (i) cash, a certified or official bank check; or (ii)
by wire transfer of immediately available funds to the Company's account at
_________________, _________, _________ (Account No.:_________________).

      The undersigned requests that stock certificates for such Guarantor
Warrant Shares be issued, and a Guarantor Warrant representing any unexercised portion hereof be issued, pursuant to this Guarantor Warrant in the name of the
Registered Holder and delivered to the undersigned at the address set forth below.

      The undersigned hereby represents and warrants to the Company that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities
Act and is acquiring the Guarantor Warrant Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws, and it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Guarantor Warrant Shares, and is capable of bearing the economic risks of such investment. The undersigned understands that: (i) other than pursuant to the Registration Rights Agreement, the resale of Guarantor Warrant Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and the Guarantor Warrant Shares may not be sold or otherwise transferred unless (a)
such securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company's request, the undersigned shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the
Company's counsel) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or
(c) the securities are sold pursuant to Rule 144 promulgated under the
Securities Act; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such
Rule; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The undersigned acknowledges that appropriate restrictive legends will be placed on the certificate or certificates representing the Guarantor Warrant Shares that will be issued pursuant to this Guarantor Warrant and that the Guarantor Warrant
Shares will be subject to the restrictions on transfers set forth in the
Shareholders Agreement.

      Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Guarantor Warrant.

Dated:    ___________________________________________________________

_____________________________________________________________________
Signature of Registered Holder

_____________________________________________________________________
Name of Registered Holder (Print)

_____________________________________________________________________
Address

                                     NOTICE

      The signature on the foregoing Exercise Form must correspond to the name as written upon the face of the attached Guarantor Warrant in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed in the manner provided in Section 17Ad-15 of the Securities and
Exchange Act of 1934, as amended.

                                    EXHIBIT B

                                   ASSIGNMENT

      (To be executed by the registered Holder (the "Registered Holder")
desiring to transfer the Guarantor Warrant, in whole or in part.)

      FOR VALUED RECEIVED, the undersigned Registered Holder of the attached
Guarantor Warrant hereby sells, assigns or transfers unto the person(s) named below (the "Assignee") the right to purchase _________________ shares of the
Common Stock of Movie Star, Inc. evidenced by the attached Guarantor Warrant and does hereby irrevocably constitute and appoint _________________ (attorney) to transfer the number of shares specified of the said Guarantor Warrant on the books of the Company, with full power of substitution in the premises.

      The undersigned Registered Holder represents and warrants to the Company that it has complied with all the transfer requirements set forth under this
Guarantor Warrant and the Shareholders Agreement and that the Assignee is either an Affiliate (as defined in Rule 12b-2 under the Exchange Act) of the undersigned or a Person, managed fund or managed client account over which such the undersigned or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights.

      The undersigned Registered Holder requests that such Guarantor Warrant be issued, and a Guarantor Warrant representing any unsold, unassigned or non-transferred portion hereof be issued, pursuant to this Guarantor Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below.

      The undersigned Assignee hereby represents and warrants to the Company that it is an "accredited investor" within the meaning of Rule 501(a) under the
Securities Act and is acquiring the Guarantor Warrant for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws, and it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Guarantor Warrant, and is capable of bearing the economic risks of such investment. The undersigned Assignee understands that: (i) other than pursuant to the Registration Rights Agreement, the resale of the Guarantor Warrant and the Guarantor Warrant Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and the Guarantor Warrant and the Guarantor Warrant
Shares may not be sold or otherwise transferred unless (a) such securities are sold or transferred pursuant to an effective registration statement under the
Securities Act, (b) at the Company's request, the undersigned Assignee shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company's counsel) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the securities are sold pursuant to Rule 144 promulgated under the Securities Act;
(ii) any sale of such securities made in reliance on Rule 144 under the
Securities Act may be made only in accordance with the terms of such Rule; and
(iii) except as set forth in the Registration Rights Agreement, neither the
Company nor any other Person is under any obligation to register such securities under the Securities Act or any state securities laws or to

comply with the terms and conditions of any exemption thereunder. The undersigned Assignee acknowledges that appropriate restrictive legends will be placed on the certificate or certificates representing the Guarantor Warrants and the Guarantor Warrant Shares that will be issued pursuant to this Guarantor
Warrant and that the Guarantor Warrant and the Guarantor Warrant Shares will be subject to the restrictions on transfers set forth in the Shareholders
Agreement.

      Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Guarantor Warrant.

Dated:    ___________________________________________________________

_____________________________________________________________________
Signature of Registered Holder

_____________________________________________________________________
Name of Registered Holder (Print)

_____________________________________________________________________
Signature of Assignee

_____________________________________________________________________
Name of Assignee (Print)

_____________________________________________________________________
Address of Assignee (including zip code number)

                                     NOTICE

      The signature on the foregoing Assignment must correspond to the name as written upon the face of the attached Guarantor Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT M

                     FORM OF COMPANY STOCKHOLDERS AGREEMENT

                        See Exhibit 10.1 to this Form 8-K